As filed with the Securities and Exchange Commission on November 14, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEARSIGN COMBUSTION CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Washington	3823	26-2056298
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12870 Interurban Avenue South
Seattle, Washington 98168
(206) 673-4848
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Rutkowski
Chief Executive Officer
ClearSign Combustion Corporation
12870 Interurban Avenue South
Seattle, Washington 98168
(206) 673-4848
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Erick Richardson, Esq.
Kevin Friedmann, Esq.
Edgar D. Park, Esq.
Richardson & Patel, LLP
750 Third Avenue, 9th Floor
New York, New York 10017
Fax: (917) 591-6898

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.0001 par value per share (2)	$18,000,000	$2,089.80
Underwriter Warrant (3)(4)	$100	—
Shares of Common Stock underlying Underwriter’s Warrant	$1,800,000	$208.98
Common Stock, $0.0001 par value per share (5)	$9,183,780	$1,066.24
Total		$3,365.02

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Offered pursuant to the registrant’s initial public offering, including shares of our common stock amounting to 15% of the shares offered to the public, that the underwriter has the option to purchase to cover over-allotments, if any.

(3)	No registration fee required pursuant to Rule 457(g) under the Securities Act of 1933.

(4) (5)
Represents a warrant granted to the underwriter to purchase up to shares of common stock amounting to 10% of the number of shares sold to the public in this offering.

Represents shares of the registrant’s common stock being offered for resale by the selling security holders named in this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus, as set forth below.

•
Public Offering Prospectus.  A prospectus to be used for the initial public offering by the Registrant of $________________ of common stock (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•
Selling Security Holder Prospectus.  A prospectus to be used in connection with the potential resale by certain selling security holders of up to an aggregate of 1,530,630 shares of the registrant’s common stock (the “Selling Security Holder Prospectus”).

The Public Offering Prospectus and the Selling Security Holder Prospectus will be identical in all respects except for the following principal points:

•	they contain different front covers;

•	they contain different tables of contents;

•	the summary of The Offering is deleted from the Selling Security Holder Prospectus;

•	they contain different Use of Proceeds sections;

•	a Shares Registered for Resale section is included in the Selling Security Holder Prospectus;

•	the Underwriting section from the Public Offering Prospectus is deleted from the Selling Security Holder Prospectus and a Plan of Distribution section is inserted in its place;

•	the Legal Matters section in the Selling Security Holder Prospectus deletes the reference to counsel for the underwriter; and

•	they contain different back covers.

The registrant has included in this registration statement, after the financial statements, a set of alternate pages to reflect the foregoing differences between the Selling Security Holder Prospectus and the Public Offering Prospectus.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________

PRELIMINARY PROSPECTUS

__________ Shares of Common Stock

ClearSign Combustion Corporation is offering ________ shares of its common stock, $0.0001 par value.

This is an initial public offering of our common stock.  There is presently no public market for our common stock.  We intend to apply for listing of our common stock on The NASDAQ Capital Market under the symbol “____”, which listing we expect to occur upon consummation of this offering.   No assurance can be given that our application will be approved. If the application is not approved, we will not complete this offering.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 7 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us (before expenses)	$	$

The underwriter also may purchase additional shares of our common stock amounting to 15% of the number of shares stated above, within 45 days of the date of this prospectus to cover over-allotments, if any, on the same terms set forth above.

In connection with this offering, we have also agreed to issue to MDB Capital Group LLC a warrant to purchase shares of our common stock in an amount up to 10% of the shares of common stock sold in this offering, with an exercise price equal to the per-share public offering price.

The underwriter expects to deliver the shares on or about _____________________, 2011.

MDB Capital Group LLC

The date of this prospectus is _______________, 2011.

ClearSign

Combustion accounts for two-thirds of global energy use, and the value of combustion-related assets and equipment is estimated to be in the trillions of dollars.

ClearSign ECC™ Technology could transform industries that rely on combustion.

Reduced Emissions • Greater Efficiency • Fuel Flexibility

Industrial Solid Fuels
Natural Gas-Fired Boilers
ClearSign ECC™ Technology
Petrochemical Processing
Coal-Fired Power Generation

We estimate the Total Addressable Market for Electrodynamic Combustion Control™ solutions to be between \$5.4 billion and \$12.8 billion in the United States alone.

www.ClearSignCombustion.com

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Unless otherwise stated or the context otherwise requires, the terms “ClearSign,” “we,” “us,” “our” and the “Company” refer to ClearSign Combustion Corporation.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with additional or different information.  The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

No dealer, salesperson or any other person is authorized in connection with this offering to give any information or make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any circumstance in which the offer or solicitation is not authorized or is unlawful.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions in this prospectus.  These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” included in this prospectus, as well as in this prospectus generally.  In particular, these include statements relating to future actions, prospective products, applications, customers, technologies, future performance or results of anticipated products, expenses, and financial results.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Our limited cash and a history of losses;

•	Our ability to achieve profitability;

•	Our limited operating history;

•	Our industry being characterized by emerging competition and rapidly advancing technology;

•	Customer demand for the products and services we develop;

•	The impact of competitive or alternative products, technologies and pricing;

•	Our ability to manufacture any products we develop;

•	General economic conditions and events and the impact they may have on us and our potential customers;

•	Our ability to obtain adequate financing in the future;

•	Our ability to continue as a going concern;

•	Our success at managing the risks involved in the foregoing items; and

•	Other factors discussed in the “Risk Factors” section of this prospectus.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus.  We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws.  Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under the section entitled “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, we cannot assure you that the forward-looking statements contained in this prospectus will in fact occur.  You should not place undue reliance on these forward-looking statements.

Third Party Data

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information.   While we believe that the statistical data, market data and other industry data and forecasts are reliable and we are responsible for all of the disclosure in this prospectus, we have not independently verified the data.

iii

Prospectus Summary

This summary highlights selected information contained elsewhere in this prospectus and does not contain all the information that you need to consider in making your investment decision.  You should carefully read this entire prospectus, as well as the information to which we refer you, before deciding whether to invest in our common stock.  You should pay special attention to the “Risk Factors” section of this prospectus to determine whether an investment in our common stock is appropriate for you.

This registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and our securities.  With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed or incorporated by reference as an exhibit to the registration statement.

About ClearSign Combustion Corporation

We design, develop and market technologies that aim to improve key performance characteristics of combustion systems including energy efficiency, emissions control, fuel flexibility and overall cost effectiveness. Our Electrodynamic Combustion Control™ (ECC™) technology introduces a computer-controlled electric field into the combustion zone to improve control of flame shape and heat transfer.  This same technique can also be used to optimize the complex chemical reactions that occur during combustion in order to minimize harmful emissions while maximizing system efficiency.

While in principle our technology can be applied at any scale, we believe the potential cost savings and economic benefits to large-scale combustion systems, such as those used to provide heat for industrial processes or to generate electric power, are considerable.  We believe that our technology will allow customers to benefit from substantially reduced costs associated with the construction (including refurbishment and upgrade), operation and maintenance of these systems, as compared to combustion systems that use currently available technology.  We believe that our technology may also substantially reduce the cost of compliance with air quality regulations as compared to the current generation of air pollution control (APC) technologies.  Electrodynamic Combustion Control™ is, to our knowledge, the only combustion technology that exists today that has the ability to simultaneously improve emissions control performance and meet regulatory standards, while yielding a significant increase in energy efficiency.  Our technology can be adapted to various fuel types and multiple system sizes and configurations, and can be deployed on both a retrofit and new-build basis.

We were incorporated in Washington on January 23, 2008.  The address of our corporate headquarters is 12870 Interurban Avenue South, Seattle, Washington 98168 and our telephone number is (206) 673-4848.  Our website can be accessed at www.clearsigncombustion.com.  The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.

Our Industry

Nearly two-thirds of the world’s total energy consumption is accounted for by combustion of hydrocarbon and other fuels in boilers, furnaces, kilns and turbines. These are used to generate electrical power, to provide heat for all manner of industrial processes and for building heat. The combined value of these capital assets in the United States alone is in the trillions of dollars and they consume and produce more than 50 quadrillion British thermal units (Btus) of energy annually in the U.S.  In order to maximize energy efficiency while keeping pace with regulatory guidelines for air pollution emissions, operators of these systems invest billions of dollars each year installing, maintaining and upgrading a variety of costly process control, air pollution control and monitoring systems.

Our Proprietary Technology

Overview.  We have developed a proprietary technology platform that we believe may increase energy efficiency, and improve fuel flexibility and environmental performance for most types of industrial and commercial combustion systems.  These systems account for the majority of energy utilization worldwide, and include those used in:

•	electrical power generation,

•	the hydrocarbon and chemical processing industries,

•	petroleum refining, and

•	all manner of industrial and commercial steam generation and industrial process heat.

Technical requirements.  Our technology consists, in its simplest form, of four major components: (a) a computer, (b) software delivering proprietary algorithms to (c) a power amplifier (resident outside the combustion chamber) and (d) electrode(s) (inside the combustion chamber).  The electrodes are designed to best suit the specific geometry of a given installation.  Because the system’s basic components are available ‘off the shelf’, or require manufacturing techniques that are well within the current state of the art, ClearSign does not depend on any third-party external technology that has not yet been developed.

ClearSign’s Electrodynamic Combustion Control™ technology makes use of computer-controlled high-voltage electric fields to manipulate the movement of electrically charged molecules (ions) that are a natural product of the combustion process.  The pulsed field creates very powerful electrostatic forces (body forces) within the flame and the surrounding gas cloud. These forces can be manipulated to precisely control flame shape and the transfer of heat to, through, or away from a surface as desired.  Because we can selectively target and mobilize specific charged molecules, our technology provides an unprecedented level of precision for optimizing combustion chemistry to suppress formation of pollutants at the flame source.

This approach enables multiple effects to be applied individually or in combination, including the following:

•	Better combustion – less unburned fuel and better fuel/air mixing increases efficiency and reduces pollutant formation.

•	Superior flame quality – optimizes flame shape and flame stability to maximize energy efficiency.

•	Precision control of heat transfer – increases thermal efficiency and therefore, fuel efficiency.

•
Control over combustion reaction chemistry – enables control over flame chemistry, which can selectively promote, suppress, retard or accelerate chemical reactions as desired to minimize formation of pollutants and enhance pollution abatement.

•
Agglomeration of particulate – particulate matter in exhaust is formed into large, more easily removed clusters, which are much more efficiently removed compared to particulate generated by existing technologies.

The gain in energy efficiency provided by our technology in boilers, kilns, furnaces and turbines stems in part from our ability to precisely control the flow of hot gases within a gas volume.   In most cases, efficiency is increased by increasing heat flux onto targeted surfaces and reducing heat loss from other surfaces.  Additionally, because the formation of pollutants is greatly reduced at the source, the ‘load’ placed on downstream pollution control equipment is also reduced, lowering both capital and operating expense and yielding a positive return on investment for system operators.

Intellectual Property.  Our background research has not identified any prior art that would affect our freedom to operate. To date, ClearSign has conceived and recorded, and is diligently working toward reduction to practice or constructive reduction to practice on, more than 100 inventions that we believe represent proprietary, patentable subject matter. To date, we have filed eleven patent applications and plan to prepare and file more.  See “Intellectual Property Protection” for additional information.

Prototypes and Experimental Data.  We have designed and/or built several prototype systems: a small “bench-top” configuration of 5,000 Btu/hour, a larger system of 25,000 Btu/hour and a commercially referenceable scale reactor of 250,000 to 1,000,000 Btu/hour to demonstrate the technology with both pre-mixed and diffusion flames.  This reactor can accommodate a variety of fuel types and can be up-, down-, or side-fired.  We have conducted numerous experiments using a variety of analytical and measurement tools to record data relating to heat transfer, heat distribution, pollutant formation, flame shape and other parameters.  The results we have obtained from these prototypes suggest our technology will address some of the key challenges and priorities expressed by our market partners, indicating what we believe will be a rapid path to commercialization and a robust product pipeline. ClearSign’s ability to control and improve both flame chemistry and heat transfer in commercial-scale configurations for multiple fuels indicates a wide range of potential applications.

Our repeated tests using multiple fuel types including coal, tire-derived-fuel (TDF) and wood, have shown reductions in visible particulate matter (PM) of over 90% (using EPA test Method 9, a measure of visible opacity at timed intervals), with significant, simultaneous reductions in carbon monoxide (CO) and exit gas temperature (indicative of superior heat transfer to the process).  In testing we have achieved such reductions in unburned carbon, CO, and particulates without increased NOX emissions.  We have also demonstrated the ability to selectively and precisely control flame shape, heat transfer and heat distribution.

Early experiments and designs by us also suggest improvements in flame stability and that the technology could be retrofitted to or even replace Low and Ultra-Low NOX burners. This may result in the potential efficiency increases on the order of 20% to 30% for a large number of industrial gas-fired boilers.

Key technical challenges.  As with any new industrial technology, scaling our technology from lab prototype to a field-operating unit will require deliberate staging from the initial retrofit installation of systems of a “meaningful but manageable” scale, to progressively larger and more complex systems.  We are currently beginning testing a system with a 1,000,000 Btu/hr burner, which is similar in size to the wall-fired burners used in some configurations of steam methane reformers (SMR) used in the production of hydrogen. Because of the large numbers, wide variety and varying capacities of combustion systems, we believe we will be able to identify and target progressively larger systems without requiring significant ‘step-function’ increases in scale.

Our Target Markets

Overview.   We believe that both the industrial combustion and power generation segments offer enormous opportunity for us with a total addressable market for ClearSign ECC estimated to be between $5.4 billion and $12.8 billion in the United States alone. Each segment, however, has significantly different design-build and sales cycles.  The power generation opportunity is characterized by large individual installations (ranging into the billions of dollars), with longer times to revenue.  Industrial combustion systems are generally smaller, much more numerous, and tend to be represented by a manageable number of design variations.  For this reason, we intend to target the retrofit of industrial combustion systems as an early market entry point, using techniques developed from these early installations to inform the design of systems for larger utility boilers.

Partners.  We intend to form research and development partnerships in order to further develop and commercialize our technology.  Among the types of partners ClearSign will seek to establish relationships with are:

•	Industry research groups, whose mission is the development and testing of new technologies for the eventual benefit of their member companies;

•	Government entities such as the U.S. Department of Energy, that are chartered with the development of longer-range and potentially disruptive energy technologies;

•	Engineering and Construction (E&C) companies interested in differentiating their offerings while increasing profitability;

•	Large OEMs interested in the competitive advantage ClearSign’s technology might provide.

ClearSign plans to initially market solutions that will enable cost-effective retrofitting of our technology onto existing, standard system designs to simultaneously improve both their energy efficiency and pollution control characteristics.  ClearSign also believes that, as a next-stage development effort, our technology will form the basis of completely redesigned, next-generation combustion systems with disruptive performance characteristics, offering benefits to operators which are not possible using conventional system designs.

We believe that our Electrodynamic Combustion Control™ technology has the potential to transform industries that rely upon combustion, and is broadly applicable in large, scalable, global markets.

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described under “Risk Factors” beginning on page 7 of this prospectus, as well as other information included in this prospectus, including our financial statements and the notes thereto, before making an investment decision.

THE OFFERING

The following summary contains basic information about our initial public offering and our common stock and is not intended to be complete.  It does not contain all the information that may be important to you.  For a more complete understanding of our common stock, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Issuer	ClearSign Combustion Corporation, a Washington corporation.

Common stock offered by us	__________ shares of common stock, par value $0.0001 per share.

Over-allotment option
We have granted our underwriter, MDB Capital Group LLC, an option to purchase up to an additional ____________ shares of common stock within 45 days of the date of this prospectus in order to cover over-allotments, if any.

Common stock outstanding prior to this offering	4,118,114 shares of common stock (1)(2)

Common stock outstanding after this offering	_________ shares of common stock (1)(2)

Use of Proceeds	We intend to use the net proceeds from our sale of common stock in this offering for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Market and trading symbol for the common stock	There is currently no market for our common stock. We intend to apply for listing of our common stock on The NASDAQ Capital Market under the symbol “____”.

Underwriter common stock purchase warrant
In connection with this offering, we have also agreed to sell to MDB Capital Group LLC a warrant to purchase up to 10% of the shares of common stock sold in this offering.  If this warrant is exercised, each share may be purchased by MDB Capital Group LLC at $_____ per share (100% of the price of the shares sold in this offering.)

Lockup Agreements
Each of our officers, directors and shareholders beneficially owning 5% or more of our common stock have agreed that for a period of six months from the effective date of this offering, they will be subject to a lockup prohibiting any sales, transfers or hedging transactions in our securities held by them.  See section titled “Lockup Agreements” in this prospectus.

(1)	The number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of September 30, 2011 and, excludes:

•	290,000 shares of our common stock issuable upon exercise of stock options under our 2011 Equity Incentive Plan at a weighted average exercise price of $2.75 per share;

•	173,091 shares of our common stock reserved for issuance under outstanding warrant agreements, at a weighted average exercise price of $2.57 per share.

•	110,000 shares of our common stock reserved for future issuance under our 2011 Equity Incentive Plan.

Unless otherwise specifically stated, information throughout this prospectus assumes that none of our outstanding options or warrants to purchase shares of our common stock are exercised.

(2)	Unless otherwise indicated, the number of shares of common stock presented in this prospectus excludes shares issuable pursuant to the exercise of the underwriter’s over-allotment option.

SUMMARY SELECTED FINANCIAL INFORMATION

The table below includes historical selected financial data for each of the years ended December 31, 2010 and 2009, derived from our audited financial statements included elsewhere in this prospectus. The table below also includes historical financial data for the six month periods ended June 30, 2011 and 2010, derived from our unaudited financial statements included elsewhere in this prospectus.

You should read the historical selected financial information presented below in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our financial statements and the notes to those financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period.

	For the Years Ended December 31,		For the Six Months Ended June 30,
	2010	2009	2011	2010
STATEMENT OF OPERATIONS:			(Unaudited)
Operating Expenses
Research and Development	$-	$2,436	$120,138	$-
General and Administrative	395,338	526,336	1,479,329	210,791
Total Operating Expenses	395,338	528,772	1,599,467	210,791
Loss from Operations	(395,338)	(528,772)	(1,599,467)	(210,791)
Other Income (Expense)	(249)	-	1,045	-

Net loss	$(395,587)	$(528,772)	$(1,598,422)	$(210,791)

Net loss per common share, basic and diluted	$(0.18)	$(0.25)	$(0.52)	$(0.10)

Weighted average common shares outstanding, basic and diluted	2,235,426	2,104,325	3,052,036	2,205,067

	December 31,		June 30,
	2010	2009	2011	2010
STATEMENT OF FINANCIAL CONDITION:			(Unaudited)
Working Capital	$(373,948)	$(246,006)	$1,863,519	$(380,459)
Total Assets	100,522	56,724	2,553,047	47,158
Total Current Liabilities	417,328	246,055	615,299	380,459
Total Stockholders’ Equity (Deficit)	(316,806)	(189,331)	1,937,748	(333,301)

RISK FACTORS

We are subject to various risks that may materially harm our business, prospects, financial condition and results of operations.  An investment in our common stock is speculative and involves a high degree of risk. In evaluating an investment in shares of our common stock, you should carefully consider the risks described below, together with the other information included in this prospectus.

The risks described below are not the only risks we face.  If any of the events described in the following risk factors actually occurs, or if additional risks and uncertainties later materialize, that are not presently known to us or that we currently deem immaterial, then our business, prospects, results of operations and financial condition could be materially adversely affected.  In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our shares.  The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Business

We are a company with a limited operating history and our future profitability is uncertain.  We anticipate future losses and negative cash flow, which may limit or delay our ability to become profitable.

We are a company with a limited operating history and no revenues to date.  We expect to expend significant resources on research and development, intellectual property protection, consulting services, advertising, hiring of personnel and general and administrative operating costs.  We aim to obtain the necessary working capital for operations through the offering and sale of our securities, but we may not be able to obtain financing in amounts sufficient to finance our business plans.  We have not yet demonstrated our ability to generate revenue, and we may not be able to produce revenues or operate on a profitable basis.  As a result, we have incurred losses since our inception and expect to experience operating losses and negative cash flow for the foreseeable future.  As of June 30, 2011, we had a total accumulated deficit of $3,112,365.

We anticipate our losses will continue to increase from current levels because we expect to incur additional costs and expenses related to prototype development, consulting costs, laboratory development costs, marketing and other promotional activities, the addition of engineering and manufacturing personnel, and the continued development of relationships with strategic business partners.  Nonetheless, it is not possible to provide assurances that the products we develop will become commercially viable, generate revenues, or become profitable.  Even if commercially viable applications for our technology are developed, we may not fully recover our research and development expenses.

Our independent registered public accounting firm has issued an unqualified opinion with an explanatory paragraph to the effect that there is substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has issued an unqualified opinion with an explanatory paragraph to the effect that there is substantial doubt about our ability to continue as a going concern.  This unqualified opinion with an explanatory paragraph could have a material adverse effect on our business, financial condition, results of operations and cash flows.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” and Note 2 to our financial statements included elsewhere in this prospectus.

We have no committed sources of capital and do not know whether additional financing will be available when needed on terms that are acceptable, if at all.  This going concern statement from our independent registered public accounting firm may discourage some investors from purchasing our stock or from providing alternative capital financing to us.  The failure to satisfy our capital requirements will adversely affect our business, financial condition, results of operations and prospects.

Unless we raise additional funds, either through the sale of equity securities or one or more collaborative arrangements, we will not have sufficient funds to continue operations.  Even if we take these actions, they may be insufficient, particularly if our costs are higher than projected or unforeseen expenses arise.

We may be required to raise additional financing by issuing new securities, which may have terms or rights superior to those of our shares of common stock, which could adversely affect the market price of our shares of common stock and our business.

We will require additional financing to fund future operations, including expansion, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies.  We may not be able to obtain financing on favorable terms, if at all.  If we raise additional funds by issuing equity securities, the percentage ownership of our then-current shareholders will be reduced.  Further, we may have to offer new investors in our equity securities rights that are superior to the holders of common stock, which could adversely affect the market price and the voting power of shares of our common stock.  If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.

Current worldwide economic conditions may adversely affect our business, operating results and financial condition.

The United States economy has recently experienced, and continues to experience, slower growth.  Some financial and economic analysts predict that the world economy may be entering into a period of prolonged slow economic growth characterized by high unemployment, limited availability of credit, increased rates of default and bankruptcy, and decreased consumer and business spending.  These developments, if they occur, could negatively affect our business, prospects, operating results and financial condition in a number of ways.  For example, recent worldwide economic developments have had, and may continue to have, an adverse effect on the global credit markets.  Credit has tightened significantly in the last several years, resulting in financing terms that are less attractive to borrowers, and in many cases, the unavailability of certain types of debt financing.  If these economic conditions continue or worsen, and if we are required to obtain debt financing during some stage of our development to meet our working capital or other business needs, we may not be able to obtain that financing.  Further, even if we are able to obtain the financing we need, it may be on terms that are not favorable to us, with increased financing costs and restrictive covenants.

If we do not receive additional financing when and as needed in the future, we may not be able to continue the research, development and commercialization of our technology and materials.

Our business is highly capital-intensive, and requires significant capital investments in order for it to develop to its potential.  We will likely require substantial additional funds in excess of our current financial resources in the future for research, development and commercialization of our technology, to obtain and maintain patents and other intellectual property rights in our technology, and for working capital and other purposes, the timing and amount of which are difficult to ascertain.  Our cash on hand will likely not be sufficient to meet all of our future needs.  When and as we need additional funds, such funds may not be available on commercially reasonable terms or at all.  If we cannot obtain additional funding when and as needed, our business might fail.  Additionally, if we attempt to raise funds in a future offering of shares of our common stock, preferred stock or warrants, or if we engage in acquisitions involving the issuance of such securities, the issuance of these shares could dilute the ownership of our then-existing security holders.

Our brand name and technology may not achieve recognition in our market segment, and if this were to occur our results of operations and financial condition would suffer.

Our brand name and technology are new and unproven.  If we are unable to effectively develop and timely promote our brand and technology and gain recognition in our market segment, we may not be able to successfully achieve sales revenue and our results of operations and financial condition would then suffer.  Our ability to achieve future revenue will depend highly upon the awareness of our potential customers of our products, services and solutions.  While we plan to achieve this brand recognition and awareness over time, there cannot be assurance that awareness and recognition of our brand will develop in a manner or pace that is necessary for us to achieve profitability in the near term.

We may fail to adequately protect our proprietary technology, which would allow our competitors to take advantage of our research and development efforts.

Our long-term success largely depends on our ability to market our technology.  We rely on a combination of patent, trade secret and other intellectual property laws, confidentiality and security procedures and contractual provisions to establish and protect our proprietary rights in our technology, products and processes.  If we fail to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary technologies.  Our pending or future patent applications may not result in issued patents.  In addition, any patents issued to us in the future may not contain claims sufficiently broad to protect us against third parties with similar technologies or products or from third parties infringing such patents or misappropriating our trade secrets or provide us with any competitive advantage.  In addition, effective patent and other intellectual property protection may be unenforceable or limited in foreign countries.  If a third party initiates litigation regarding the validity of our patents, and is successful, a court could revoke our patents or limit the scope of coverage for those patents.

We also rely upon trade secrets, proprietary know-how and continuing technological innovation to remain competitive.  We protect this information with reasonable security measures, including the use of confidentiality and invention assignment agreements with our employees and consultants and confidentiality agreements with strategic partners.  It is possible that these agreements may not be sufficient or that these individuals or companies may breach these agreements and that any remedies for a breach will be insufficient to allow us to recover our costs and damages.  Furthermore, our trade secrets, know-how and other technology may otherwise become known or be independently discovered by our competitors.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

A third party may sue us or one of our current or future strategic collaborators for infringing its intellectual property rights.  Likewise, we may need to resort to litigation to enforce our patent rights or to determine the scope and validity of third-party intellectual property rights.  The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our efforts.  Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources.  If we do not prevail in this type of litigation, we or our strategic collaborators may be required to pay monetary damages; stop commercial activities relating to our product; obtain one or more licenses in order to secure the rights to continue manufacturing or marketing certain products; or attempt to compete in the market with substantially similar products.  Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue some of our operations.  In addition, a court may require that we pay expenses or damages, and litigation could disrupt our commercial activities.

If we are unable to keep up with rapid technological changes, our products may become obsolete.

The market for alternative energy products is characterized by significant and rapid technological change and innovation.  Although we intend to employ our technological capabilities to create innovative products and solutions that are practical and competitive in today’s marketplace, future research and discoveries by others may make our products and solutions less attractive or even obsolete compared to other alternatives that may emerge.

Our efforts may never demonstrate the feasibility of our product.

Our research and development efforts remain subject to all of the risks associated with the development of new products based on emerging and innovative technologies, including without limitation unanticipated technical or other problems, our ability to scale our technology to large, industrial applications, conditions in the field during installation and the possible insufficiency of funds for completing development of these products.  Technical problems, including those specific to customer site implementation, may result in delays and cause us to incur additional expenses that would increase our losses.  If we cannot complete, or if we experience significant delays in completing, research and development of our technology for use in potential commercial applications, particularly after incurring significant expenditures, our business may fail.

Our technology and its industrial applications have not yet been safety tested.

There is inherent danger in dealing with the combustion process.  There is additional danger in modifying this process in ways that are new and, as yet, untested on a commercial scale. Although we have not yet encountered any areas of risk in the development or testing of our products beyond those already inherent in the combustion process or those particular to an industrial site, the Company may be exposed to liabilities should an industrial accident occur during development, testing, or operation in our laboratory or during field implementation of our technology.

We will depend on approval from various local, state and federal agencies to implement and operate our technology

Our technology includes augmentation of the combustion process, inclusion of an electric field to selectively promote, suppress, retard or accelerate chemical reactions as desired, and a resulting reduction in certain emissions and required air pollution control.  Field implementation of our technology will therefore require permits from various local, state and federal agencies that regulate mechanical and electrical infrastructure and fire and air pollution control.  Our technology may be subject to heightened scrutiny since it will be new to these governing bodies.  As such, there may be delays or rejections in applications of portions of or all of our technology in the individual jurisdictions involved.

Market acceptance of our technology is difficult to predict.

We cannot predict the rate of adoption or acceptance of our technology by customers, thought leaders or channel partners. While we may be able to effectively demonstrate the feasibility of our technology, this does not guarantee the market will accept it, nor can we control the rate at which such acceptance may be achieved. In certain of our market segments, there is a well-established channel with a limited number of companies engaged in reselling to our target customers. Failure to achieve productive relations with a sufficient number of these partners may impede adoption of our solutions. Additionally, some customers in our target industries are historically risk-averse and, on occasion, have been slow to adopt new technologies. If our target customers are slow to adopt our technology, we may require additional investment capital beyond the net proceeds of this offering in order to continue our operations.

Because our technology has not yet been fully developed or implemented, we are uncertain of our profit margins and  whether such profit margins, if achieved,  will be able to sustain our business.

We have neither completed laboratory testing, nor fully developed our product, cost of goods or pricing. As a result, we cannot predict our profit margins. Our operating costs could increase significantly compared to those we currently anticipate due to unanticipated results from the development process, application of our technology to unique or difficult processes, regulatory requirements and particular field implementations.  Further, we envision our pricing to be highly dependent on the benefits that our customers believe they will achieve using our products.  Accordingly, we cannot predict whether or when we will achieve profitability, and if achieved, the amount of such profit margins.

Many of our potential competitors have greater resources, and it may be difficult to compete against them.

The alternative energy industry is characterized by intense competition.  Many of our potential competitors have better name recognition and substantially greater financial, technical, manufacturing, marketing, personnel and/or research capabilities than we do.  Although at this time we are unaware that any of our potential competitors have technology similar to ours, if and when we release products based on our technology, potential competitors may respond by developing and producing similar products.   Many firms in the alternative energy industry have made and continue to make substantial investments in improving their technologies and manufacturing processes.  In addition, they may be able to price their products below the marginal cost of production in an attempt to establish, retain or increase market share.  Because of these circumstances, it may be difficult for us to compete successfully in the alternative energy market.

The loss of the services of our key management and personnel or the failure to attract additional key personnel could adversely affect our ability to operate our business.

A loss of one or more of our current officers or key employees could severely and negatively impact our operations.  Specifically, the loss of services of Richard Rutkowski, Chief Executive Officer and President, or Joseph Colannino, Chief Technology Officer, could significantly harm our business.  We have no present intention of obtaining key-man life insurance on any of our executive officers or management.  Additionally, competition for highly skilled technical, managerial and other personnel is intense. As our business develops, we might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful. If we fail to attract and retain the necessary technical and managerial personnel, our business will suffer and might fail.

Risks Related to this Offering and Owning Our Common Stock

Prior to the completion of our initial public offering, there was no public trading market for our common stock.

The offering under this prospectus is an initial public offering of our securities.  Prior to the closing of the offering, there will have been no public market for our Common Stock.  While we plan to list our shares on the Nasdaq Capital Market, we cannot assure you that our listing application will be approved, and that a public market for our common stock will develop.  If our Nasdaq listing application is not approved, we may not complete the offering.

If a public market for our common stock develops, it may be volatile.  This may affect the ability of our investors to sell their shares as well as the price at which they sell their shares.

If a market for our common stock develops, the market price for the shares may be significantly affected by factors such as variations in quarterly and yearly operating results, general trends in the alternative energy industry, and changes in state or federal regulations affecting us and our industry.  Furthermore, in recent years the stock market has experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies.  Such broad market fluctuations may adversely affect the market price of our common stock, if a market for it develops.

We have the right to issue shares of preferred stock.  If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 2,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors.  However, no preferred stock is currently issued and outstanding.  Our board of directors is empowered, without shareholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock.  No shares of preferred stock are presently issued and outstanding and we have no immediate plans to issue shares of preferred stock.  The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stock holders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering.  The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock offered hereby.  We cannot assure you that the Company will not, under certain circumstances, issue shares of its preferred stock.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and to cover operating costs and to otherwise become and remain competitive.  We do not plan to pay any cash dividends with respect to our securities in the foreseeable future.  We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend.  Therefore, you should not expect to receive cash dividends on the common stock we are offering.

Management of our Company is within the control of the board of directors and the officers.  You should not purchase our common stock unless you are willing to entrust management of our Company to these individuals.

All decisions with respect to the management of the Company will be made by our board of directors and our officers, who will beneficially own ___% of our common stock to the extent all of the common stock we are offering is sold.  Holders of the common stock who purchase in this offering will not obtain majority control of the Company.  The shareholders prior to this offering, therefore, will retain the power to elect a majority of the board of directors who shall, in turn, have the power to appoint the officers of the Company and to determine, in accordance with their fiduciary duties and the business judgment rule, the direction, objectives and policies of the Company including, without limitation, the purchase of businesses or assets; the sale of all or a substantial portion of the assets of the Company; the merger or consolidation of the Company with another corporation; raising additional capital through financing and/or equity sources; the retention of cash reserves for future product development, expansion of our business and/or acquisitions; the filing of registration statements with the Securities and Exchange Commission for offerings of our capital stock; and transactions which may cause or prevent a change in control of the Company or its winding up and dissolution.  Accordingly, no investor should purchase the common stock we are offering unless such investor is willing to entrust all aspects of the management of the Company to such individuals.

We have a significant number of options and warrants outstanding and we may issue additional options in the future to employees, officers, directors, independent contractors and agents.  Sales of the underlying shares of common stock could adversely affect the market price of our common stock.

As of September 30, 2011, we had outstanding options and warrants for the purchase of 290,000 and 173,091 shares of common stock, respectively.  Under the ClearSign Combustion Corporation 2011 Equity Incentive Plan (the “Plan”), we have the ability to grant awards of options to employees, officers, directors, independent contractors and agents.  Furthermore, we have reserved an additional 110,000 shares of common stock for such awards and the Plan provides that this number may increase quarterly beginning on October 1, 2011 up to ten percent (10%) of the number of shares issued by the Company each quarter.  The holders may sell these shares in the public markets from time to time, without limitations on the timing, amount or method of sale.  If our stock price rises, the holders may exercise their warrants and options and sell a large number of shares.  This could cause the market price of our common stock to decline.

We will incur significant increased costs as a result of becoming a public company that reports to the Securities and Exchange Commission and our management will be required to devote substantial time to meet compliance obligations.

As a public company reporting to the Securities and Exchange Commission, we will incur significant legal, accounting and other expenses that we did not incur as a private company.  We will be subject to reporting requirements of the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Commission that impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices.  In addition, on July 21, 2010, the Dodd-Frank Wall Street Reform and Protection Act was enacted.  There are significant corporate governance and executive compensation-related provisions in the Dodd-Frank Act that are expected to increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and may also place undue strain on our personnel, systems and resources.  Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives.  In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers.

Even if the initial listing of our common stock on the Nasdaq Capital Market is achieved, we may not continue to satisfy the Nasdaq Capital Market’s continued listing requirements, in which case our common stock may become subject to the “penny stock” rules of the Securities and Exchange Commission.  Furthermore, the trading market in our securities may be limited, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that (i) has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share or (ii) is not registered on a national securities exchange or listed on an automated quotation system sponsored by a national securities exchange.  Currently, our common stock is subject to these “penny stock” rules.

For any transaction involving a penny stock, unless exempt, Rule 15g-9 of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and the investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	attests that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies made available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our shareholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations.  In general, pursuant to Rule 144, non-affiliate shareholders may sell freely after six months subject only to the current public information requirement (which disappears after one year).  Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements.  Of the 4,118,114 shares of our common stock outstanding as of September 30, 2011, approximately 2,668,214 shares are held by “non-affiliates” and are, or will be, freely tradable without restriction, and the remaining shares are held by our “affiliates”, as of such date.  Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus (including sales by investors of securities acquired in connection with this offering) may have a material adverse effect on the market price of our common stock.

We may allocate the net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section titled "Use of Proceeds" and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth.  We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.  Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below.  You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds.  As a result, you and other shareholders may not agree with our decisions.  See "Use of Proceeds" for additional information.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.  Based on an assumed offering price of $____ per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $______ per share in the net tangible book value of the common stock at December 31, 2010.  See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.  Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline.  If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares.  Upon completion of this offering and assuming the sale of all ____________ shares of our common stock offered pursuant to this prospectus, we will have approximately ____________ shares of our common stock outstanding.

Our charter documents and Washington law may inhibit a takeover that shareholders consider favorable.

Upon the closing of this offering, provisions of our Articles of Incorporation and bylaws and applicable provisions of Washington law may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests.  The provisions in our Articles of Incorporation and bylaws:

•
authorize our board of directors to issue preferred stock without shareholder approval and to designate the rights, preferences and privileges of each class; if issued, such preferred stock would increase the number of outstanding shares of our capital stock and could include terms that may deter an acquisition of us;

•	limit who may call shareholder meetings;

•	do not provide for cumulative voting rights; and

•
provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, unless the vacant office is to be held by a director elected by the holders of one or more classes or series of shares entitled to vote thereon, in which case the vacancy can be filled only by the vote of the holders of such class or series.

In addition, Chapter 23B.19 of the Washington Revised Code generally limits our ability to engage in any business combination with a person who beneficially owns 10% or more of our outstanding voting stock unless certain conditions are satisfied.  This restriction lasts for a period of five years following the share acquisition.  These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices.  This potential inability to obtain a control premium could reduce the price of our common stock.  See "Anti-Takeover Effects of Certain Provisions of Washington Law and Our Charter Documents" for additional information.

BUSINESS

Introduction

We design, develop and market technologies that aim to improve key performance characteristics of combustion systems including energy efficiency, emissions control, fuel flexibility and overall cost effectiveness.

While, in principle, our Electrodynamic Combustion Control™ technology can be applied at any scale we believe the potential cost savings and economic benefits to large scale combustion systems, such as those used to provide heat for industrial processes or to generate electric power, may be considerable.

We believe that our technology will allow customers to benefit from substantially reduced costs associated with the construction (including refurbishment and upgrade), operation and maintenance of these systems, as compared to combustion systems that use currently available technology.

We believe that our technology may also substantially reduce the cost of compliance with air quality regulations as compared to the current generation of air pollution control (APC) technologies. In the typical case, legacy APC technologies impose increased capital and operating costs, require substantial energy to operate (parasitic load) and reduce overall energy efficiency. Generally, there is no economic return on the investment in these systems: the primary benefit is compliance with air quality regulations.  By contrast, ClearSign’s technology is to our knowledge the only technology that exists today that has the capability to improve emissions control performance and meet regulatory standards, while at the same time yielding a significant increase in energy efficiency.

Our technology introduces a computer-controlled electric field into the combustion zone to allow for more precise control of flame shape and heat transfer.  This same technique can also be used to optimize the complex chemical reactions that occur during combustion in order to minimize harmful emissions while maximizing system efficiency.

Our technology can be adapted to various fuel types and multiple system sizes and configurations, and can be deployed on both a retrofit and new-build basis.

Corporate History

We were incorporated in Washington on January 23, 2008 and we are a development stage company.  The address of our corporate headquarters is 12870 Interurban Avenue South, Seattle, Washington 98168 and our telephone number is (206) 673-4848.  Our website can be accessed at www.clearsigncombustion.com.  The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.  All of our operations are located in the United States.

Our Industry

Nearly two-thirds of the world’s total energy consumption is accounted for by combustion of hydrocarbon and other fuels in boilers, furnaces, kilns and turbines. These are used to generate electrical power, to provide heat for all manner of industrial processes and for building heat. The combined value of these capital assets in the United States alone is in the trillions of dollars and they consume and produce more than 50 quadrillion British thermal units (Btus) of energy annually in the U.S.  In order to maximize energy efficiency while keeping pace with regulatory guidelines for air pollution emissions, operators of these systems invest billions of dollars each year installing, maintaining and upgrading a variety of costly process control, air pollution control and monitoring systems.

Our Technology

Overview of Our Technology.  We have developed a proprietary technology platform that we believe may increase energy efficiency, and improve fuel flexibility and environmental performance for most types of industrial and commercial combustion systems.  Such systems account for the majority of combustion energy utilization globally.  These include:

•	electrical power generation,

•	hydrocarbon and chemical processing industries,

•	petroleum refining, and

•	all manner of industrial and commercial steam generation and industrial process heat.

Our technology consists, in its simplest form, of four major components: (a) a computer, (b) standard software delivering proprietary algorithms to (c) a power amplifier (resident outside the combustion chamber) and (d) electrode(s) (inside the combustion chamber).  The electrodes are optimized in material and shape to best suit the specific geometry of a given installation.  Because the system’s basic components are available ‘off the shelf’, or require manufacturing techniques that are well within the current state of the art, ClearSign does not depend on technology external to the Company that has not yet been developed.

Our technology can be retrofitted to existing combustion systems to improve their performance and provide substantial savings in both capital and operating costs, or, for new-builds, can serve as the basis for fundamental improvements in combustion systems design, cost and operation.  We believe the economic gain realized by an operator can be significant in both reduced capital expenditures, and savings in annual operating and maintenance costs (including reductions in those costs associated with fuel consumption and emissions).  In some cases, economic gain may also be realized by increasing plant throughput, capacity and/or availability due to a reduced maintenance cycle, and increases in the lifetime of systems - the latter due to improved mechanical reliability as a result of reduced mechanical complexity and/or improved heat transfer.

ClearSign’s Electrodynamic Combustion Control™ (ECC™) technology makes use of computer-controlled high-voltage electric fields to manipulate the movement of electrically charged molecules (ions) that are a natural product of the combustion process.  The pulsed field creates very powerful electrostatic forces (body forces) within the gas cloud that can be manipulated to precisely control flame shape and the transfer of heat to, through, or away from a surface as desired.  At the same time, our technology provides an unprecedented level of precision for optimizing combustion chemistry to suppress formation of pollutants at the flame source.

This approach enables multiple effects to be applied individually or in combination, including the following:

•	Better combustion: increases the homogeneity and momentum transfer within the flame to reduce peak flame temperatures, nitrogen oxide (NOX) formation, carbon monoxide (CO), and particulates.

•	Superior flame quality: optimizes flame shape and flame stability to maximize energy efficiency throughout the operating range, which is particularly important for gas-fired boilers and furnaces.

•
Precision control of heat transfer: controls the rate at which heat is transferred through or reflected away from a surface to optimize thermal efficiency in boilers, kilns, furnaces, turbines and waste heat recovery systems.

•
Selectively-controlled reaction chemistry: selectively promotes, suppresses, retards or accelerates chemical reactions to minimize formation of pollutants, enhance pollution abatement, and improve the combustion process.

•
Agglomeration of fine particulate into large, more easily removed clusters: agglomerates ultrafine particles into much larger clusters that can be removed efficiently and cost-effectively, thereby enhancing particulate removal and reducing the cost of existing particulate control systems.

The way in which the electrostatic forces are applied varies somewhat by broad equipment category:

•
Gas- and liquid-fired boilers and furnaces: in boilers and furnaces, the charge is introduced directly to the flame and a controlled vortex is used to minimize the formation of NOX while improving heat distribution and stabilizing the flame to maximize efficiency.  Flame shape and heat transfer are then optimized to improve thermal efficiency and mixing within the flame is enhanced to reduce NOX, CO, and particulate.

•
Cement kilns: in systems such as cement kilns, the charge is also introduced directly into the flame but heat is directed away from the wall of the kiln and into the product.  Heat loss through the wall is minimized, increasing system efficiency and the amount of product produced.

•
Stoked furnaces: in solid-fired furnaces using stokers and grates (e.g., industrial coal, biomass and municipal solid waste), the charge is introduced into the flame cloud while the grate remains grounded, thus enhancing residence time of solids, increasing the amount of fuel burned and reducing particulate.

•
Petrochemical reaction furnaces such as ethylene cracking units and hydrogen reformers (among others) are particularly sensitive to flame impingement (direct contact of the flame with the heat exchange surface).  By appropriately charging the flame and post-flame regions, the flame is managed and shaped, and heat transfer is supplied to the process tubes without flame impingement.

•
Refinery process heaters are routinely over-fired (operated beyond their recommended limit) to satisfy demand for refinery fuels as the need steadily increases, taxing the available heater population (the last new refinery was built in 1976, thus plot space for new furnaces remains constrained).  When refinery heaters are over-fired, flames become unwieldy and difficult to control, especially in vertical-cylindrical heaters with low- NOX burners.  Appropriate charging of the flame improves mixing and manages the flame shape.

•
Gas turbines: gas turbine efficiency is limited by the maximum working temperature of the turbine blades.  In these systems the cooling film is charged so as to keep it attached to the turbine blade and insulate it, allowing for higher operating efficiency.

The most significant energy efficiency gain provided by our technology in boilers, kilns, furnaces and turbines stems from our ability to precisely control the flow of hot gases within a gas volume.   In most cases, efficiency is increased by increasing heat flux onto targeted surfaces and reducing heat loss to other surfaces.  However, in the case of gas turbines, thermal efficiency is limited by the inability of the turbine blades to withstand high peak operating temperatures.  We have developed, but not yet proven, proprietary concepts for reducing thermal loading on the surface of turbine blades.  Because of the potential for dramatic increases in turbine efficiency, we believe that further proof of this concept, if successful, would have significant commercial implications.

    Many existing combustion systems, especially large systems that burn coal or other solid or waste fuels, use multiple emissions control systems that remove a range of harmful pollutants after they have already been created in the flame reaction.  Operation of these “post-combustion” controls requires a substantial amount of electrical energy, typically drawn from the base system.  Because ClearSign’s technology operates at the combustion source to suppress the formation of these pollutants, the load on these downstream systems is reduced, which in turn reduces their power consumption thus improving overall efficiencies up to 10%. For an operator of an average sized, 300 megawatt coal-fired power plant, this would result in fuel savings in the millions of dollars per year.

    For gas-fired boilers, a significant increase in energy efficiency can be achieved by increasing flame stability at the low end of the operating range, thereby increasing turndown ratio (the ratio of maximum to minimum firing rate).  Operators are often required to equip these systems with Low NOX or Ultra-Low NOX burners.  These burners operate by creating fuel-air mixing conditions to keep operating temperatures below the threshold at which NOX is formed.  Such conditions make the burner less robust at low-fire conditions.  This means that the flame can no longer be turned down to its original minimum thermal output because it can become unstable and either extinguish itself, or risk explosion, causing loss of inventory and production, extremely unsafe operating conditions, and potential life-threatening harm to workers.  To minimize this risk, system operators increase their low-fire setting by as much as 600% and simply vent the excess steam.  In contrast, ClearSign’s technique for reducing NOX relies on a combination of reduced excess air requirements and rapid dispersion and capture of heat from the flame core to keep average temperatures high while reducing peak temperatures.  The electric field enhances mixing, improves flame stability, and reduces excess air requirements.  This enhances the turndown ratio and we believe our technique would yield efficiency increases of as much as 30%.

Prototypes and Experimental Data.  The Company has designed and/or built several prototype systems: a small bench-top configuration of 5,000 Btu/hour, a larger system of 25,000 Btu/hour with optical access to give direct visual and infra-red observation of flame shape and heat transfer via calorimetry, and a commercially referenceable scale reactor of 250,000 to 1,000,000 Btu/hour to demonstrate the technology with both pre-mixed and diffusion flames.  This reactor can accommodate a variety of fuel types and can be up-, down-, or side-fired.  We have conducted numerous experiments using a variety of analytical and measurement tools to record data relating to heat transfer, heat distribution, pollutant formation, flame shape and other parameters.  The results we have obtained from these prototypes address some of the key challenges and priorities expressed by our market partners, indicating what we believe will be a rapid path to commercialization and a robust product pipeline. ClearSign’s ability to control and improve both flame chemistry and heat transfer in commercial-scale configurations for multiple fuels indicates a wide range of potential applications.

Our repeated tests using multiple fuel types, including coal, tire-derived-fuel (TDF) and wood, have shown reductions in visible particulate matter (PM) of over 90%, with significant, simultaneous reductions in carbon monoxide (CO) and exit gas temperature which are indicative of superior heat transfer to the process.  In testing we have achieved such reductions in unburned carbon, CO, and particulates without increased NOX emissions.  These effects are particularly valuable in solid fuel systems such as those used in industry to burn wood waste, biomass and other “waste-“ or “opportunity-” fuels, as well as larger-scale coal-fired systems for generating electric power.

We have also demonstrated the ability to selectively and precisely control flame shape, heat transfer and heat distribution.  We have demonstrated increased heat transfer to a surface, and have also demonstrated steering of the gas cloud away from a surface to cool it.  Our test results have powerful implications for increases in energy efficiency and for simplifying and improving designs in combustion systems ranging from boilers and kilns to gas turbines.  Improved heat distribution would also simplify the design and operation of post combustion controls such as electrostatic precipitators (ESPs), whose efficiency can be temperature-dependent.

In addition to enhancing control of heat transfer and reducing or eliminating emissions of particulate and ultra-fine particulate (PM2.5), our technology may prove highly effective in suppressing emissions of multiple additional pollutants including NOX, sulfur (SOX) and mercury.  Precise control of ion drift velocities and heat distribution selectively controls residence time – i.e. the amount of time that a given molecule is exposed to a high temperature region.  This promotes or suppresses particular chemical reactions such as those intermediates that lead to the formation of NOX and SOX.  We believe this novel approach to integrated emissions control technology would result in major cost savings implications for solid fuel systems, and would transform the economics of coal-fired power generation.

Early experiments and designs by the Company also suggest improvements in flame stability and that the technology could be retrofitted to or even replace Low and Ultra-Low NOX burners. This may result in the potential efficiency increases on the order of 20% to 30% for a large number of industrial gas-fired boilers.

System Results.  Through tests and studies conducted by our own personnel on our 5,000 Btu and 25,000 Btu scale prototypes, we have obtained the following results:

•	Particulate Abatement:

Biomass pellets co-fired with propane shows a 95% reduction in stack gas opacity when ECC is engaged (figure 1b).

1a. System Off	1b. System Engaged

A stack sample drawn through a vacuum pump for a period of 5 minutes in the “on” condition shows a dramatic reduction in the amount of unburned carbon (figure 2b) as compared to an equivalent sample drawn in the “off’ condition (without ECC applied) (figure 2a) .  The remaining particulate comprised a higher-value ash representing higher efficiency combustion with no visible unburned carbon.

2a. System off	2b. System Engaged

•
Particle agglomeration.  Using wood as a fuel source, electron micrographs (at both 500x and 50,000x magnification, seen below in figures 3a and 3b) shows that ultrafine particulates that would otherwise escape into the exhaust stream are agglomerated into large macroscopic dendritic structures.  Such structures are easily removed from a waste stream using low-cost cyclonic separators.

3a. Agglomerated particulate 500x mag.	3b. Agglomerated particulate 50,000x mag.

•
Improved mixing without excess air.  High definition video still frames, viewed down the stack demonstrate dramatically increased flame turbulence and mixing with the system in the “on” condition (figure 4b). This is achieved without the introduction of excess air and with all other parameters unchanged.  When the system is deactivated, the flame immediately returns to its previous laminar (undisrupted flow) and sooting state (figure 4a).

4a. System off – natural, laminar flame	4b. System engaged – turbulence increases

•
Heat Transfer.  Schlieren photographs, a laser imaging technique which enables us to view otherwise transparent heat columns, demonstrate the ability of ECC technology to impact both the flame and hot gases.  Figure (5a) is the system in the ‘off’ condition: the heat column (black bar) above the flame is unperturbed.  Figure (5b) is the same flame and heat column with the system engaged.  Increased turbulence and vorticity, the tendency for fluid elements to ‘spin’, is observed.  Figure (5c) introduces a ground plane (right).  Both the flame and heat column are strongly directed toward its surface, suggesting an increase in heat actively directed to the ‘load’, which is a primary design objective of a combustion system and directly impacts energy efficiency.

5a. System off	5b. System engaged	5c. System engaged with ground

•
Thermal efficiency.   Infrared imagers record a significant increase in average furnace temperature and more uniform heat distribution within two minutes of system activation (figure 6b).  A reduction in exit gas temperature is also observed, suggesting heat transfer is shifted from the exiting flue gas and into the system. Less waste heat ‘up the stack’ results in greater system efficiency and lower fuel costs.

6a. System off	6b. System activated

We have selectively (under confidentiality agreements) presented the data from these experiments and conducted demonstrations of our prototype systems to multiple subject matter experts.  Their response has been favorable.  We have also shared our experimental results and conducted demonstrations for selected prospective customers and/or distribution partners with similarly positive results.  We believe that through these interactions, we have gained considerable insight into how our customers would apply the various features of our technology to deliver meaningful cost savings, production efficiencies and other economic benefits.

Research and Development Plan

ClearSign’s technology has been demonstrated at 5,000 Btu and 25,000 Btu bench-scale and R&D efforts are now focused on the following sequence of activities:

•	Enhancement of ClearSign’s existing intellectual property portfolio

•	Scale up to commercial sizes of 0.25 to 1 million BTUs per hour (MMBtu/h) flames

•	Site demonstration with full-scale burners of 6 MMBtu/h each

•	First installation in multiple-burner furnaces of 50 MMBtu/h or greater

Enhancement of ClearSign’s intellectual property portfolio.  ClearSign has generated more than 100 inventions that we believe to be patentable subject matter and has begun the process of systematically filing patent applications. ClearSign has filed eleven patent applications to date.  ClearSign plans to develop additional embodiments of its technology and to file more patent applications.  See “Intellectual Property Protection” for additional information.

Scale up to commercially relevant sizes.   We have finalized designs and built a commercially relevant furnace and burners. We have assembled a group of technical advisors comprised of subject matter experts in the areas of combustion, pollution control, physics, aeronautics and chemistry. ClearSign has identified additional key potential customers with whom it is engaged in discussions.  We further plan to have our technical advisors act to inform and guide the research program with the ultimate goal of commercializing our technology.  See "Technical Advisors" for additional information.

Site demonstration at full scale.  Pending successful demonstration as witnessed and informed by key potential customers, we plan to demonstrate our technology at one or more selected commercial sites.  These early site demonstrations will be aimed at retrofitting or replacing one or two burners in multi-burner systems with an eye toward evaluation of the technology at full scale in one or more operating systems.

First installation.  With the successful demonstration of small numbers of burners in multi-burner systems, ClearSign plans to retrofit an entire furnace with ClearSign’s technology applied to all burners.  We anticipate that such a demonstration will provide impetus for commercial adoption within the applicable industry.  We plan to expand these installations via commercial offering.

We plan to continue to enlarge our R&D program and establish an intellectual property portfolio with the goal of protecting our proprietary technology and erecting formidable market entry barriers to both new entrants and more established competitors.  We intend to develop additional designs to further exploit a variety of effects including flame shaping, efficiency improvements, process throughput enhancements, and emissions reduction.

Our activities will be directed at thoroughly characterizing and exploring the full range of the technology’s potential in order to broadly establish and protect our leadership position in Electrodynamic Combustion Control™ technology.  We intend to conduct laboratory and benchtop scale experimentation continuously to this end. In parallel we plan to advance the technology rapidly toward commercialization by identifying those market opportunities offering compelling value to our customers while requiring only a limited set of features, and building those systems to a commercial scale.

Product Roadmap and Path to Commercialization

•
Commercial breadth.  ClearSign’s Electrodymanic Combustion Control™ technology has a potentially broad range of commercial applications in a wide variety of types and sizes.  Our technology appears to be easily and cost-effectively combined with existing or new pollution controls as part of a complete solution.  Controlling flame chemistry to suppress formation of pollutants at the combustion source reduces or eliminates the load on downstream systems and reduces requirements for post-combustion treatment.  ECC also promises to improve the reliability of existing systems while lowering operating costs and energy use.

•
Design Improvements to Combustion Systems.  In the longer term, ClearSign’s ECC technology may provide the basis for fundamental improvements to the design of combustion systems.  We believe that a combustion system designed based on our technology would not only set new standards for performance and flexibility, but would also feature a reduction in physical footprint and significantly reduce construction and operating costs.  In the largest systems, we estimate that savings in construction and land use costs alone could be in the order of hundreds of millions of dollars. Selectively improving heat transfer alone would significantly improve the process output (throughput) of existing boilers, furnaces, and reactors.

•
Fuel flexibility.  ClearSign’s technology may be especially important for the increased use of more challenging fuels such as biomass and other “waste-“ or “opportunity-” fuels that vary significantly in quality and both physical and chemical composition. Because ECC is software-based, the resulting changes in combustion chemistry can be addressed in real-time, by varying the software-generated pulsed electrical signals introduced into the combustion region. This reduces or potentially eliminates the need for operators to modify expensive, intricate and ‘hard coded’ APC equipment, which is generally designed to operate using a single, specific feedstock. System operators have told us that flexibility in the selection of fuels -- based on availability, quality and cost -- would be highly valued.

o
Waste-to-Energy Plants.  Electric power suppliers have shown increased interest in the use of boilers that burn biomass and other waste fuels to generate electricity and have made significant investments in new facilities in recent years.  It is also of note that the trend toward a distributed power grid favors the use of such fuels that can be sourced and delivered cost effectively to smaller waste-to-energy power plants or existing industrial sites that are located nearer to the communities they serve.  There has been considerably increased activity in the planning, permitting and commissioning of such facilities.

o	Wood and Other Biomass in Coal Plants. Operators of coal-fired power plants have shown considerable interest in the co-firing of wood and other forms of biomass to reduce net carbon emissions.

o
Clean Coal.  ClearSign ECC technology has the potential to improve the cost-effectiveness and efficiency of carbon capture and sequestration (“Clean Coal”), because it can be used to selectively target the separation and removal of specific pollutant types from an exhaust stream.

o
Design Fuel.  There are significant technical challenges associated with the introduction of new fuel mixes to systems that have been highly tuned to a specific “design fuel”.  Because our technology makes use of computer-controlled algorithms, we believe that it can respond dynamically and in real time to changing conditions - including fuel chemistry or composition – as it continuously optimizes the combustion process.

Development Objectives.  We believe our management team is capable of positioning ClearSign to execute rapidly on its key next-stage development objectives, which are to:

1.	Finalize compelling product offerings that meet customer needs.

2.	Select and secure design wins for the best-qualified launch opportunities to demonstrate measurable and repeatable results in the field that can be referenced by a broad set of prospective customers.

3.	Secure sponsored development funding for technology and product development.

4.	Access strategic customers and key influencers.

5.	Enter key market segments with channel partners who enjoy prominent market positions and are highly experienced at successfully introducing new technologies into these segments.

Addressable Market

General.  The Company estimates our total addressable market for ClearSign ECC technology in the four targeted system types to be between $5.4 billion and $12.8 billion in the United States alone.

Natural Gas Fired Boilers	Industrial Solid Fuels	Utility Coal	Petrochemical
Firing System	Low- or Ultra Low-NOx Burners	Stoker, Kiln	Suspension, Tangential or "Dry Bottom"	Down-fired or wall-fired
Fuel Types	Natural Gas, Oil	Wood, biomass, TDF, MSW	Anthracite, Subbituminous, Lignite	Methane, Refinery Gas
Industrial Uses	Manufacturing, building heat	Forest Products, Cement	Electric Utilities	Petrochemial Refineries
Annual Unit Fuel Use - $	Up to $1m	Fuel dependent	$25m - $200m	Fuel dependent
Primary Benefits	Improved turndown ratio enables up to 30% efficiency gain. NOx remediation.	Up to 10% efficiency gain, NOx, CO and particulate remediation	Up to 10% efficiency gain. Reduction in major criteria HAPs	Improved flame control, increased production, reduced emissions
Customer ROI [1]	9 - 18 mos	12 - 24 mos	12 - 24 mos.	12 - 18 mos.
ClearSign Revenue Unit [1]	$450k - $800k	$5m - $25m	$35m - $80m	$20m - $40m
Inventory Estimate	163,000 (US) [2]	2,500 (US) [3]	1,665 (US) [4]	137 (US) [5]
Estimated Replacement Rate	3%	5%	4%	10%
Total Addressable Market [1]	**$2.2b - $3.9b**	**$0.6b - $3.1b**	**$2.3b - $5.3b**	**$0.3b - $0.5b**

[1] Pro-forma Company internal estimates.

[2] Council of Industrial Boiler Operators, US EPA: Point Source Emissions Inventory, 2008.

[3] Channel partner market estimates between 2,000 and 3,000 operating US units.

[4] US Energy Information Administration: Existing Generating Capacity by Energy Source, 2010.

[5] US Energy Information Administration: Number and Capacity of US Refineries, 2011

           We view our market as divided into two broad segments.  The first, industrial combustion, includes both solid fuel systems such as cement kilns, wood and biomass furnaces and industrial coal systems as well as gas-fired systems such as down-fired petrochemical reformers and natural gas-fired boilers.  The second segment, power generation, includes electric power plants fueled by pulverized coal and those utilizing gas-turbines.  In each market segment and sub-segment, ClearSign plans to initially market solutions that will enable cost-effective retrofitting of our technology onto existing, standard system designs to simultaneously improve both their energy efficiency and pollution control characteristics.  ClearSign also believes that, as a next-stage development effort, our technology will form the basis of completely redesigned, next-generation combustion systems with performance characteristics that could be disruptive, offering benefits to operators which are not possible using conventional system designs.

We intend to stage our entry into these segments initially in the following order:

(1)
Industrial Retrofit.  This segment represents the largest number of smaller, standard systems currently in use by industrial and food manufacturers, as well as institutions that independently produce their own power or industrial heat.

(2)
Power Generation Retrofit.  This segment includes large systems with significant energy efficiency and emissions problems and opportunities.  Success in this segment will result in sales channel access, enhanced data pertaining to the operation of our technology at scale and access to major industry players, which the Company believes will then facilitate the introduction of the next stage.

(3)
New Designs for Industrial Combustion and Utilities.  This segment will involve the design and construction of next-generation industrial combustion systems and power plants based on ECC technology, from the ground up.

Industrial Combustion Systems.  Industrial combustion systems are used to provide energy in the form of direct heat or steam for various manufacturing processes or for the generation of electricity.  These systems have several different form factors, depending broadly on whether they burn solid fuels or gas.  There are many hundreds of thousands of such systems in operation worldwide.  Operators are motivated to improve energy efficiency, even those using opportunity fuels such as wood or biomass.  Depending on the system and fuel type, emissions profiles and challenges vary greatly, but current regulation of emissions and uncertainty surrounding future regulation is a major business issue facing operators.

Industrial combustion systems fall generally under the following segments:

a.	Solid Fuels - including cement kilns, wood and biomass systems, industrial coal boilers and municipal solid waste systems.

b.	Gas - including natural gas-fired boilers, natural gas turbines for power generation and gas-fired petrochemical processing systems using methane, hydrogen and refinery gas.

We estimate the total addressable market for industrial combustion systems to be on the order of between $3.1 billion and $7.5 billion per year. Potential customers would be:

•	Timber companies such as Weyerhaeuser, Simpson Timber and Plum Creek Timber,

•	Petrochemical processors such as Shell, Chevron, Total and Valero,

•	Cement Kiln operators such as Holcim, Lafarge and Cal Portland,

•	Major regional institutions such as hospitals and universities, and

•	Major food processors such as Safeway and Darigold and manufacturers such as, Intel and Kodak.

While the specifics of each installation type will differ by fuel, combustion system configuration, size and regional clean air requirements, customers have a strong incentive to decrease energy costs, which represent a significant percentage of their annual fixed expense.  Customers have indicated to us that even very small gains in energy efficiency are meaningful and would warrant investment.   Additionally, customers are increasingly concerned about a regulatory environment they perceive to be tightening progressively every year.  For example, the "Boiler MACT” regulations proposed by the Environmental Protection Agency (EPA) is causing tremendous concern among customers – with some indicating they will ‘shut down’, if this rule is imposed before a cost-effective air pollution control solution becomes available.   “Boiler MACT,” as it is commonly referred to, consists of four interrelated rules governing emissions of mercury, dioxin, particulate matter, hydrogen chloride, and carbon monoxide from an estimated 200,000 boilers nationwide. These complex rules encompass controls and monitoring standards for 11 subcategories of boilers and process heaters that vary in design and fuel type. Factories, restaurants, schools, churches, and even farms would be required to conduct emissions testing and comply with standards of control that vary by boiler size, feedstock, and available technologies.  For most facilities, compliance would require either switching fuels or installation of multiple emissions-control technologies.  In 2010 the EPA estimated the compliance cost of these rules to be $9.5 billion, although private industry estimates are much higher.

Retrofit to existing systems.  An industrial retrofit of ClearSign’s technology would be planned to occur during the routine maintenance cycle of a plant operator, generally every 12 – 18 months.  In many cases customers operate multiple systems with ‘shut downs’ occurring on a staggered basis several times per year, during which time ClearSign would install and test each system in multiple phases.  Below are two illustrations of how ClearSign’s technology could be applied to a solid fuel combustion system (Figure A) and a gas-fired boiler (Figure B).

           Figure A:  ClearSign technology retrofit to an existing solid fuel combustion system.

Figure B:  ClearSign technology retrofit to a gas-fired boiler.

Power Generation. In the United States, approximately 45% of the electricity produced for domestic consumption is generated by coal-fired power plants.  There are currently 1,665 large-scale coal-fired utility boilers in the US and more than 6,000 worldwide, ranging in size from 50 MW (megawatts) to over 1.5GW (gigawatts, or 1,000 MW).  Assuming an average system size of 300MW, a typical air-pollution control (APC) train can cost up to $200 million to install and $20 - $30 million annually to operate.

ClearSign’s target customers in this space would include major utility operators such as Duke Energy and Southern Companies, who are facing significant challenges in multiple areas, including the need for improved fuel efficiency, cost-effective remediation of both visible and ultra-fine particulate (PM 2.5), nitrogen oxide (NOX), sulfur oxide (SOX), carbon monoxide (CO) and carbon dioxide (CO2).  Additionally, these operators face an uncertain and changing regulatory environment in which the long-term commitment of capital to new projects is extremely difficult.  Current combustion and APC technology is not only very expensive, but it is also inflexible because it is ‘hard coded’ to a specific fuel type.  Making long-term capital deployments under these circumstances has proved extremely challenging to operators and has resulted in the delay and, in many cases, cancelation of major power generation projects.

A retrofit of ClearSign’s technology to an existing coal-fired utility boiler would involve placing high-temperature electrodes directly into the combustion chamber in such a manner as to maximize electrical contact with the ongoing reaction.  These electrodes would be physically connected to, but electrically isolated from the chamber walls or burner, further connected via high-voltage pass-through electrical cable to a nearby power amplifier.  The amplifier, in turn, is connected using low-voltage signal cables to a computer system (redundant, with backup) in the control room of the plant.

Such a retrofit would work via the application high-voltage, pulsed electrical signal applied directly to the evolving combustion reaction, enabling several key benefits:

•	control over flame shape and stability,

•	more even heat distribution,

•	improved heat flux and transfer of energy to the load resulting in improved fuel efficiency,

•	ability to respond dynamically to changes in fuel composition, and

•	control over flame chemistry, suppressing the formation of certain pollutants.

The most important overall impact of ClearSign’s Electrodynamic Combustion Control™ technology is that, for the first time, an air pollution control system has the potential provide a net positive return on investment for operators. Currently, the primary benefit provided by legacy air pollution control (APC) systems, such as scrubbers, electrostatic precipitators and baghouses (fabric filters) , is to allow operators to avoid regulatory sanction – simply a cost of doing business.  ClearSign’s technology, we believe, disrupts the legacy economics of utility plant operation and will be adopted by customers as a method to increase the profitability of their operations.

New Build.  Although ClearSign believes significant benefit will accrue to plant operators who retrofit their existing systems with ClearSign technology, we also believe new-build systems designed and built with ClearSign’s ECC technology deeply integrated into the combustion system could offer radically improved performance characteristics, once the legacy design limitations of existing technology are removed.  New plant designs could be significantly smaller, enabling much greater energy output from a given plant size, would be optimized to prevent formation of criteria pollutants (pollutants found commonly across the U.S., such as carbon monoxide, sulfur oxides, nitrogen oxides, ozone, lead, and particulate matter) and could also enable high-value end products such as elemental nitrogen, sulfur and high-purity carbon.  New-build systems could enable the long-term, clean use of carbon-based fuels, while meeting ever more stringent expectations for energy efficiency and environmental performance.

Market Entry

ClearSign’s Electrodynamic Combustion Control™ technology can potentially be applied to virtually any system in which there is a flame.  While this implies a vast array of potential market opportunities, it also requires that we exercise a disciplined approach in comparatively evaluating those opportunities in order to select and prioritize those applications that afford the best mix of required development effort (and time and cost) relative to revenue potential.  We also aim to select applications in which our technology offers the clearest and most measurable advantages relative to competing technologies or addresses unmet market needs.

Use Case Analysis.  In order to support this planning process, we conduct a deep analysis of a variety of representative use cases for industrial combustion systems, and of those combustion systems used for electric power generation.  A top level analysis of the combustion systems market readily yields two key parameters that allow us to further focus our efforts.  These parameters are system size (which correlates to the number of systems in the operating inventory) and retrofit potential as compared to new system design.  For example, while coal-fired systems for electric power generation are enormous (with very high thermal output) and extremely expensive, there are only approximately 1,600 such systems in the United States as compared to the approximate 163,000 gas-fired boilers that are used to generate commercial and industrial steam heat.  Not surprisingly, it typically takes months or even years to site, plan, permit and complete the construction and/or retrofit of large coal-fired power plants, while the cycle to design and build (or retrofit) smaller industrial boilers can be completed in weeks.  One can reasonably conclude that a larger number of smaller systems with a faster design and build cycle will yield a correspondingly larger list of potential prospects for retrofit and that on average, the sales cycle relating to such system is also expected to be much shorter.

System Size and Retrofit Potential.  When we compare the opportunity for retrofitting existing systems to improve their performance against the opportunity for utilizing our technology to enable major improvements in the design of new combustion systems, two factors stand out.  First, there are many more systems operating at any given time than are built each year, so the available retrofit market is much larger than the annual market for new systems.  Moreover, boiler, kiln, furnace and petrochemical processing plant operators commonly conduct retrofits, refurbishment, upgrades and maintenance.  Secondly, integrating our technology into a new product designed by an OEM customer implies many unknowns relative to their own product planning and development processes and priorities and can be a lengthy process.  We have therefore concluded, based on our preliminary analyses, that earliest applications of our technology are likely to involve the retrofit and upgrade of industrial scale combustion systems to improve their environmental performance and their energy efficiency, while at the same time making them more adaptable to new fuels and changing operating conditions.

System Configurations.  There are a variety of different kinds of combustion systems used for different purposes and in different industries.  Gas-fired boilers (much like those used to provide steam heat to homes and many buildings) are among the most common and are used to generate process steam for all manner of industrial production.  The forest products industry and the cement industry burn waste wood and other “opportunity fuels” such as tire derived fuel (TDF) in flatbed stoker boilers or in rotary kilns.  In some systems used in chemical and petrochemical processing, rows of burners are suspended from the ceiling to provide heat for chemical reactions that occur in rows and rows of tubes that surround them.  Each of these systems has its own unique requirements and its own environmental challenges.

Customer “Use Cases”.  In order to clearly define and delineate the value proposition and compelling advantages for our technology in each application, we conduct a thorough analysis of these system types, their mode of operation and their operating challenges.

These “use cases” are informed by extensive customer contact, engagement with industry subject matter experts and government regulators and analysis of third-party market data.  As we develop the “use case” for a particular system type, we initially score the quality, completeness and reliability of the information we receive from these sources to determine how well developed each use case is.  Once the use cases are sufficiently well developed, we then prioritize plans for resource allocation, product design and selection of launch market segments.

One goal is to identify the most difficult and costly challenges faced by system designers and operators and to identify specifically how these challenges relate to inherent limitations in conventional combustion systems design and operation.  We also analyze and quantify the economic costs imposed by these shortcomings so that we can accurately estimate the economic value that would result if the problem could be mitigated or solved.  We then put forth a case in which ClearSign’s Electrodynamic Combustion Control™ can be used to mitigate or solve one or more of these problems.

Use Case Criteria.  Use case criteria allow us to understand how customers are likely to value (and evaluate) the technology for a particular application in economic terms and gives us valuable data to inform product definition, and to develop pricing, positioning and distribution strategies for our solutions.  We also believe this will provide insight into whether customers are likely to view our solution as solving an unmet demand driven by an urgency to comply with new or existing air quality regulations, or as a means for increasing efficiency and profitability, or both.  Among the factors that we analyze are the following:

•	Available units: number, size and location,

•	Retrofit complexity: simpler vs. complex installations,

•	Sales cycle: short vs. long sales cycle times,

•	Revenue: fewer, larger and longer-term opportunities vs. many smaller and repeatable installations, and

•	Benefits to decision makers: Capex vs. Opex.

Use Case Scoring.  We then score the quality of this information using the following criteria:

•	Value Proposition, including user benefit, competitive advantage, ROI, pricing and regulatory factors
•
Market landscape and demand, including size of addressable market (in units and dollar volume), demand drivers, channel and partnering potential, retrofit potential and sales cycle and design / build cycle.

Candidate Solutions.  While our analysis of market opportunities is ongoing, we have identified several promising and significant opportunities for high-value solutions, each of which represents a major market opportunity in the United States alone.  Thus far, the following segments appear to show compelling, unmet demand:

•	Refinery and petrochemical fired-heaters and furnaces
o	Petroleum refining
o	Petrochemical reactors
▪	Reformers producing hydrogen, ammonia, and methanol
▪	Ethylene cracking units

•	Rotary Kilns
o	Cement Kilns
o	Fuel-burning kilns

•	Solid-fired units
o	Stoker- and grate- based boilers burning
▪	Lump coal
▪	Municipal solid waste (MSW)
▪	Wood and other biomass
o	Fluidized beds
o	Pulverized coal units

•	Heavy oil units
o	Utility boilers
o	Industrial boilers

•	Gas- and light-oil fired boilers
o	Water tube
o	Fire tube

Once we have a use case that is well-informed by both primary research data and multiple sources of customer and industry group input, we can use the same scoring matrix to compare use cases against one another using the same criteria relating to value proposition and market landscape and quality of demand.  In this instance, the score reflects not the strength of the information, but our interpretation of that data and our most current thinking as to the relative strength of each use case.  We can identify which are the most promising given the constraints of available time, and the resources required to develop and gain market entry for the particular product or solution.

Business Cases

While use cases provide a detailed view into how the customer will value the benefits of our technology, a business case analysis will forecast the value of each to us.  Use case data is combined with technical, lab and product design data, including:

•	Technology risk,

•	Development cost,

•	Time to production,

•	Availability of third party, private or government funding, and

•	Product design and bill of materials.

We employ the foregoing process in order to develop a detailed, well-informed product roadmap.

Sales and Marketing Plan

Overview.   We believe that both the industrial combustion and power generation segments offer enormous opportunity for us.  Each, however, has significantly different design-build and sales cycles.  The power generation opportunity is characterized by extremely large individual installations (ranging into the billions of dollars), with longer times to revenue.  Industrial combustion systems are generally smaller, much more numerous, and tend to be represented by a manageable number of design variations.  For this reason, we intend to target the retrofit of industrial combustion systems as an early market entry point, while referencing the performance of these systems (particularly solid fuel systems) to larger utility boilers.

Key technical challenges.  As with any new industrial technology, scaling our technology from lab prototype to a field-operating unit will require deliberate staging from the initial retrofit installation of “meaningful but manageable” systems to progressively larger and more complex systems.  We are currently beginning testing a system involving a 1MMBtu/hr burner, which is similar in size to the wall-fired burners used in some configurations of steam methane reformers (SMR) used in the production of hydrogen. Because of the large numbers, wide variety and varying capacities of combustion systems, we believe we will be able to identify and target progressively larger systems without introducing significant ‘step-function’ increases in scale that would introduce significant risk.

Partners.  The formation of research and development partnerships to develop a new technology is common in both the industrial combustion and power generation segments.  Among the types of potential partners ClearSign will seek to establish relationships with will be:

•	Large OEMs interested in the competitive advantage ClearSign’s technology might provide,

•	Engineering and Construction (E&C) companies interested in differentiating their offerings while increasing profitability,

•	Industry research groups, whose mission is the development and testing of new technologies for the eventual benefit of their member companies, and

•	Government entities such as the U.S. Department of Energy, who are chartered with the development of longer-range and potentially disruptive energy technologies.

Such partnerships would enable ClearSign to meet several objectives:

•	Ability to share the cost and risk associated with adapting and deploying the technology into new applications and markets,

•	Access to industry expertise and the reputation of established companies to hasten market acceptance,

•	Reduction of design / build cycle times, and

•	Opportunity to leverage our capital investments through funded research.

Channel Structure and Path to Market.  Since our solution consists largely of off the shelf components, we do not anticipate that a large manufacturing capacity will be required.  To the extent the Company will require production of specific hardware (electrodes, for example), we plan to rely on outside contract manufacturers.  Such manufacturing, we believe, is widely available and a competitive market exists.  Our path to market is expected to involve:

•	Ongoing development of algorithms specific to representative combustion systems;

•	A small team of expert technicians, initially deployed to install systems at early customer sites to optimize installations, create technical and channel enablement tools;

•	Our expert technicians would then train installation teams within channel partners to deploy the technology more broadly.

At the same time, the Company expects to create ‘channel pull’ by referencing early installations (possibly in ‘risk sharing’ reduced-cost initial installations), demonstrating and cataloguing ROI and performance metrics and training both channel sales personnel and design professionals.

Path	Customer Type	Representative Companies	Strategy
Direct	Owner-Operators	AEP, Duke Energy, smaller regional players	Drive early demand: reference system to create channel pull.

Channel	Engineering and Construction (E&C) Contractors	Jacobs, Foster Wheeler, CH2M HILL, Parsons, URS	Integrate into designer’s toolkit with ROI proven at customer site.

OEM	Equipment and Technology suppliers	Babcock & Wilcox, GE, Hitachi	OEM and licensing opportunities with ClearSign technology designed directly into systems.

      Licensing.   The Company may also license its technology to others, which could form an additional revenue stream for the Company.

Employees and Management

ClearSign was founded in 2008 by an experienced team of scientists, management and advisors.  Our team includes the founding CEO of Microvision, Inc.  and Lumera Corporation, two publicly-traded technology companies, a former Chief Scientist at defense giant TRW, the former head of Research and Development for John Zink, one of the world’s largest burner companies, and a team of senior scientists from the University of Washington with specialties in combustion, mechanical engineering, turbulent entrainment and plasma physics.  In addition to a wealth of operating experience and skills, the team members have significant experience in the development and management of intellectual property portfolios.  See the section titled “Directors, Executive Officers and Corporate Governance” in this prospectus for further biographical information on our executives.

As of September 30, 2011, we had seven full-time employees and no part-time employees.  None of these employees are covered by a collective bargaining agreement, and we believe our relationship with our employees is good. We also employ consultants on an as-needed basis to supplement existing staff.

Competition and Barriers to Entry

The industry in which we operate is global in scope and is populated by large, established suppliers of burners and post-combustion air pollution control systems.

Worldwide, suppliers of burners and APC equipment include but are not limited to companies such as Babcock and Wilcox, Westinghouse, Callidus, Eclipse, General Electric, Haldor Topsøe, Hitachi, John Zink (including affiliates Coen, Todd, and Hamworthy Combustion), Linde, Maxon, and Fives North American, among others.

These systems include low NOX burners, electrostatic precipitators, baghouses, selective catalytic reduction systems and various types of scrubbers.  Suppliers’ offerings are based on mature, well-understood technology with development limited largely to marginal performance improvements. As a consequence of this relatively slow pace of innovation, current technology offerings have become largely commoditized, and differentiation between suppliers is very often based on price.  Another drawback to conventional combustion control and emissions control technologies is that they are only effective over a very narrow range of thermal output, and are often highly intolerant of any variance to the chemical composition of the fuel. These translate to higher costs in the form of reduced fuel efficiency and an inability to adapt to market or regulatory conditions by changing fuel feedstocks.

From the customer perspective, legacy air pollution control technology is viewed as a cost of doing business, and as a means to operate within regulatory requirements and avoid fines.  Unlike most other kinds of capital equipment that provide an economic return through enhanced productivity or efficiency, customers of traditional emissions control equipment do not otherwise expect any positive return on these investments.

Competitive Advantage

We see significant opportunity to win market share in the combustion and emissions control market, because ClearSign’s Electrodynamic Combustion Control™ technology has the potential to deliver discernible and measurable advantages as compared to currently available technologies.  In particular, we believe that our technology offers a unique and powerful ability to improve energy efficiency and enhance operation while reducing many pollutants at the source.  We believe our technology is capable of reducing the requirement for costly legacy equipment, offering customers a positive return on their investment in the form of enhanced efficiency and productivity while reducing emissions to the levels of existing air pollution control technologies such as scrubbers, electrostatic precipitators and fabric filters (baghouses). In particular, ClearSign technology offers the following advantages when compared with the next best alternatives.

Emissions Reduction from Combustion Sources. Current technology reduces emissions by using mechanical mixing aids such as swirlers, staging combustion in two or more zones, or treating emissions such as NOX after the fact using selective catalytic reduction. In contrast, ClearSign technology:

•	enhances mixing with none of the additional pressure drop or power requirements that swirlers demand;

•
reduces NOX without reducing turndown or narrowing the burner operating window as staged combustion does or requiring expensive post combustion treatments with chemical additives such as catalytic reduction requires.

Improving flame shape. The main goal of virtually all process combustion is to transfer heat to raise steam or enable a chemical reaction, and to do so as efficiently as possible.  Conventional technology uses buoyancy (the natural tendency for a flame and heat to rise opposite to the force of gravity) and momentum (fuel mixed with air and forced through a nozzle, as in a torch) as the only tools to shape flames Unfortunately, momentum effects die out over distance from their source and buoyancy always operates counter to the gravitational field  Moreover, momentum and buoyancy effects often drive wayward flames into process tubes where they cause overheating and potential failure or worse.  In contrast, ClearSign technology allows the use of much stronger body forces that are not limited by orifice diameter and are unaffected by gravitational fields.  The result is unparalleled control over flame shape and direction, allowing the process to operate free of the effects of impingement and non-optimal flame structure.

Enhancing heat transfer and process efficiency.  The main objective of industrial combustion in furnaces and boilers is to transfer heat to a process fluid.   Conventional combustion techniques do their best to optimize flame shape to achieve this end, but have no additional means for enhancing heat transfer.  In contrast, ClearSign’s ECC technology enhances heat transfer to the process tube independent of flame shape using electrical current.  The result is an increase in process efficiency or throughput – the raison d’être of industrial combustion.

           Compared to our competition, we believe our technology will provide potential customers with the following advantages:

•
Lower total cost of ownership than competing technologies, and in many cases may provide a positive and even very attractive, economic return on their investment. This is due to a reduction in the capital and operating expense of APC equipment, and an increase in energy efficiency.

•	Increased plant throughput in many instances and/or a reduction in operating costs including both maintenance and lifecycle costs.

•	Higher profitability as a result of lowered operating costs.

We believe we have the following advantages as an enterprise:

•
Ability to leverage the established channel infrastructure: the skills required to sell, install and support our technology should correspond largely with the skills of existing engineering, and electrical and mechanical trades.

•	Adoption by channel partners eager to differentiate their offerings in a commoditized space.

•	A wide range of opportunities to enter the market, including channel, OEM and licensing.

•	Ability to offer compelling value to a broad range of customers operating many different system types.

•	Support from regulatory agencies eager to improve environmental performance without placing politically unacceptable burden on business.

For these and other reasons, we believe ClearSign technology will prove to be the economically and environmentally favored alternative.

Intellectual Property Protection

ClearSign is pursuing an aggressive intellectual property (IP) strategy including:

•
Aggressive invention and ideation. Thus far ClearSign has identified more than 100 specific inventions that we believe to be novel and patentable.  ClearSign is pursuing a proven ideation process to enhance and continue these discoveries.

•	Development of a strong patent portfolio. We have filed eleven patent applications to date. We expect to file a significant number of additional patent applications.

We cannot predict when our patent applications may result in issued patents, if at all.

We do not disclose identifying information about our patent applications that is not yet in the public domain.   The following patent applications are listed in public databases:

Jurisdiction	Pat. App. Serial No.	Title	Owner

US	12/753,047	System and Apparatus for Applying an Electric Field to a Combustion Volume	ClearSign Combustion Corporation

US	13/006,344	Method and Apparatus for Electrical Control of Heat Transfer	ClearSign Combustion Corporation

PCT	PCT/US11/21194	Method and Apparatus for Electrical Control of Heat Transfer	ClearSign Combustion Corporation

Research and Development (R&D) Program

Our research and development program consists of bench- and pilot-scale research coordinated with future site demonstrations.  The contacts of our management, board of directors and advisory board with potential customers in the petroleum, petrochemical, and industrial steam applications inform our research program.  These are supported by memoranda of understanding (MOUs) with potential customers and research institutions.. Our research and development activities make use of employees and consultants that are respective experts in the areas of industrial combustion, statistical experimental design, gas turbines, fluid mechanics, physics of particles and ions, and electric fields.

Government Regulation

Government approval is not required in order for us to sell the principal products or services that we are developing.  However, government regulation, particularly environmental regulation, is likely to play a role in shaping ClearSign’s product mix and offering.  We believe ClearSign offers major advances in efficiency and emissions reductions.  Efficiency improvements include enhanced mixing, lower excess air requirements, and improved heat transfer to the process.  Such efficiency improvements are expected to have strong market pull regardless of the existing regulatory framework because they may result in real savings to businesses that adopt ClearSign technology.  However, emissions regulations could enhance or retard overall market pull for ClearSign technology when the primary driver is reduction in criteria pollutants such as NOX, SOX, and CO, or others such as CO2, or mercury.  In such cases, looming legislation on greenhouse gases, Boiler MACT rules, or general reductions in required criteria pollutant levels could enhance market demand for ClearSign products.  Although the timing of such regulation is uncertain, the general trend over the last decades continues to be government-mandated reduction in the required level for all emissions and the addition of new emissions to those regulated.  Ultimately, it may be possible for ClearSign’s technology to achieve EPA BACT (Best Available Control Technology) designation.  In this case, the availability of the technology itself could accelerate the government’s willingness to adopt more stringent environmental regulations. In summary, we are not aware of any current federal, state or local environmental compliance regulations that will have a material detrimental effect on our business activities.  Some potential legislation may have a beneficial effect on business demand.  Notwithstanding, we do not anticipate any major expenditures to be required in order for our technology to comply with any environmental protection statutes, and we believe our technology as now developed represents a material benefit for compliance with such statutes.

Plan of Operation

ClearSign intends to pursue development of its technology to enable future sales.  These activities range from laboratory research to field development.  The Company intends to create co-development collaborations with established manufacturers and other entities, which deploy boilers, furnaces, refineries, or other combustion processes.  These collaborations will enable ClearSign to work closely with specific industries and operations to apply developed solutions.

The proceeds received from this offering are expected to be used in our efforts related to research and development, protection of our intellectual property, and exploration of market opportunities.   The net proceeds from this offering are anticipated to be in excess of $___ million which is expected to be sufficient to fund our activities for at least the next two years following the offering. Our anticipated costs include employee salaries and benefits, consultants, capital costs for research and other equipment, costs associated with development activities including travel and administration, legal expenses, sales and marketing costs, general and administrative expenses, and other costs associated with an early stage, publicly-traded technology company.  The Company anticipates increasing the number of employees by up to approximately 20-30 employees; however, this is highly dependent on the nature of the development efforts. Anticipated employee additions are expected to be in the areas of research and development, sales and marketing, and general and administration required to support the Company’s efforts.  We expect to incur consulting expenses related to technology development and other efforts as well as legal and related expenses to protect the Company’s intellectual property.  Capital expenditures are expected to be between $0.5 and $1.0 million annually, but are highly dependent on the nature of the operations where co-development activities are ongoing.

Properties

Our principal office is located at 12870 Interurban Avenue South, Seattle, Washington. We currently lease approximately 6,950 square feet of office and laboratory space under a triple net lease which is due to expire in February 2017.  There is no rent due for the period November 2011 through February 2012.  Thereafter, monthly rent is $8,709 and increases by approximately 3% annually.

Legal Proceedings

  We are not a party to any pending legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Summary Selected Financial Information” and our financial statements and related notes appearing elsewhere in this prospectus.  In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited, to those set forth under “Risk Factors” and elsewhere in this prospectus.

OVERVIEW

We are a development stage company located in Seattle, Washington.  We were formed for the purpose of developing a technology that improves both the energy efficiency and emissions control characteristics of combustion systems.

To date, our operations have been funded through sales of our common stock.  We have earned no revenue since inception on January 23, 2008.  We cannot assure you that our technology will be accepted, that we will ever earn revenues sufficient to support our operations or that we will ever be profitable.  Furthermore, since we have no committed source of financing, we cannot assure you that we will be able to raise money as and when we need it to continue our operations.  If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease, our operations.

Our financial statements contemplate the continuation of our business as a going concern.  However, we are subject to the risks and uncertainties associated with a new business, as noted above we have no established source of capital, we do not yet have the ability to earn revenue and we have incurred significant losses from operations since inception.  These matters raise substantial doubt about our ability to continue as a going concern.

The 2011 Private Placement

In closings from March 17 through May 10, 2011, we conducted a private placement of our common stock, in which we raised a total of approximately $3 million in gross proceeds.  The price per share was $2.75 and the Company issued a total of 1,090,683 shares of common stock.  In conjunction with the offering, MDB Capital Group LLC acted as placement agent, and we issued to MDB, as compensation, 109,091 shares of common stock and a five-year warrant for the purchase of up to 109,091 shares of common stock at an exercise price of $2.75 per share.

CRITICAL ACCOUNTING POLICIES

The following discussion and analysis of financial condition and results of operations is based upon our financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control.  As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, the terms of existing contracts, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate.  Please see Note 2 to our financial statements for a more complete description of our significant accounting policies.

Development Stage Enterprise.  The Company is a development stage company as defined in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915 “Development Stage Entities.” The Company is devoting substantially all of its present efforts to develop and market new technologies in combustion systems, and its planned principal operations have not yet commenced. The Company has not generated any revenues from operations and has no assurance of any future revenues. All losses accumulated since its inception on January 23, 2008 have been considered as part of the Company’s development stage activities.

Basis of Presentation.  The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business, has no established source of revenue, and has incurred significant losses from operations since inception. The Company’s operations are dependent upon it raising additional capital.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty.

Research and Development.  The cost of research and development is expensed as incurred.

Income Taxes. The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.  Tax benefits from an uncertain tax position are recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

Stock-Based Compensation.  The costs of all employee stock options, as well as other equity-based compensation arrangements, are reflected in the financial statements based on the estimated fair value of the awards on the grant date. That cost is recognized over the period during which an employee is required to provide service in exchange for the award. Stock compensation for stock granted to non-employees is determined as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

RESULTS OF OPERATIONS

Comparison of Six Month Period Ending June 30, 2011 and 2010

Operating Expenses. Operating expenses consisted of research and development and general and administrative expenses.  Operating expenses increased by $1,388,676 during the six months ended June 30, 2011, from $210,791 during the six months ended June 30, 2010 to $1,599,467.  The increase resulted primarily from the payment of a $1,000,000 consulting fee in the form of common stock issued at $2.75 per share to MDB Capital Group LLC for services including assistance to build an intellectual property development strategy, retain appropriate executive personnel, and advice with respect to development of our business.  The remaining increase of $388,676 resulted primarily from an increased level of personnel for research and development and general and administrative purposes.  General and administrative expenses included costs for general and corporate functions, such as facility fees, travel, telecommunications, investor relations, insurance, professional fees, consulting fees and other overhead.

Loss from Operations.  Due to the increase in operating expenses, our loss from operations increased during six months ended June 30, 2011 to $1,599,467, from $210,791 for the six months ended June 30, 2010, presenting an increase of $1,388,676.

Net Loss. As a result of the increase in our operating expenses, our net loss for the six months ended June 30, 2011 was $1,598,422 as compared to a net loss of $210,791 for the six months ended June 30, 2010, an increase of $1,387,631.

Comparison of Fiscal Years Ending December 31, 2010 and 2009

Operating Expenses. Operating expenses are made up of research and development and general and administrative expense.  Operating expenses decreased by $133,434, or approximately 25%, during the year ended December 31, 2010, from $528,772 during the year ended December 31, 2009 to $395,338.  The decrease resulted from a decrease in research and development expenses of $2,436 and a decrease in general and administrative expenses of $130,998.  General and administrative expenses included costs for general and corporate functions, such as facility fees, travel, telecommunications, investor relations, insurance, professional fees, consulting fees and other overhead.

Loss from Operations. Due to the decline in operating expenses, our loss from operations also decreased during the year ended December 31, 2010 by $133,434, or approximately 25%, from $528,772 during the year ended December 31, 2009 to $395,338.

Net Loss. As a result of the decrease in our operating expenses, our net loss for the year ended December 31, 2010 was $395,587 as compared to a net loss of $528,772 for the year ended December 31, 2009, a decrease of $133,185 or approximately 25%.

Liquidity and Capital Resources

We have not generated revenues to date.  We have funded our operations through the sale of our common stock.  From April 2008 to August 2010 we completed an offering of our common stock from which we raised gross proceeds $841,151, and from March to May 2011 we completed a second offering of our common stock from which we raised approximately $3,000,000 in gross proceeds.  We have no committed sources of financing and we do not expect to earn revenues in the near term.

At June 30, 2011, our current assets were in excess of current liabilities resulting in working capital of $1,863,519 compared to a working capital deficiency of $380,459 at June 30, 2010.  At June 30, 2011, our accumulated deficit increased to $3,112,365 as compared to $1,329,147 at June 30, 2010 and we had stockholders’ equity of $1,937,748 at June 30, 2011 as compared to a stockholders’ deficit of $333,301 at June 30, 2010.

Operating activities in the six months ended June 30, 2011 resulted in cash outflows of $412,045 which were due primarily to the loss for the period of $1,598,422 offset by common stock issued for services in the amount of $1,007,526 and increases in accounts payable and accrued compensation expense of $197,971.  In the six months ended June 30, 2010, cash outflows of $32,534 were primarily due to the loss for the period of $210,791 offset by an increase in accrued compensation expense of $132,822 and payment of $34,336 of services with common stock.

Investing activities during the six months ended June 30, 2011 and 2010 resulted in cash outflows of $28,405 and $0, respectively, for acquisition of fixed assets.

Financing activities during the six months ended June 30, 2011 generated $2,836,338 in net cash from the issuance of common stock.  Gross proceeds of $2,999,374 were offset by issuance costs paid of $163,036.  Financing activities during the six months ended June 30, 2010 generated $32,485 in cash from the issuance of common stock.

At December 31, 2010, our current liabilities were in excess of current assets resulting in a working capital deficiency of $373,948 compared to a working capital deficiency of $246,006 at December 31, 2009.  At December 31, 2010, our accumulated deficit increased to $1,513,943 as compared to $1,118,356 at December 31, 2009 and we had a stockholders’ deficit of $316,806 as of December 31, 2010 as compared to a stockholders’ deficit of $189,331 as of December 31, 2009.

Operating activities in the year ended December 31, 2010 resulted in cash outflows of $129,966 which were due primarily to the loss for the period of $395,587 offset by common stock issued for services in the amount of $49,995, common stock to be issued in the amount of $68,674 and accrued compensation expense of $166,572.  In the year ended December 31, 2009, cash outflows of $293,013 were primarily due for the loss of the period of $528,772 offset by increases in accounts payable and accrued expenses of $42,221 and $79,359, respectively, and common stock issuable for services in the amount of $102,844.

Investing activities during the years ended December 31, 2010 and 2009 resulted in cash outflows of $0 and $19,932, respectively, for acquisition of fixed assets.

Financing activities during the years ended December 31, 2010 and 2009 generated $129,942 and $312,212, respectively, in cash from the issuance of common stock.

Off-Balance Sheet Transactions

We do not have any off-balance sheet transactions.

Future Operations

We expect to continue to incur losses in the coming quarters until we can successfully market our technology and sell related products and services.  We cannot assure you that our technology or future products and services will be accepted in the marketplace or whether and when we will become profitable.

Trends, Events and Uncertainties

Other than as discussed above, we are not aware of any trends, events or uncertainties that are likely to have a material effect on our financial condition.

Material Events

On May 10, 2011 we completed an offering of our common stock through MDB Capital Group LLC acting as our placement agent.  We offered a total of 1,090,683 shares at a price of $2.75 per share.  In consideration for its services, the placement agent received (i) 109,091 shares of our common stock and a five year warrant to purchase 109,091 shares of our common stock at an exercise price of $2.75 per share and (ii) cash in the amount of $30,000 to offset the placement agent’s expenses incurred in connection with the offering.  We also retained MDB Capital Group LLC as an intellectual property and business strategy consultant.  For these services, we issued to MDB Capital Group LLC 363,636 shares of common stock valued at $1,000,000.  The securities offered were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of all of our directors and executive officers.  Our officers are appointed by, and serve at the pleasure of, the board of directors.

Name	Age	Position
Richard F. Rutkowski	55	President, Chief Executive Officer and Chairman of the Board of Directors
Joseph Colannino	54	Chief Technology Officer
James N. Harmon	51	Chief Financial Officer
Geoffrey D. Osler	46	Chief Marketing Officer
Andrew U. Lee	60	Senior Vice President of Business Development
David B. Goodson	68	Chief Science Officer and Director
Stephen E. Pirnat	60	Director
Scott P. Isaacson	63	Director
Lon E. Bell, Ph.D.	70	Director

Biographical information with respect to our executive officers and directors is provided below.  There are no family relationships between any of our executive officers or directors.

Richard F. Rutkowski, President, Chief Executive Officer, and Chairman of the Board of Directors

Mr. Rutkowski became a director of our Company in January 2008 and was appointed as Chairman and Chief Executive Officer in February 2008.  Prior to joining ClearSign, Mr. Rutkowski was a co-founder of Microvision, Inc., a leader in optical beam-scanning display and imaging systems and served as the company’s Chief Executive Ofﬁcer and Director from September 1995 until January 2006.  In January 2000, Mr. Rutkowski co-founded Lumera Corporation, a leading developer of a broad range of devices used in optical communications, biomedical analysis and broadband imaging that are based on the company’s proprietary nano-materials and electro-optic polymers.  Mr. Rutkowski served as Vice-Chairman of the Lumera’s board from January 2000 until May 2006. In May 2006, Mr. Rutkowski co-founded Ormont, LLC, a management consultancy specializing in advising companies on financing and marketing strategy, where he served as a partner from May 2006 until February, 2008.  From November 1992 to May 1994, Mr. Rutkowski served as Executive Vice President of Medialink Technologies Corporation (formerly Lone Wolf Corporation), a developer of high-speed digital networking technology for multimedia applications in audio-video computing, consumer electronics, and telecommunications.  From February 1990 to April 1995, Mr. Rutkowski was a principal of Rutkowski, Erickson, Scott, a business development consulting ﬁrm.  Mr. Rutkowski has acquired substantial domain expertise in electronic displays, information visualization and visual interface design, mobile computing, MEMS technology and optical MEMS technology, nano-materials and electro-optic materials technology, electro-optical component and systems technology and communications network protocols.  Mr. Rutkowski has served several times as an invited member of National Technology Transfer Center’s Advisory Panel.  He has frequently been featured as a speaker or panelist at technology and business conferences, and has appeared on local and national television numerous times.  He was honored as a Technology Pioneer at the World Economic Forum in 2002 and has been acknowledged by the University of Washington for his support of the University’s research efforts.  Mr. Rutkowski attended the University of Chicago and has extensive experience in starting and building technology businesses.  For these reasons our board of directors believes that Mr. Rutkowski’s membership on our board of directors is of high value to the Company.

Joseph Colannino, Chief Technology Officer

Mr. Colannino became Chief Technology Officer of our Company in May 2011.  Prior to joining ClearSign, from December 2006 to February 2011, Mr. Colannino was director of Research and Development at John Zink Company, LLC, a wholly owned subsidiary of Koch Industries and a worldwide leader in the supply of combustion and air pollution control equipment to the energy industry. During that time his responsibilities were expanded to lead global R&D efforts. As head of global R&D, his responsibilities included management of intellectual property, oversight of John Zink’s testing facility and of the John Zink Institute, which trains more than 1,000 students per year in various aspects of combustion.  From November, 2005 to November 2006, Mr. Colannino headed knowledge management efforts at John Zink.  Mr. Colannino has more than 25 years in the combustion industry and has authored or contributed to several books including Industrial Combustion Testing, The Air Pollution Control Guide, The John Zink Combustion Handbook and Modeling of Combustion Systems – A Practical Approach. He is a registered professional engineer and has written and reviewed problems appearing on the NCEES professional engineering exam, given in all 50 states for professional engineering licensure.  Mr. Colannino’s areas of expertise include R&D management, combustion, pollutant formation and control, and statistical experimental design. Past and present memberships include the American Institute of Chemical Engineers, the American Chemical Society, the Air and Waste Management Association, the American Statistical Association and the National Association of Professional Engineers. Mr. Colannino received a BSc. from the California Polytechnic University in Pomona, and a Masters in Knowledge Management from the University of Oklahoma.

James N. Harmon, Chief Financial Officer

Mr. Harmon was appointed as our Chief Financial Officer in June 2011.  Prior to joining ClearSign, Mr. Harmon was Chief Financial Officer of Sahale Snacks, Inc., a highly-differentiated premium snack manufacturer located in Seattle, from September 2010.  He was responsible for all financial matters including acquisition of commodities.  From November 2008 to September 2010, Mr. Harmon was a financial and real estate consultant for various businesses, including Sahale Snacks.  From January 1992 to November 2008, Mr. Harmon held senior management positions and was Treasurer and Secretary of Sabey Corporation, a Seattle-based real estate and investment company that is among the nation’s largest data center landlords for tenants such as Microsoft and JP Morgan Chase.  Mr. Harmon was Chief Financial Officer from January 1992 to August 2003 and Senior Vice President-Investments from September 2003 to November 2008.  Mr. Harmon was responsible for all financial matters including transactions and financings for sizable commercial properties and both publicly and privately traded securities.  Prior to his hiring, Mr. Harmon assisted Sabey Corporation in the initial public offering of one of its affiliates, Sun Sportswear, Inc.  Previously, Mr. Harmon was a certified public accountant with Price Waterhouse from 1982 to 1989 where he became an Audit Manager specializing in the manufacturing and retail industries, including SEC registrants filing under the 1933 and 1934 Acts.  Mr. Harmon received a B.A. in Business Administration/Accounting from Washington State University.

Geoffrey D. Osler, Chief Marketing Officer

Mr. Osler was appointed as our Chief Marketing Officer in February 2008.  He also served as a director from February 2008 until February 2011.  In May 2006, Mr. Osler co-founded Ormont, LLC, a management consultancy specializing in advising companies on financing and marketing strategy, where he served as a partner from May 2006 until February 2008.  From May 2007 until December 2009, he served as Vice President of Marketing and as a Director of Syngence Corporation, a Dallas, Texas based electronic discovery software company. From February 1999 until March 2006, he was Group Marketing Manager, Internet Products, and later Director of Partner Marketing for Adobe Systems, Inc. where he was responsible for worldwide programs with membership in excess of 10,000 developers, service providers, and certified training centers. From 1996 to 1999, Mr. Osler headed marketing and business development for Baseview Products, Inc., a division of Harris Corporation and a major systems integrator in the newspaper industry. Mr. Osler has managed marketing teams in Europe, Asia and the Middle East in addition to the United States and Canada. Mr. Osler was co-founder and marketing director of Crosstree Systems Inc., the developer of Target, one of the world’s ﬁrst daily, industry-specific email news services.  In 1994 at Science and Information Technology, Ltd., Mr. Osler was part of the team that created MAPS, one of the ﬁrst software systems to enable web-based image searching and content management.  Mr. Osler concluded agreements placing MAPS at some of the world’s leading publications including The Times of London, The Daily Mirror and The Economist.  From 1992 to 1994, at the beginning of the shift to a free market, Mr. Osler worked for Apple Computer in Warsaw, Poland with  responsibility for product localization and securing exclusive distribution agreements with leading U.S. software and hardware manufacturers. Mr. Osler has a B.A. in Political Science and Journalism from the University of Western Ontario.

Andrew U. Lee, Senior Vice President of Business Development

Mr. Lee was appointed as our Senior Vice President, Business Development in May 2011. Prior to joining ClearSign, he was Senior Vice President, Sales and Business Development for Adapx, Inc. from July 2008 to May 2011. At Adapx, Mr. Lee had overall P&L and revenue responsibility, assisted with three product launches, and developed OEM relationships in the medical, commercial and defense industries. From November 2006 to May 2008, Mr. Lee was Senior Vice President, Sales for Zonar Systems, Inc., with overall revenue responsibility. From January 2006 to November 2006, he was a partner with Paladin Partners, an early stage business consulting enterprise.  From June 1999 to January 2006, Mr. Lee was Vice President, Sales of Microvision, Inc., where he developed numerous channel partners in the US, Europe and Asia. During his tenure, Microvision was awarded the “Fast 50” designation from Deloitte & Touche for sales growth in Washington State. Mr. Lee has extensive experience in the aerospace, defence, retail, transportation and medical sectors and expertise in sales force leadership, and the formation of strategic alliances and contract negotiation. Mr. Lee has a B.A. in Political Science from the University of California, Berkeley.

David B. Goodson, Chief Science Officer and Director

Mr. Goodson became a director of our Company in January 2008 and was appointed as Chief Science Officer in February 2008. Mr. Goodson is also Executive Director of the Alternative Energy Resources Alliance (AERA), a Washington State non-profit foundation dedicated to the development of new forms of electromechanical conversion technology.  Mr. Goodson founded AERA in 2002. During his career, Mr. Goodson has led the development and commercialization of a diverse array of technologies including electro-optic polymer materials, advanced combustion systems and fermentation technologies.  He has also been a technology advisor and consultant to several other companies in related areas.  As founder of Air Pollution Systems, Inc., Mr. Goodson invented and co-developed with the Electric Power Research Institute a novel pre-charger device to increase the effectiveness of electrostatic precipitators.  The company was acquired in 1978 by the Linde division of Union Carbide and the technology remains an industry standard in the reduction of particulate emissions resulting from industrial-scale combustion.  Earlier in his career, Mr. Goodson was a senior manager at Boeing Aerospace where he was responsible for development efforts at subcontractors such as Bendix, Sperry and IBM, and was granted the US Government’s highest level of security clearance for his work in the defense arena.  Mr. Goodson’s scientiﬁc interests began in high school when he collaborated with James Watson and Francis Crick, co-discoverers of the structure of DNA, to place at the top of the International Science Fair.  He was also awarded the Patriotic Civilian Service Award by the United States Army for work of value to the Army.  Mr. Goodson’s numerous US patents include US 4,110,086, US 4,675,029, US 9/760,214 and US 5,702,244.  In light of Mr. Goodson’s extensive science background and his experience in developing and successfully commercializing new technologies, we believe that his membership on our board of directors is of high value to the Company.

Stephen E. Pirnat, Director

Mr. Pirnat became a director of our Company in November 2011. Since September 2009, Mr. Pirnat has held the position of President of Quest Integrated Inc., a technology incubator and boutique private equity firm, and the President & CEO of the newly formed Quest Metrology Group LLC.  From February 2000 to September 2009, Mr. Pirnat served as President & CEO of the John Zink Company, LLC, a wholly owned subsidiary of Koch Industries and a worldwide leader in the supply of combustion and air pollution control equipment to the energy industry.  In that former capacity, Mr. Pirnat was a Board member of Quest Integrity Group.  Mr. Pirnat, a long-time executive with Ingersoll-Rand and Ingersoll-Dresser Corporation, went to John Zink from a previous post as President & CEO of Pangborn Corporation, a leading supplier of surface preparation equipment and associated services to the automotive and aircraft industries. Mr. Pirnat began his career as an applications engineer with the Pump and Condenser Group of Ingersoll-Rand, where he advanced through a variety of sales, marketing, engineering, and operational positions with that company and its successor, Ingersoll-Dresser.  These positions included Vice President of Ingersoll-Rand’s Standard Products Division, Vice President of Marketing for Ingersoll-Dresser Pumps, President of Ingersoll-Dresser Pumps Canada Ltd., and Vice President & General Manager of Ingersoll-Rand Engineered Equipment Division.  Mr. Pirnat holds a BSc. in Mechanical Engineering from the New Jersey Institute of Technology.  Mr. Pirnat’s technological expertise and business experience in the combustion and air pollution control industry led us to conclude that he would be a valuable addition to our board of directors.

Scott P. Isaacson, Director

Mr. Isaacson became a director of our Company in November 2011. He has over 33 years of experience in advising and representing businesses in managing their programs related to environmental, legal and regulatory risk issues.  Since 2000, he has held the position as Vice President with California Portland Cement Company where he oversees the environmental programs for this construction materials manufacturing company with operations located in the Western United States.  Mr. Isaacson is an experienced legal expert on a broad scope of environmental compliance requirements for major federal environmental laws and programs as well as related state programs.  He has been the principal advising attorney on environmental issues for complex, multi-program projects to include remediation of federal and state cleanup sites, development projects, industrial air emissions, and, more recently, federal and state actions to regulate greenhouse gases.  In his prior position as a partner with the Seattle law firm of Bogle and Gates, he advised clients on federal, state and local environmental compliance, land use, government contractor liability and exposure to toxic or hazardous materials as well as issues related to individual and corporate civil and criminal liability under environmental laws.  Clients included local governments and a number of large and mid-size businesses and companies involved in manufacturing, production, and service.  Previous to that , he was the Chief of the Environmental Law Division at the Department of the Army and the senior attorney responsible for advising commands throughout the United States on environmental policy and compliance issues arising from Army activities, and handled or supervised complex and significant environmental actions that were under the scrutiny of federal, state, and local regulators as well as interested private environmental organizations.  Mr. Isaacson holds a BSc. from the U.S. Military Academy at West Point and a Juris Doctor from the University of Washington.  He is a member of the bar for United States Supreme Court, the Supreme Court of the State of Washington, and the District of Columbia Court of Appeals.  Mr. Isaacson’s business experience and legal expertise in the field of environmental compliance led us to conclude that he would be a valuable addition to our board of directors.

Lon E. Bell, Ph.D., Director

Dr. Bell became a director of our Company in November 2011. He founded Amerigon Inc. in 1991 and has been a Consultant to Amerigon since December 2010. Dr. Bell has served many roles in Amerigon, Inc., including Chief Technology Officer until December 2010, Director of Technology until 2000, Chairman and Chief Executive Officer until 1999, and President until 1997. Dr. Bell served as the Chief Executive Officer and President of BSST LLC, a subsidiary of Amerigon from September 2000 to December 2010. He has served as a Director of Amerigon since 1991. Previously, Dr. Bell co-founded Technar Incorporated, which developed and manufactured automotive components, and served as Technar’s Chairman and President until selling majority ownership to TRW Inc. in 1986. Dr. Bell continued managing Technar, then known as TRW Technar, as its President until 1991. He co-founded Mahindra REVA Electric Vehicle Co Ltd. in 1994 and serves as its Vice Chairman. He has been a Member of Scientific Advisory Board of Nextreme Thermal Solutions, Inc. since 2006. Dr. Bell is a leading expert in the mass production of thermoelectric products. He has authored more than 20 publications in the areas of thermodynamics of thermoelectric systems, automotive crash sensors, and other electronic and electromechanical devices. Five of his inventions have gone into mass production and dominated their target markets. Dr. Bell received a BSc. in Mathematics, an MSc. in Rocket Propulsion, and a Ph.D. in Mechanical Engineering from the California Institute of Technology.  Dr. Bell’s recognized technological expertise in the field of thermodynamics and his demonstrated ability to commercialize inventions led us to conclude that he would be a valuable addition to our board of directors.

Director Independence

Our board of directors has unanimously determined that Stephen E. Pirnat, Scott P. Isaacson and Lon E. Bell, Ph.D., comprising a majority of our board of directors, are “independent directors” as such term is defined by Nasdaq Marketplace Rule 5605(a)(2). We presently do not have any committees relating to our board of directors, since we have thus far not been required to establish and maintain committees.  However, in accordance with Nasdaq requirements, we intend to establish an audit committee and a compensation committee by the end of 2011.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K, except that on August 25, 2008 Mr. Osler filed for personal bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, and his reorganization plan was confirmed on February 5, 2010 with an effective date of March 15, 2010.  Mr. Osler’s case was reopened in February 2011 in order to modify the reorganization plan, and the modified plan was confirmed on April 27, 2011.  The Company does not believe the foregoing impacts Mr. Osler’s service to the Company.

Technical Advisors

We have a group of technical advisors comprised of individuals with expertise which we call upon for assistance and advice in designing, developing, and marketing our technology.  Our technical advisors are consultants who are not members of our board of directors and are not vested with any decision making authority with respect to the Company.  The following table sets forth the names and ages of our advisors as of September 30, 2011, and biographical information about each member follow.

Name	Age	Position
Thomas S. Hartwick, Ph.D.	77	Advisor
Robert E. Breidenthal, Ph.D.	60	Advisor
Uri Shumlak, Ph.D.	46	Advisor
John C. Kramlich, Ph.D.	60	Advisor
Swapna Hiray	39	Advisor

Thomas S. Hartwick, Ph.D., Advisor

Dr. Hartwick became an Advisor of our Company in January 2008.  He has more than 45 years of experience in general management in the US aerospace industry, leading large organizations in research and development, technology transfer/insertion and mainstream business management supporting all segments of the U.S. government. From 1992 to 1995, Dr. Hartwick led the Satellite Payload Program and System Design Group for TRW. Previously, he was Strategic Plan Manager for Hughes Aircraft Company.  Dr. Hartwick’s general management responsibilities have included electro-optic R&D laboratories, chip R&D and manufacturing, and corporate strategic planning. His areas of published academic research include sensors and imaging, optical communications, magnetic materials, microwave devices, molecular lasers, far-infrared lasers, and laser heterodyne radiometry.  Appearing regularly as an expert at various Congressional hearings, Dr. Hartwick currently holds Top Secret (Level III) security clearance with the U.S. Government.  Dr. Hartwick serves on a number of academic, government, and industrial boards in a technical management role. He is past Chairman (Emeritus) of the Advisory Group on Electron Devices for the Office of the Secretary of Defense and Chair of National Research Council committees on Aviation Security Research and Development. He is active with the Defense Science Board and General Accounting Office, and has served for more than two decades with the National Technology Transfer Center. Dr. Hartwick serves on three corporate boards and is Vice Chair of the Board on Manufacturing and Engineering Design for the National Academy of Science and Engineering. He served on the board of directors of Aculight Corporation, which was acquired in September 2008 by Lockheed Martin Corporation.  Dr. Hartwick received a BSc. in Physics from the University of Illinois, a MSc. in physics from the University of California, Los Angeles and a Ph.D. in electrical engineering from the University of Southern California.

Robert E. Breidenthal, Ph.D., Advisor

Dr. Breidenthal became anAdvisor of our Company in November 2009. A professor at the University of Washington’s Department of Aeronautics and Astronautics since 1980, Dr. Breidenthal is a recognized expert in turbulent entrainment, including the high-speed mixing of fuel and oxidant and the high-velocity fluid flow that power jet engines and turbine generators. He has led projects for companies including The Boeing Company, CH2M Hill, ARCO Alaska and PACCAR, and has received research support from the Air Force Office of Scientific Research, the National Science Foundation, NASA and ASEA Brown Boveri, Ltd., of Switzerland.  Dr. Breidenthal has published numerous papers for major scientific journals on subjects including ignition and flame propagation process, turbulent mixing, flow visualization, mixing and chemical reaction, elements of entrainment, and addressing complexity in laboratory experiments. Journals in which his papers have appeared include the American Institute of Aeronautics and Astronautics, Physics of Fluids, Journal of the Atmospheric Sciences, and the Journal of the Royal Meteorological Society. He has presented papers at the Symposium of Turbulence and Diffusion, the International Conference on Lasers and Applications, and the International Conference on Fluid Mechanics.  Among several issued patents, Dr. Breidenthal is the inventor of a method of improving fuel and air mixing in high-pressure combustion systems, which describes an approach to simplify mechanical design while at the same time reducing emissions, improving fuel efficiency and increasing compression ratios (horsepower). His work is also cited in numerous other US and international patents.  Dr. Breidenthal received a BSc. in Aeronautical Engineering from Wichita State University, and a MSc. and Ph.D. in Aeronautics from the California Institute of Technology.

Uri Shumlak, Ph.D., Advisor

Dr. Shumlak became an Advisor of our Company in January 2010. A professor at the University of Washington’s Department of Aeronautics and Astronautics since 1994, Dr. Shumlak’s expertise includes plasma physics, innovative magnetic plasma confinement for fusion energy, electric propulsion, and theoretical and computational plasma modeling. Dr. Shumlak was the recipient of the American Institute of Aeronautics and Astronautics Abe Zarem Award of Excellence in 2003, and is a two-time recipient of the University of Washington Aeronautics and Astronautics Professor of the Year Award in 1999 and 2002. His work includes theoretical and experimental investigation of the stabilizing effect of sheared flows in magnetically confined plasmas and he has been invited to speak at numerous international conferences. Dr. Shumlak has published dozens of papers in major scientific journals, including the Journal of Computational Physics, Review of Scientific Instruments, Physical Review Letters, The Journal of Propulsion and Power and Nuclear Fusion. Dr. Shumlak has been awarded several US patents for his invention of a Plasma-Based EUV Light Source. Professor Shumlak received a BSc. from Texas A&M University and a Ph.D. in Nuclear Engineering from the University of California, Berkeley.

John C. Kramlich, Ph.D., Advisor

Dr. Kramlich became an Advisor of our Company in January 2010. Dr. Kramlich has been a Professor of Mechanical Engineering and the Associate Chair for Academics at the University of Washington’s College of Engineering since 1992. His principal technical interests include combustion, with an emphasis on pollutant formation and control, and the numerical and theoretical analysis of turbulent reacting flows involving combustion. Earlier in his career, he was vice president, process research and development at the Energy and Environmental Research Corporation, where he led research into the development of pollution reduction techniques for large fossil fuel-fired energy systems. Dr. Kramlich has also worked on a number of consulting projects involving energy systems at power plants, oil refineries and biomass conversion plants.  Dr. Kramlich’s research interests include mechanisms of resperable ash generation from coal and biomass fuels, development of an acoustically-enhanced afterburner for shipboard incineration applications, development of a turbulence / chemistry performance model for natural gas reburning and NOX control and flame liftoff and stability in microgravity environments.  He has published in numerous  scientific journals, including Nature for an advanced selective reduction process for NOX control, Geophysical Research Letters for an artifact in the measurement of N2O from combustion sources and in Fuel Processing Technology for a chemical kinetic model for the homogeneous oxidation of mercury by chlorine species.  In 1996, Dr. Kramlich received the Environmental Protection Agency’s Scientific and Technological Achievement Award for his work on Nitrous Oxide Behavior in the Atmosphere, and in Combustion and Industrial Systems.  Dr. Kramlich’s work at the University of Washington has been supported by the Environmental Protection Agency, the Department of Energy, the National Science Foundation, NASA, the Gas Research Institute, and various industrial organizations.  Dr. Kramlich received his Ph.D. in Engineering Science from Washington State University.

Swapna Hiray, Advisor

Swapna Hiray became an Advisor of our Company in April 2008. Ms. Hiray is Senior Business Development Analyst at Intellectual Ventures in Bellevue, Washington, a position she has held since June 2008. Previously, Ms. Hiray was a member of the technology development group at Pratt & Whitney, a division of United Technologies Corporation from April 2004. Ms. Hiray directed the marketing of Pratt & Whitney’s Pulse Detonation Engine (PDE) technology, a new product for the removal of ash deposition from utility and other industrial boilers.  In this capacity, she worked extensively with customers including American Electric Power (AEP). Prior to Pratt & Whitney, from 2001 to 2004, Ms. Hiray was responsible for managing and marketing of new innovations at University of Washington Center for Commercialization. There, she collaborated with the faculty and administration to establish the technical merits of new innovations and identify potential applications. Ms. Hiray has an undergraduate degree in Engineering. She obtained her MBA from the University of Washington Foster School of Business.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid to or earned by our Chief Executive Officer and our Chief Marketing Officer, who during 2010 and 2009 was also our principal financial officer.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Richard F. Rutkowski	2010	$131,250	(1)	-	-	-	-	-	$131,250
Chief Executive Officer, President (Principal Executive Officer) and Director	2009	150,000		-	-	-	-	-	150,000

Geoffrey D. Osler (3)	2010	105,000	(2)	-	-	-	-	-	105,000
Chief Marketing Officer	2009	120,000		-	-	-	-	-	120,000

(1)	Of this amount, $54,851 was paid in cash, with the remainder accrued as unpaid compensation. Of this amount, $52,381 was paid in April 2011 and the remainder was paid in September 2011.

(2)	Of this amount, $43,441 was paid in cash, with the remainder accrued as unpaid compensation. Of this amount, $38,095 was paid in April 2011 and the remainder was paid in September 2011.

(3)	Mr. Osler served as a director on our board, without compensation, from February 2008 through February 2011.

Current and Future Compensation Practices

Currently, our compensation program consists only of the payment of base salaries with cash.  During 2011, we implemented a compensation program for our employees consisting of base salary and awards of stock options or restricted stock.  We believe that a combination of cash, options for the purchase of common stock, or grants of restricted stock will allow us to attract and retain the services of the individuals who will help us achieve our business objectives, thereby increasing value for our shareholders.  We believe that share ownership by our employees is an effective method to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders. No employee will be required to own common stock in our Company.

In setting the compensation for our officers, we look primarily at the person’s responsibilities, at salaries paid to others in businesses similar to ours, at the person’s experience and education and at our ability to replace the individual.  We expect the base salaries of our executive officers to remain relatively constant unless the person’s responsibilities are materially changed.  During 2009 and 2010, because we had limited cash resources, we periodically accrued salaries for our executive officers.  As of September 30, 2011, our executive officers were paid in cash all accrued wages due to them through that date.  It is possible that we will again be unable to pay these salaries in a timely manner until we begin to generate cash from sales of our products or we arrange additional financing in the form of equity sales or debt instruments.

We also expect that we may pay bonuses in the future to reward exceptional performance or for the achievement of agreed upon targets, either by the individual or by the Company.

Employment Agreements

We do not currently have any written employment agreements with any of our other executive officers.

Outstanding Equity Awards at December 31, 2010

There were no awards of equity securities granted to our executive officers during the year ended December 31, 2010.

Compensation Committee Interlocks and Insider Participation

We do not currently have a compensation committee.  Each member of the board of directors, including our Chief Executive Officer and Chief Science Officer, participated during the year ended December 31, 2010 in deliberations concerning the compensation of our executive officers.

Director Compensation

Members of our board of directors do not receive compensation for their service as directors at this time.  However, commencing on the effective date of the registration statement of which this prospectus forms a part, each of the independent directors comprising Messrs. Pirnat and Isaacson and Dr. Bell will receive each calendar year $50,000 in cash and $50,000 of stock or stock option grants in accordance with the Company’s 2011 Equity Incentive Plan.  There was no compensation paid to our directors for their services as directors during the year ended December 31, 2010.  All directors are reimbursed ordinary and reasonable expenses incurred in exercising their responsibilities.

Indemnification

See the section of this prospectus titled “Indemnification of Directors and Executive Officers”.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock.  This summary does not purport to be complete in all respects.  This description is subject to and qualified entirely by the terms of our Articles of Incorporation, as amended and our bylaws, copies of which have been filed with the SEC and are also available upon request from us.

Authorized Capitalization

We have 52,000,000 shares of capital stock authorized under our Articles of Incorporation, consisting of 50,000,000 shares of common stock and 2,000,000 shares of preferred stock.  As of September 30, 2011, we had 4,118,114 shares of common stock outstanding and no shares of preferred stock outstanding.  Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.  If the approval of our shareholders is not so required, our board of directors may determine not to seek shareholder approval.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock.  The shares of common stock are neither redeemable nor convertible.  Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name.  No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.  All of the outstanding shares of our common stock are fully paid and non-assessable.  The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

There is no public market for our common stock.  We intend to apply for listing of our common stock on the Nasdaq Capital Market, and listing on this exchange is a condition to the consummation of this offering.

Preferred Stock

Our Articles of Incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our shareholders.  We currently have no shares of preferred stock outstanding.

Subject to the limitations prescribed in our Articles of Incorporation and under Washington law, our Articles of Incorporation authorize the board of directors, from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof.  The issuance of preferred stock could adversely affect the rights of holders of our common stock, including with respect to voting, dividends and liquidation and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights.  Such issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control.  Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our Company or to make removal of management more difficult.  Additionally, the issuance of preferred stock may decrease the market price of our common stock.

Stock Options and Warrants

As of September 30, 2011, the following were outstanding:

●	173,091 shares of our common stock reserved for issuance under various outstanding warrant agreements, at a weighted average exercise price of $2.57 per share; and

●
500,000 shares of our common stock reserved for future issuance under our 2011 Equity Incentive Plan, of which 290,000 shares are reserved for issuance under various outstanding option agreements at a weighted average exercise price of $2.75 per share and 100,000 are reserved for restricted stock grants.

Voting Agreement

On March 4, 2008, David Goodson, the BD and DBG Living Trust (formerly known as the B. D. and D. G. Goodson Trust), The Alternative Energy Resource Alliance (a former shareholder controlled by David Goodson), Geoffrey Osler, Richard Rutkowski, The Rutkowski Family Trust I (formerly known as Trinity West Trust I) and The Rutkowski Family Trust II (formerly known as Trinity West Trust II) (collectively, the “Rutkowski Family Trusts”) entered into a Voting Agreement.  Pursuant to the terms of the Voting Agreement, each party to it agrees to vote his or its voting stock for the designee selected by the following:

●
the group made up of David Goodson, the BD and DBG Living Trust and Alternative Energy Resource Alliance is entitled to designate one member of the board of directors, so long as in the aggregate they hold 15% of the outstanding capital stock;

●	Mr. Osler is entitled to designate one member of the board of directors so long as he holds 5% of the outstanding common stock; and

●	Mr. Rutkowski and the Rutkowski Family Trusts is entitled to designate one member of the board of directors so long as in the aggregate they hold 7.5% of the outstanding common stock.

When ownership of the designating person or designating group drops below the required threshold, the right to designate a director terminates.  No designated director can be removed unless the removal is directed or approved by the designating person or designating group.  Any vacancy on the board of directors caused by the resignation, death, removal or disqualification of a designated director may be filled by the person or group responsible for his designation.  The parties also agreed not to vote to change the number of directors so long as the Voting Agreement is in effect and not to revoke the Voting Agreement.  The Voting Agreement will terminate upon the consummation of the first underwritten public offering of our common stock (other than for a sale of securities to be issued to our employees or to be issued in a transaction which is subject to Rule 145 promulgated under the Securities Act of 1933, as amended), by agreement of the parties (although if the designating person or designating group does not own at least 10% of the outstanding common stock, the remaining parties are not required to obtain the consent of that designating person or designating group to terminate the Voting Agreement) or upon the consummation of a change of control, as that term is defined in the Voting Agreement.

Founders Agreement

On April 14, 2008 the Company entered into a Founders Agreement with David Goodson, BD and DBG Living Trust, The Alternative Energy Resource Alliance (a former shareholder controlled by David Goodson), Geoff Osler, Richard Rutkowski, The Rutkowski Family Trust I and The Rutkowski Family Trust II (individually a “Shareholder” and collectively the “Shareholders”).  For purposes of this discussion, David Goodson, BD and DBG Living Trust and The Alternative Energy Resource Alliance form a Shareholder group and Richard Rutkowski, The Rutkowski Family Trust I and The Rutkowski Family Trust II form a Shareholder group.  Pursuant to the Founders Agreement, before a Shareholder may voluntarily transfer his or its shares of common stock, or before a Shareholder’s shares of common stock can be transferred involuntarily, the non-transferring Shareholders will have a right of first refusal to purchase all or any portion of the transferred shares and the Company will have a right of first refusal to purchase any shares not purchased by the non-transferring Shareholders.  The transferring Shareholder must give written notice to the non-transferring Shareholders of the terms of the proposed transfer.  The non-transferring Shareholders will have a period of 10 business days to elect to purchase all or any portion of their respective pro rata shares at the same price and subject to the same terms and conditions as described in the notice.  If the non-transferring Shareholders fail to purchase all of the shares being transferred, the transferring Shareholder must provide notice to the Company of the number of shares available for purchase.  The Company will have a period of 15 business days to exercise its right of first refusal and must complete the purchase within 30 days of receiving the notice.  If the transfer is by pledge, gift, in-kind transfer or involuntary transfer, then the non-transferring Shareholders and the Company may purchase the shares at fair market value, which will be determined in good faith by the Company’s board of directors.  Like the Voting Agreement, the Founders Agreement will terminate upon the consummation of the first underwritten public offering of our common stock (other than for a sale of securities to be issued to our employees or to be issued in a transaction which is subject to Rule 145 promulgated under the Securities Act of 1933, as amended), by agreement of the parties (although if a Shareholder or Shareholder group does not own at least 10% of the outstanding common stock, the remaining parties are not required to obtain the consent of that Shareholder or Shareholder group to terminate the Founders Agreement), upon the consummation of a change of control, as that term is defined in the Founders Agreement or when the shares of common stock owned collectively by the Shareholders constitutes less than 20% of the Company’s outstanding capital stock.

Anti-Takeover Effects of Certain Provisions of Washington Law and Our Charter Documents

The following is a summary of certain provisions of Washington law, our Articles of Incorporation and our bylaws.  This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Washington and our Articles of Incorporation and bylaws.

Effect of Washington Anti-Takeover Statute.  Assuming that the registration statement of which this prospectus is a part is declared effective, we will be subject to Section 23B.19 of the Washington Revised Statutes, an anti-takeover law (the “Anti-Takeover Statute”).  In general, the Anti-Takeover Statute prohibits a target corporation from entering into a significant business transaction with an acquiring person for a period of five years following the acquiring person’s share acquisition unless

•
the share acquisition is exempt because it was inadvertently made and the acquiring person divests himself of a sufficient amount of the voting shares so that he is no longer the beneficial owner, directly or indirectly, of 10% or more of the outstanding voting shares of the target corporation and would not have, during the five year period prior to the announcement date of the significant business transaction been an acquiring person but for the inadvertent acquisition,

•
the significant business transaction or the purchase of shares made by the acquiring person is approved prior to the acquiring person’s share acquisition time by a majority of the members of the board of directors of the target corporation; or

•
At or subsequent to the acquiring person’s share acquisition time, the significant business transaction is approved by a majority of the members of the board of directors of the target corporation and approved at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting shares, except shares beneficially owned by or under the voting control of the acquiring person.

The Anti-Takeover Statute generally defines an “acquiring person” as a person or group of persons, other than the target corporation or a subsidiary of the target corporation, who beneficially owns 10% or more of the outstanding voting shares of the target corporation.  The term “acquiring person” does not include a person who (a) beneficially owned 10% or more of the outstanding voting shares of the target corporation on March 23, 1988; (b) acquires its shares by gift, inheritance, or in a transaction in which no consideration is exchanged; (c) exceeds the 10% threshold as a result of action taken solely by the target corporation, such as redemption of shares, unless that person, by his own action, acquires additional shares of the target corporation; (d) beneficially was the owner of 10% or more of the outstanding voting shares prior to the time the target corporation had a class of voting shares registered with the SEC pursuant to section 12 or 15 of the Securities Exchange Act; or (e) beneficially was the owner of 10% or more of the outstanding voting shares prior to the time the target corporation amended its articles of incorporation to provide that the corporation shall be subject to the provisions of this chapter.

The Anti-Takeover Statute defines a “significant business transaction” as:

(a)
A merger, share exchange, or consolidation of a target corporation or a subsidiary of a target corporation with (i) an acquiring person, or (ii) any other domestic or foreign corporation which is, or after the merger, share exchange, or consolidation would be, an affiliate or associate of the acquiring person;

(b)
A sale, lease, exchange, mortgage, pledge, transfer, or other disposition or encumbrance, whether in one transaction or a series of transactions, to or with an acquiring person or an affiliate or associate of an acquiring person of assets of a target corporation or a subsidiary of a target corporation (i) having an aggregate market value equal to 5% or more of the aggregate market value of all the assets, determined on a consolidated basis, of the target corporation, (ii) having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the target corporation, or (iii) representing 5% or more of the earning power or net income, determined on a consolidated basis, of the target corporation;

(c)
The termination, while the corporation has an acquiring person and as a result of the acquiring person’s acquisition of 10% or more of the shares of the corporation, of 5% or more of the employees of the target corporation or its subsidiaries employed in this state, whether at one time or over the five-year period following the share acquisition time;

(d)
The issuance, transfer, or redemption by a target corporation or a subsidiary of a target corporation, whether in one transaction or a series of transactions, of shares or of options, warrants, or rights to acquire shares of a target corporation or a subsidiary of a target corporation to or beneficially owned by an acquiring person or an affiliate or associate of an acquiring person except pursuant to the exercise of warrants or rights to purchase shares offered, or a dividend, distribution, or redemption paid or made pro rata to, all shareholders or holders of options, warrants, or rights to acquire shares of the target corporation, and except for involuntary redemptions permitted by the target corporation’s charter or by the law of this state or the state of incorporation;

(e)
The liquidation or dissolution of a target corporation proposed by, or pursuant to an agreement, arrangement, or understanding, whether or not in writing, with an acquiring person or an affiliate or associate of an acquiring person;

(f)
A reclassification of securities, including, without limitation, any shares split, shares dividend, or other distribution of shares in respect of stock, or any reverse shares split, or recapitalization of a target corporation, or a merger or consolidation of a target corporation with a subsidiary of the target corporation, or any other transaction, whether or not with or into or otherwise involving an acquiring person, proposed by, or pursuant to an agreement, arrangement, or understanding, whether or not in writing, with an acquiring person or an affiliate or associate of an acquiring person, that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of a class or series of voting shares or securities convertible into voting shares of a target corporation or a subsidiary of the target corporation that is directly or indirectly owned by an acquiring person or an affiliate or associate of an acquiring person, except as a result of immaterial changes due to fractional share adjustments; or

(g)
A receipt by an acquiring person or an affiliate or associate of an acquiring person of the benefit, directly or indirectly, except proportionately as a shareholder of a target corporation, of loans, advances, guarantees, pledges, or other financial assistance or tax credits or other tax advantages provided by or through a target corporation.

Finally, the Anti-Takeover Statute defines a “target corporation” as:

(a)	Every domestic corporation, if:

(i)           The corporation has a class of voting shares registered with the SEC pursuant to Section 12 or 15 of the Securities Exchange Act; or

(ii)           The corporation’s articles of incorporation have been amended to provide that such a corporation shall be subject to the provisions of this chapter, if the corporation did not have a class of voting shares registered with the SEC pursuant to section 12 or 15 of the Securities Exchange Act on the effective date of that amendment; and

(b)	Every foreign corporation required to have a certificate of authority to transact business in the State of Washington if:

(i)           The corporation has a class of voting shares registered with the SEC pursuant to section 12 or 15 of the Securities Exchange Act;

(ii)           The corporation’s principal executive office is located in the state;

(iii)           The corporation has: (A) more than 10% of its shareholders of record resident in the state; or (B) more than 10% of its shares owned of record by state residents; or (C) 1,000 or more shareholders of record resident in the state;

(iv)           A majority of the corporation’s employees, together with those of its subsidiaries, are residents of the state or the corporation, together with its subsidiaries, employs more than one thousand residents of the state; and

(v)           A majority of the corporation’s tangible assets, together with those of its subsidiaries, measured by market value, are located in the state or the corporation, together with its subsidiaries, has more than fifty million dollars’ worth of tangible assets located in the state.

Our Charter Documents.  Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our shareholders.  Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock.  One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management.  If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without shareholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent shareholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Articles of Incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock.  The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock.  The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Cumulative Voting.  Our Articles of Incorporation do not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies.  Our bylaws provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Shareholders.  A special meeting of shareholders may only be called by our chairman of the board, the president or the board of directors or by holders of at least 25% of all the votes entitled to be cast proposed to be considered at the special meeting.

DIVIDEND POLICY AND OTHER SHAREHOLDER MATTERS

We have never paid cash dividends on our securities and we do not anticipate paying any cash dividends on our shares of common stock in the foreseeable future.  We intend to retain any future earnings for reinvestment in our business.  Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our board of directors deems relevant.

We intend to apply for the listing of our common stock on the Nasdaq Capital Market but we cannot assure you that our application will be approved.  If our application is not approved, we may not complete the offering.

As of September 30, 2011, we had approximately 4,118,114 shares of common stock outstanding, held of record by approximately 77 shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our common stock beneficially owned by (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors and named executive officers, and (iii) all executive officers and directors as a group. Generally, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days pursuant to options, warrants, conversion privileges or similar rights.  Unless otherwise indicated, ownership information is as of September 30, 2011 and is based on 4,118,114 shares of common stock outstanding on that date.

Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)		Percent of Class
Directors and Officers:
Richard F. Rutkowski	225,000		5.3%
Geoffrey D. Osler	392,900		9.5%
David B. Goodson	-		0.0%
James N. Harmon	100,000	(3)	2.4%
All Directors and Executive Officers as a Group (3 persons)	717,900		17.0%

5% Shareholders:
Howard Sprouse	832,000	(4)	20.2%
Ronald P. Erickson	384,000	(5)	9.3%
Integrated Surgical Systems, Inc.	363,636	(6)	8.8%
MDB Capital Group LLC	290,819	(7)	7.0%

(1)	The address of each officer and director is 12870 Interurban Avenue South, Seattle, Washington 98168.

(2)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally determined by voting powers and/or investment powers with respect to securities.  Unless otherwise noted, the shares of common stock listed above are owned as of September 30, 2011 and are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.

(3)
These shares were awarded under the 2011 Equity Incentive Plan and are subject to repurchase by the Company at $0.0001 per share should Mr. Harmon terminate employment, or upon other related circumstances, prior to June 30, 2015.

(4)
Mr. Sprouse is the trustee of the BD and DBG Living Trust, and in such capacity he has voting and investment control over the shares owned by the trust. BD and DBG Living Trust is an irrevocable trust established for the benefit of Mr. Goodson’s child.  Mr. Sprouse disclaims beneficial ownership of the shares owned by the trust.

(5)
Includes 192,000 shares of common stock held by the Rutkowski Family Trust I, and 192,000 shares of common stock held by the Rutkowski Family Trust II.  Mr. Erickson is the trustee of the foregoing trusts, and in such capacity he has voting and investment control over the 192,000 shares owned by each of  these trusts. Rutkowski Family Trust I and Rutkowski Family Trust II are irrevocable trusts established for the benefit of the children of Mr. Rutkowski.  Mr. Erickson disclaims beneficial ownership of the shares owned by these trusts.

(6)
The address for Integrated Surgical Systems, Inc. is 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401.  Christopher A. Marlett is a CEO/director and Robert M. Levande is a Secretary/director of Integrated Surgical Systems, Inc.  Mr. Marlett and Mr. Levande are also CEO and Senior Managing Director, respectively, of MDB Capital Group LLC.  The board of directors of Integrated Surgical Systems, Inc., at large, holds voting and investment control over the securities held by the corporation.

(7)
The address for MDB Capital Group LLC is 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401.  This amount includes 231,365 shares of common stock and a warrant for the purchase of 59,454 shares of common stock.  Christopher A. Marlett has sole voting and dispositive power with respect to these shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We intend to apply for the listing of our common stock on the Nasdaq Capital Market.  Therefore, our determination of the independence of directors is made using the definition of “independent” contained in the listing standards of the Nasdaq Stock Market.  On the basis of information solicited from each director, the board has unanimously determined that each of Mr. Pirnat, Mr. Isaacson and Dr. Bell has no material relationship with the Company and is independent within the meaning of such rules.

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest.  A related person is: (i) an executive officer, director or director nominee of the Company, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from January 1, 2008 through the date of this prospectus (the “Reporting Period”), described below are certain transactions or series of transactions between us and certain related persons, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

In conjunction with founding the Company, David B. Goodson, Geoffrey D. Osler, BD and DBG Living Trust and Richard F. Rutkowski each entered into Subscription and Contribution Agreements with us.  These agreements were dated as early as March 4, 2008 and as late as April 14, 2008.  Pursuant to the Subscription and Contribution Agreements, (i) Mr. Goodson transferred to us the sum of $5,200 and assigned to us certain business plans and intellectual property in exchange for 208,000 shares of our common stock, (ii) Mr. Rutkowski cancelled a loan made to us in the sum of $2,400 and assigned to us certain business plans and intellectual property in exchange for 96,000 shares of our common stock, (iii) Mr. Osler transferred to us the sum of $9,500 and assigned to us certain business plans and intellectual property in exchange for 380,000 shares of our common stock, and (iv) the BD and DBG Living Trust transferred to us the sum of $20,800 in exchange for 832,000 shares of our common stock.  In his capacity as the prior trustee of The Rutkowski Family Trust I and The Rutkowski Family Trust II, Mr. Osler also transferred to us $4,800 on behalf of each trust in exchange for 192,000 shares of our common stock being issued to each trust.  The trusts were created by Mr. Rutkowski for the benefit of his children.

Thomas S. Hartwick, David B. Goodson, Richard F. Rutkowski, Geoffrey D. Osler and Christopher A. Wiklof, as joint inventors, executed an assignment dated September 21, 2010 which assigned to the Company the application for United States letters patent titled “System and Apparatus for Applying an Electric Field to a Combustion Volume” and the invention covered that application.

UNDERWRITING

We are offering the shares of common stock described in this prospectus through a single underwriter.  MDB Capital Group LLC is acting as sole book-running manager of the offering.  We have agreed to enter into an underwriting agreement with the underwriter prior to the closing of this offering.  Subject to the terms and conditions of the underwriting agreement, we will agree to sell to the underwriter, and the underwriter will agree to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, shares of common stock.

MDB Capital Group LLC owns 231,365 shares of common stock and a warrant agreement to purchase 59,454 shares of common stock.  Christopher A. Marlett is CEO and Robert M. Levande is Senior Managing Director of MDB Capital Group LLC.  Additionally, Mr. Marlett is a CEO/director and Mr. Levande is a Secretary/director of Integrated Surgical Systems, Inc. which owns 363,636 shares of common stock.  Collectively, this constitutes 15.7% of our common stock outstanding prior to the issuance of shares in the offering.

The underwriter is committed to purchase all the common shares offered by us, other than those covered by the option to purchase additional shares described below, if they purchase any shares.

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

We have been advised by the underwriter that the underwriter proposes to offer shares of our common stock directly to the public at the public offering prices set forth on the cover page of this prospectus and to certain dealers that are members of the Financial Industry Regulatory Authority (FINRA).  Any securities sold by the underwriter to such securities dealers will be sold at the public offering prices less a selling concession not in excess of $_________ per share.  Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $___________ per share from the public offering price.  After the public offering of the shares, the offering price and other selling terms may be changed by the underwriter.

The underwriting agreement provides that the underwriter’s obligations to purchase shares of our common stock are subject to conditions contained in the underwriting agreement.

None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus and any other offering material or advertisements in connection with the offer and sales of any of our common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.  Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of our common stock and the distribution of this prospectus.  This prospectus is neither an offer to sell nor a solicitation of any offer to buy any of our common stock included in this offering in any jurisdiction where that would not be permitted or legal.

The underwriter has advised us that it does not intend to confirm sales to any accounts over which they exercise discretionary authority.

Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriter by us.

	Without Over-Allotment	With Over-Allotment
Public offering price	$	$
Underwriting discount to be paid to the underwriter by us for the common stock
Non-accountable expense allowance
Proceeds, before expenses, to us

We estimate the expenses payable by us for this offering to be $________, including the underwriting discount, or $________ if the underwriter’s over-allotment option is exercised in full.

Over-allotment Option

We have granted to the underwriter an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to an additional ____________ shares of our common stock (up to 15% of the shares firmly committed in this offering) at the public offering price, less the underwriting discount, set forth on the cover page of this prospectus.  The underwriter may exercise the option solely to cover over-allotments, if any, made in connection with this offering.  If any additional shares of our common stock are purchased pursuant to the over-allotment option, the underwriter will offer these additional shares of our common stock on the same terms as those on which the other shares of common stock are being offered hereby.

Determination of Offering Price

There is no current market for our common stock.  Our underwriter, MDB Capital Group LLC, is not obligated to make a market in our securities, and even if it chooses to make a market, can discontinue at any time without notice.  Neither we nor the underwriter can provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that the market will continue.

The public offering price of the shares offered by this prospectus has been determined by negotiation between us and the underwriter.  Among the factors considered in determining the public offering price of the shares were:

●	our history and our prospects;

●	the industry in which we operate;

●	our past and present operating results;

●	the previous experience of our executive officers; and

●	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares.  That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares can be resold at or above the public offering price.

Underwriter Warrant

We have agreed to issue to MDB Capital Group LLC a warrant to purchase shares of our common stock (up to 10% of the shares of common stock sold in this offering).  This warrant is exercisable at $______ per share (100% of the price of the common stock sold in this offering), commencing on the closing date of this offering and expiring five years from the closing date of this offering.  The warrant and the shares of common stock underlying the warrant have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA.  MDB Capital Group LLC (or permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate this warrant or the securities underlying this warrant, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this warrant or the underlying securities for a period of 180 days from the date of this prospectus.

This warrant will be valued based on the underlying shares of common stock obtainable and valuation factors appropriate at the time it is issued.  We currently estimate that value to be approximately $______, based on the number of shares of common stock subject to this warrant, an offering price of the shares of $________, the exercise price of the warrant, the five year term of the warrant, a risk-free interest rate of ____% currently commensurate with that term, an expected dividend yield of ___% and estimated volatility of _____%, based on a review of our historical volatility.  The initial value of this warrant will be charged to additional paid-in capital as part of this offering costs incurred.

Lock-Up Agreements

All of our officers, directors and shareholders beneficially owning 5% or more of our common stock have agreed that, for a period of 180 days from the date of the closing of the offering under this prospectus, they will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of the representative except for exercise or conversion of currently outstanding warrants, options and convertible debentures, as applicable; and exercise of options under an acceptable stock incentive plan.  The underwriter may consent to an early release from the lock-up period if, in its opinion, the market for the common stock would not be adversely impacted by sales and in cases of a financial emergency of an officer, director or other shareholder.  We are unaware of any officer, director or shareholder who intends to ask for consent to dispose of any of our equity securities during the relevant lock-up periods.

Indemnification

We will agree to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act.

●
Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position.  The short position may be either a covered short position or a naked short position.  In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option.  The underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares in the open market.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●
Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.  In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option.  If an underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market.  A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●
Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock.  As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market.  These transactions may be effected on the NASDAQ Capital Market and/or OTC Bulletin Board, in the case of the common stock or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock.  In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, the underwriter may engage in passive market making transactions in the common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution.  A passive market maker must display its bids at a price not in excess of the highest independent bid of the security.  However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter, or by its affiliates.  In those cases, prospective investors may view offering terms online and, depending upon the underwriter, prospective investors may be allowed to place orders online.  The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders.  Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

The underwriter’s compensation in connection with this offering is limited to the fees and expenses described above under “Underwriting discount and expenses.”

USE OF PROCEEDS

Based on an assumed offering price of $______ per share, we estimate the gross proceeds from the sale of __________ shares of common stock, prior to deducting underwriting discounts and commissions and the estimated offering expenses payable by us, will be approximately $__.0 million (approximately $______ million if the over-allotment option granted to the underwriter is exercised in full).

We estimate that we will receive net proceeds of $________ million, after deducting underwriting discounts and commissions and our underwriter’s expense allowance and estimated expenses of approximately $_______ million, which includes legal, accounting, printing costs and various fees associated with the registration and listing of our shares.  If the underwriter exercises its right to purchase an additional ________ shares of common stock to cover over-allotments, we will receive an additional $_____ million, after deducting $____ million for underwriting discounts and commissions.

We currently intend to use the net proceeds of this offering for working capital, research and development, marketing, and general corporate purposes.

The amounts that will actually be spent by us for any specific purpose may vary significantly, and will depend on a number of factors including but not limited to the pace of progress of our commercialization and development efforts, actual needs with respect to product testing, development and research, market conditions, and changes in or revisions to our marketing strategies.  In addition, we may use a portion of any net proceeds to acquire complementary products, technologies or businesses; however, we do not have any commitments for any acquisitions of this nature at this time.  We will have significant discretion in the use of any net proceeds.  Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of our common stock.

 Pending its use, we intend to invest the net proceeds of this offering in direct and guaranteed obligations of the United States, interest-bearing, investment-grade instruments or certificates of deposit.

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and capitalization, each as of June 30, 2011:

●	on an actual basis; and

●	on a pro forma as adjusted basis to give effect to the issuance of the common stock offered hereby and the use of proceeds, as described in the section entitled “Use of Proceeds.”

You should consider this table in conjunction with our financial statements and the notes to those financial statements included in this prospectus.

	As of June 30, 2011
	(in thousands, except per share data)
	Actual	As Adjusted (1)
	(unaudited)
Cash and cash equivalents	$2,395,913	$

Total debt	$-	$

Shareholders’ equity:
Common stock, par value $0.0001 per share: 50,000,000 shares of common stock authorized; 3,976,214 issued as of June 30, 2011	399
Additional paid in capital	5,049,714
Accumulated deficit	(3,112,365)
Total stockholders’ equity	$1,937,748	$

Total capitalization	$1,937,748	$

(1)
Assumes that $___ million of our common stock is sold in this offering at $____ per share and that the net proceeds thereof are approximately $____ million after deducting underwriting discounts and commissions and our estimated expenses.  If the underwriter’s over-allotment option is exercised in full, net proceeds will increase to $_____ million.

DILUTION

Our net tangible book value as of June 30, 2011 was approximately $1.9 million, or $0.49 per share of our common stock.  Our net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding on June 30, 2011.  Assuming that we issue all of the shares of our common stock offered by us at the public offering price of $______ per share, and after deducting the commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2011 would have been approximately $____ million, or $______ per share of our common stock.  This amount represents an immediate increase in net tangible book value of $_____ per share to our existing shareholders and an immediate dilution in net tangible book value of $______ per share to new investors purchasing shares of our common stock in this offering.

We determine dilution by subtracting the adjusted net tangible book value per share after this offering from the public offering price per share of our common stock.  The following table illustrates the dilution in net tangible book value per share to new investors:

Public offering price per share			$
Net tangible book value per share as of June 30, 2011		$0.49
Increase per share attributable to new investors	$
Adjusted net tangible book value per share after this offering			$
Dilution in net tangible book value per share to new investors			$

The following shares were not included in the above calculation:

●	173,091 shares of our common stock reserved for issuance under various outstanding warrant agreements, at a weighted average exercise price of $2.57 per share; and

●	500,000 shares of our common stock reserved for future issuance under our 2011 Equity Incentive Plan;

Unless otherwise specifically stated, information throughout this prospectus assumes that none of our outstanding warrants to purchase shares of our common stock are exercised.

LEGAL MATTERS

Richardson & Patel LLP, with an office at 750 Third Avenue, 9th Floor, New York, New York 10017, will pass upon the validity of the shares of common stock offered by this prospectus.  As of September 30, 2011, Richardson & Patel LLP and its principals or entities controlled by its principals own 154,946 shares of our common stock, a portion of which it accepted as payment for certain legal services rendered to us.  Although Richardson & Patel LLP is not under any obligation to accept shares of our common stock in payment for services, it may do so in the future.

EXPERTS

The financial statements of ClearSign Combustion Corporation at December 31, 2009 and 2010, and for each of the two years in the period ended December 31, 2010, included in this prospectus and elsewhere in the registration statement have been audited by Gumbiner Savett Inc., independent registered public accounting firm (which contain an explanatory paragraph related to our ability to continue as a going concern as described in Note 2 to our financial statements) as set forth in their report.  We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance upon the report of Gumbiner Savett Inc., given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC.  Our SEC filings are and will become available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our website at www.clearsigncombustion.com. Information on our web site is not part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Clearsign Combustion Corporation
Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of ClearSign Combustion Corporation

We have audited the balance sheets of ClearSign Combustion Corporation (a development stage company) (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years ended December 31, 2010 and 2009, and for the period from inception (January 23, 2008) through December 31, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ClearSign Combustion Corporation as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009, and for the period from inception (January 23, 2008) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully discussed in Note 2 to the financial statements, the Company may not have sufficient working capital or outside financing available to meet its planned operating activities over the next twelve months.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GUMBINER SAVETT INC.

April 6, 2011
Santa Monica, California

ClearSign Combustion Corporation
(a Development Stage Company)

Balance Sheets

	December 31,
	2010	2009

ASSETS

Current Assets:
Cash	$25	$49
Prepaid Expenses	43,355	-

Total Current Assets	43,380	49

Fixed Assets, net of Accumulated Depreciation of $30,369 and $11,335 at
December 31, 2010 and 2009, respectively	57,142	56,675

Total Assets	$100,522	$56,724

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts Payable	$147,022	$142,321
Accrued Salaries	270,306	103,734

Total Current Liabilities	417,328	246,055

Stockholders' Deficit:
Preferred Stock, $0.0001 par value, zero shares issued and outstanding at
December 31, 2010 and 2009, respectively	-	-
Common Stock, $0.0001 par value, 1,356,732 and 1,268,093 shares issued and
outstanding at December 31, 2010 and 2009, respectively	136	127
Common Stock Class B, $0.0001 par value, zero and 860,000 shares issued and
outstanding at December 31, 2010 and 2009, respectively	86	86
Common Stock to be Issued	199,346	130,672
Additional Paid-In Capital	997,569	798,140
Deficit Accumulated in the Development Stage	(1,513,943)	(1,118,356)

Total Stockholders' Deficit	(316,806)	(189,331)

Total Liabilities and Stockholders' Deficit	$100,522	$56,724

The accompanying notes are an integral part of these financial statements.

ClearSign Combustion Corporation
(a Development Stage Company)

Statements of Operations

	For the Years Ended December 31,		Period from Inception (January 23, 2008) to December 31,
	2010	2009	2010

Operating Expenses:
Research and Development	$-	$2,436	$60,881
General and Administrative	395,338	526,336	1,453,283

Total Operating Expenses	395,338	528,772	1,514,164

Loss from Operations	(395,338)	(528,772)	1,514,164

Other Income (Expense):
Interest Income	-	-	470
Other Expense	(249)	-	(249)

Total Other Income (Expense)	(249)	-	221

Net Loss	$(395,587)	$(528,772)	$(1,513,943)

Net Loss per Share - Basic and Fully Diluted	$(0.18)	$(0.25)	$(0.77)

Weighted Average Number of Shares Outstanding - Basic and Fully Diluted	2,235,426	2,104,325	1,955,312

The accompanying notes are an integral part of these financial statements.

ClearSign Combustion Corporation
(a Development Stage Company)

Statement of Changes in Stockholders' Deficit
From Inception (January 23, 2008) to December 31, 2010

	Common Stock Issuable		Common Stock		Common Stock Class B		Additional Paid	Deficit Accumulated in the Development	Total Stockholders' Equity/
	Shares	Amount	Shares	Amount	Shares	Amount	-In Capital	Stage	(Deficit)

Shares issued to founders, at no cost	-	$-	852,000	$85	476,000	$48	$33,067	$-	$33,200
Shares issued for services ($0.025 per share)	-	-	100,000	10	-	-	2,490	-	2,500
Shares issued for cash ($2.25 per share)	-	-	177,332	18	-	-	398,979	-	398,997
Shares issued for cash ($0.025 per share)	-	-	-	-	384,000	38	9,562	-	9,600
Offering costs	-	-	-	-	-	-	(5,958)	-	(5,958)
Common stock issuable for services	33,613	75,630	-	-	-	-	-	-	75,630
Net loss	-	-	-	-	-	-	-	(589,584)	(589,584)

Balances at December 31, 2008	33,613	75,630	1,129,332	113	860,000	86	438,140	(589,584)	(75,615)

Shares issued for cash ($2.25 per share)	-	-	138,761	14	-	-	312,198	-	312,212
Share based payments	-	-	-	-	-	-	47,802	-	47,802
Common stock issuable for services	24,463	55,042	-	-	-	-	-	-	55,042
Net loss	-	-	-	-	-	-	-	(528,772)	(528,772)

Balances at December 31, 2009	58,076	130,672	1,268,093	127	860,000	86	798,140	(1,118,356)	(189,331)

Shares issued for cash ($2.25 per share)	-	-	57,752	6	-	-	129,936	-	129,942
Shares issued for services ($2.25 per share)	-	-	30,887	3	-	-	69,493	-	69,496
Common stock issuable for services	30,522	68,674	-	-	-	-	-	-	68,674
Net loss	-	-	-	-	-	-	-	(395,587)	(395,587)

Balances at December 31, 2010	88,598	$199,346	1,356,732	$136	860,000	$86	$997,569	$(1,513,943)	$(316,806)

The accompanying notes are an integral part of these financial statements.

ClearSign Combustion Corporation
(a Development Stage Company)

Statement of Cash Flows

	For the Year Ended December 31,		Period from Inception (January 23, 2008) to December 31,
	2010	2009	2010
Cash flows from operating activities:
Net Loss	$(395,587)	$(528,772)	$(1,513,943)
Adjustments to reconcile net loss to net cash used
in operating activities:
Common stock issued for services	49,995	-	85,695
Share based payments	68,674	102,844	247,148
Depreciation	19,034	11,335	30,369
Changes in operating assets and liabilities:
(Increase) in:
Prepaid expenses	(43,355)	-	(43,355)
Increase in:
Accounts payable	4,701	42,221	147,022
Accrued salaries	166,572	79,359	270,306

Net cash used in operating activities	(129,966)	(293,013)	(776,758)

Cash flows from investing activities:
Purchase of fixed assets	-	(19,932)	(68,010)

Cash flows from financing activities:
Proceeds from issuance of common stock for cash,
net of offering costs	129,942	312,212	844,793

Net increase (decrease) in cash	(24)	(733)	25

Cash, beginning of period	49	782	-

Cash, end of period	$25	$49	$25

Non-cash investing activities
During 2010, the Company issued 8,667 shares of common stock with a fair value of $19,501 in exchange for prototype equipment.

The accompanying notes are an integral part of these financial statements.

ClearSign Combustion Corporation
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Organization and Description of Business

ClearSign Combustion Corporation (“ClearSign” or the "Company") is a Development Stage Company incorporated in the state of Washington on January 23, 2008.  The Company was formed to design, develop and market technologies that improve both the energy efficiency and emissions control characteristics of combustion systems. The Company’s technology introduces a computer-controlled electric field into the combustion region to precisely control gas-phase chemical reactions, enabling improved system performance and cost-effectiveness. ClearSign’s technology adapts to various fuel types and multiple system sizes and configurations, and can be deployed on both a retrofit and new-build basis.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”), which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business, has no established source of revenue, and has incurred significant losses from operations since inception. These matters raise substantial doubt about the Company's ability to continue as a going concern. As discussed herein, the Company has retained an investment banker as its placement agent to raise $3,000,000 from the sale of common stock. If this fundraise is unsuccessful, the Company will need to seek an alternative financing source in order to continue operations.

Development Stage Enterprise

The Company is a development stage company as defined in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915 “Development Stage Entities”. The Company is devoting substantially all of its present efforts to develop and market new technologies in combustion systems, and its planned principal operations have not yet commenced. The Company has not generated any revenues from operations and has no assurance of any future revenues. All losses accumulated since January 23, 2008 have been considered as part of the Company's development stage activities.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fixed Assets

Fixed assets, which include testing equipment, are recorded at cost.  Management has made certain estimates regarding the useful life of such equipment.   Depreciation is computed using the straight-line method over the estimated life of four years.

Impairment of Long-Lived Assets

The Company tests long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. As of December 31, 2010 and 2009, the Company determined that there was no impairment.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether or not the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company's financial instruments primarily consist of cash, accounts payable and accrued expenses. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is primarily attributed to the short maturities of these instruments. The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value.

Research and Development

The cost of research and development is expensed as incurred.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Tax benefits from an uncertain tax position are recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate resolution.

Stock-Based Compensation

The costs of all employee stock options, as well as other equity-based compensation arrangements, are reflected in the financial statements based on the estimated fair value of the awards on the grant date. That cost is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). Stock compensation for stock granted to non-employees is determined at the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

Net Loss per Common Share

Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were 64,000 warrants outstanding at December 31, 2010 or 2009 which were potentially dilutive.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 amends ASC 820, “Fair Value Measurements” ("ASC 820") to require a number of additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfers in or out of Level 3, and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. The ASU also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance was effective for financial periods beginning after December 15, 2009, except the requirement to disclose Level 3 transactions on a gross basis, which becomes effective for financial periods beginning after December 15, 2010. ASU 2010-06 did not have a significant effect on the Company’s financial position or results of operations.

Management does not believe that any other recently issued, but not yet effective standards, if adopted, will have a material effect on the financial statements.

Note 3 – Income Taxes

Through December 31, 2010, the Company incurred net operating losses for tax purposes of approximately $1,500,000. The net operating loss carry forward for federal purposes may be used to reduce taxable income through the year 2030. The availability of the Company's net operating loss carry forward is subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock.

The gross deferred tax asset balance as of December 31, 2010 and 2009 is approximately $500,000 and $380,000, respectively.  A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forward cannot reasonably be assured.   Components of the deferred tax assets are limited to the Company’s net operating loss carry forwards, and are presented as follows at December 31:

	2011	2010

Net operating loss carryforwards	$500,000	$380,000
Valuation allowance	(500,000)	(380,000)

Net deferred tax asset	$-	$-

The Company is subject to taxation in the United States. The tax years for 2008 and forward are subject to examination by tax authorities.  The Company is not currently under examination by any tax authority.  The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of December 31, 2010 and 2009, there was no accrued interest and penalties related to uncertain tax positions.

Note 4 – Stockholders’ Deficit

Common Stock

The Company is authorized to issue 12,000,000 shares of Common Stock, of which 8,000,000 shares are designated as “Common Stock”, and 4,000,000 shares are designated as “Class B Common Stock”. As of December 31, 2010 and December 31, 2009 the Company had 1,356,732 and 1,268,093 shares outstanding of Common Stock, respectively and 860,000 shares outstanding of Class B Common Stock for both periods. As of December 31, 2010 and 2009, the Company had 88,598 and 58,076 shares of common stock issuable for services, valued at $199,349 and $130,672, respectively.  These shares were issued in February and April 2011.

During the year ended December 31, 2010, the Company:

•	Issued 57,752 shares of common stock for cash at $2.25 per share, for proceeds of $129,942;
•	Issued 30,887 shares of common stock for services at a fair value of $69,496 ($2.25 per share).

During the year ended December 31, 2009, the Company issued 138,761 shares of common stock for cash at $2.25 per share, for proceeds of $312,212.

For the period from inception (January 23, 2008) through December 31, 2008, the Company:

•	Issued 852,000 shares of common stock and 476,000 shares of Class B common stock to founders, at no cost, valued at $33,200 ($0.025 per share);
•	Issued 100,000 shares of common stock for services at a fair value of $2,500 ($0.025 per share);
•	Issued 177,332 shares of common stock for cash at $2.25 per share, for proceeds of $398,997;
•	Issued 384,000 shares of Class B common stock for cash at $0.025 per share, for proceeds of $9,600.

Preferred Stock

The Company is authorized to issue 2,000,000 shares of Preferred Stock. Preferences, limitations, voting powers and relative rights of any Preferred Stock to be issued may be determined by the Company’s Board of Directors. The Company has not issued any shares of Preferred Stock.

Warrants

During the year ended December 31, 2009, the Company granted a total of 64,000 warrants to purchase common stock of the Company to certain technical advisors. The warrants, which will be issued in 2011, are exercisable at $2.25 per share, vest immediately, and expire in 2021. The weighted average grant-date fair value of these warrants was $47,802.   The fair value of these warrants was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

•	risk free rate of return of 2.01%;
•	volatility of 34%
•	dividend yield of 0%; and
•	expected term of 5 years.

At both December 31, 2010 and 2009, 64,000 warrants were issuable with a weighted average exercise price of $2.25 per share, and remaining contractual terms of approximately 10 years and 11 years, respectively.

Note 5 – Commitments

Operating Lease

In June 2008 the Company entered into two separate lease agreements for office space. The lease agreements have expired and the Company is currently occupying the space on a month-to-month basis.

For the years ended December 31, 2010 and 2009, rent expense under these operating leases amounted to $47,453 and $37,844, respectively, and was paid through the issuance of common stock in February 2011.

Note 6 – Subsequent Events

The Company has retained MDB Capital Group LLC as its placement agent for an equity offering with the intent of raising up to $3,000,000 from the sale of common stock. The Company has placed an expected price of $2.75 per share related to this offering.

In January 2011, the Company amended the Articles of Incorporation by (a) eliminating the Class B common stock designation, (b) converting existing Class B common stock into common stock, and (c) increasing the authorized number of shares of common stock from 12,000,000 to 50,000,000.

ClearSign Combustion Corporation
(a Development Stage Company)

Balance Sheets

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current Assets:
Cash	$2,395,913	$25
Prepaid Expenses	82,905	43,355
Total Current Assets	2,478,818	43,380

Fixed Assets, net of Accumulated Depreciation of $41,687 and $30,369 at
June 30, 2011 and December 31, 2010, respectively	74,229	57,142

Total Assets	$2,553,047	$100,522

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

Current Liabilities:
Accounts Payable	$328,889	$147,022
Accrued Salaries	286,410	270,306

Total Current Liabilities	615,299	417,328

Stockholders' Equity/(Deficit):
Preferred Stock, $0.0001 par value, zero shares issued and outstanding at
June 30, 2011 and December 31, 2010, respectively	-	-
Common Stock, $0.0001 par value, 3,976,214 and 1,356,732 shares issued and
outstanding at June 30, 2011 and December 31, 2010, respectively	399	136
Common Stock Class B, $0.0001 par value, zero and 860,000 shares issued and
outstanding at June 30, 2011 and December 31, 2010, respectively	-	86
Common Stock to be Issued	-	199,346
Additional Paid-In Capital	5,049,714	997,569
Deficit Accumulated in the Development Stage	(3,112,365)	(1,513,943)

Total Stockholders' Equity/(Deficit)	1,937,748	(316,806)

Total Liabilities and Stockholders' Equity/(Deficit)	$2,553,047	$100,522

The accompanying notes are an integral part of these financial statements.

ClearSign Combustion Corporation
(a Development Stage Company)

Statements of Operations
(Unaudited)

	For the Six Months Ended June 30,		Period from Inception (January 23, 2008) to
	2011	2010	June 30, 2011

Operating Expenses:
Research and Development	$120,138	$-	$181,019
General and Administrative	1,479,329	210,791	2,932,612

Total Operating Expenses	1,599,467	210,791	3,113,631

Loss from Operations	(1,599,467)	(210,791)	3,113,631

Other Income (Expense):
Interest Income	1,045	-	1,515
Other Expense	-	-	(249)

Total Other Income (Expense)	1,045	-	1,266

Net Loss	$(1,598,422)	$(210,791)	$(3,112,365)

Net Loss per Share - Basic and Fully Diluted	$(0.52)	$(0.10)	$(1.47)

Weighted Average Number of Shares Outstanding - Basic and Fully Diluted	3,052,036	2,205,067	2,113,487

The accompanying notes are an integral part of these financial statements.

ClearSign Combustion Corporation
(a Development Stage Company)

Statement of Changes in Stockholders' Equity/(Deficit)
(Unaudited)
From Inception (January 23, 2008) to June 30, 2011

	Common Stock Issuable		Common Stock		Common Stock Class B		Additional Paid	Deficit Accumulated in the Development	Total Stockholders' Equity/
	Shares	Amount	Shares	Amount	Shares	Amount	-In Capital	Stage	(Deficit)

Shares issued to founders, at no cost	-	$-	852,000	$85	476,000	$48	$33,067	$-	$33,200
Shares issued for services ($0.025 per share)	-	-	100,000	10	-	-	2,490	-	2,500
Shares issued for cash ($0.025 per share)	-	-	-	-	384,000	38	9,562	-	9,600
Shares issued for cash ($2.25 per share)	-	-	373,845	38	-	-	841,113	-	841,151
Issuance costs	-	-	-	-	-	-	(5,958)	-	(5,958)
Shares issued for services ($2.25 per share)	-	-	30,887	3	-	-	69,493	-	69,496
Share based payments	-	-	-	-	-	-	47,802	-	47,802
Common stock issuable for services	88,598	199,346	-	-	-	-	-	-	199,346
Net loss	-	-	-	-	-	-	-	(1,513,943)	(1,513,943)

Balances at December 31, 2010	88,598	199,346	1,356,732	136	860,000	86	997,569	(1,513,943)	(316,806)

Conversion of shares	-	-	860,000	86	(860,000)	(86)	-	-	-
Shares issued for services ($2.25 per share)	(83,936)	(188,856)	86,427	9	-	-	194,452	-	5,605
Canceled common shares issuable previously
for services ($2.25 per share)	(4,662)	(10,490)	-	-	-	-	-	-	(10,490)
Shares issued for services ($2.75 per share)	-	-	582,372	58	-	-	1,601,465	-	1,601,523
Shares issued for cash ($2.75 per share)	-	-	1,090,683	110	-	-	2,999,264	-	2,999,374
Issuance costs	-	-	-	-	-	-	(807,210)	-	(807,210)
Share based payments of warrants	-	-	-	-	-	-	64,174	-	64,174
Net loss	-	-	-	-	-	-	-	(1,598,422)	(1,598,422)

Balances at June 30, 2011	-	$-	3,976,214	$399	-	$-	$5,049,714	$(3,112,365)	$1,937,748

The accompanying notes are an integral part of these financial statements.

ClearSign Combustion Corporation
(a Development Stage Company)

Statement of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,		Period from Inception (January 23, 2008) to
	2011	2010	June 30, 2011
Cash flows from operating activities:
Net Loss	$(1,598,422)	$(210,791)	$(3,112,365)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Common stock issued for services	1,007,526	-	1,093,221
Share based payments	-	34,336	247,148
Depreciation	11,318	9,517	41,687
Changes in operating assets and liabilities:
(Increase) in:
Prepaid expenses	(30,438)	-	(73,793)
Increase in:
Accounts payable	181,867	1,582	328,889
Accrued salaries	16,104	132,822	286,410

Net cash provided by (used in) operating activities	(412,045)	(32,534)	(1,188,803)

Cash flows from investing activities:
Purchase of fixed assets	(28,405)	-	(96,415)

Cash flows from financing activities:
Proceeds from issuance of common stock for cash,
net of offering costs	2,836,338	32,485	3,681,131

Net increase (decrease) in cash	2,395,888	(49)	2,395,913

Cash, beginning of period	25	49	-

Cash, end of period	$2,395,913	$-	$2,395,913

Supplemental disclosure of non-cash operating, investing, and financing activities:

During the six months ended June 30, 2011, the Company issued common stock valued at $580,000 and warrants valued at $64,174 for issuance costs related to a common stock offering.  Additionally, the Company issued common stock valued at $9,112 as prepaid rent expense.

During the three months ended September 30, 2010, the Company issued common stock valued at $19,501 in  exchange for prototype equipment.

The accompanying notes are an integral part of these financial statements.

ClearSign Combustion Corporation
(a Development Stage Company)
Notes to Unaudited Financial Statements

Note 1 – Organization and Description of Business

ClearSign Combustion Corporation (“ClearSign” or the "Company") is a Development Stage Company located in Seattle, Washington and incorporated in the state of Washington on January 23, 2008.  The Company was formed to design, develop and market technologies that improve both the energy efficiency and emissions control characteristics of combustion systems. The Company’s technology introduces a computer-controlled electric field into the combustion region to precisely control gas-phase chemical reactions, enabling improved system performance and cost-effectiveness. ClearSign’s technology adapts to various fuel types and multiple system sizes and configurations, and can be deployed on both a retrofit and new-build basis.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation and Going Concern

The accompanying unaudited condensed financial statements of ClearSign have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for Form 10-Q. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.

In the opinion of management, these financial statements reflect all normal recurring and other adjustments necessary for a fair presentation. These financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2010. Operating results for interim periods are not necessarily indicative of operating results for an entire fiscal year or any other future periods.

Because of our historic net losses and negative working capital position, our independent auditors in their report on our financial statements for the year ended December 31, 2010 expressed substantial doubt about our ability to continue as a going concern. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”) which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business, has no established source of revenue, and has incurred significant losses from operations since inception.  The Company’s operations are dependent upon it raising additional capital.  These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty.

Development Stage Enterprise

The Company is a development stage company as defined in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915 “Development Stage Entities.” The Company is devoting substantially all of its present efforts to develop and market new technologies in combustion systems, and its planned principal operations have not yet commenced. The Company has not generated any revenues from operations and has no assurance of any future revenues. All losses accumulated since January 23, 2008 have been considered as part of the Company's development stage activities.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fixed Assets

Fixed assets, which include testing equipment, are recorded at cost.  Management has made certain estimates regarding the useful life of such equipment. Depreciation is computed using the straight-line method over the estimated life of three to four years.

Impairment of Long-Lived Assets

The Company tests long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. As of June 30, 2011 and 2010, the Company determined that there was no impairment.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether or not the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company's financial instruments primarily consist of cash, accounts payable and accrued expenses. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is primarily attributed to the short maturities of these instruments. The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value.

Research and Development

The cost of research and development is expensed as incurred.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Tax benefits from an uncertain tax position are recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate resolution.

Stock-Based Compensation

The costs of all employee stock options, as well as other equity-based compensation arrangements, are reflected in the financial statements based on the estimated fair value of the awards on the grant date. That cost is recognized over the period during which an employee is required to provide service in exchange for the award. Stock compensation for stock granted to non-employees is determined as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

Stock Issuance Costs

Stock issuance costs are recorded as a reduction of the related proceeds through a charge to stockholders’ equity.

Common Stock

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Net Loss per Common Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants using the treasury stock method, except for periods for which no common share equivalents are included because their effect would be anti-dilutive.  Potentially dilutive shares outstanding at June 30, 2011 and 2010 amounted to 173,091 and 64,000 warrants, respectively.

The computation of basic and diluted loss per share for the six months ended June 30, 2011 and 2010, and for the period from inception (January 23, 2008) to June 30, 2011, is equivalent since the Company reported a net loss and the effect of any common stock equivalents would be anti-dilutive.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective standards, if adopted, will have a material effect on the financial statements.

Note 3 – Income Taxes

Through June 30, 2011, the Company incurred net operating losses for tax purposes of approximately $3,100,000. The net operating loss carry forward for federal purposes may be used to reduce taxable income through the year 2031. The availability of the Company's net operating loss carry forward is subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock.

The gross deferred tax asset at June 30, 2011 and 2010 is approximately $1,050,000 and $450,000, respectively.  A 100% valuation allowance has been established against the deferred tax assets as the utilization of the loss carry forward cannot reasonably be assured.   Components of the deferred tax assets are limited to the Company’s net operating loss carry forwards, and are presented as follows at June 30:

	2011	2010

Net operating loss carryforwards	$1,050,000	$450,000
Valuation allowance	(1,050,000)	(450,000)

Net deferred tax asset	$-	$-

The Company is subject to taxation in the United States. The tax years for 2008 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.  The Company’s practice is to recognize interest and penalties related to income tax matters in income tax expense. As of June 30, 2011 and 2010, there was no accrued interest or penalties related to uncertain tax positions.

Note 4 – Stockholders’ Equity/(Deficit)

Common Stock

In February 2011, the Company amended its articles of incorporation.  Previously, the Company was authorized to issue 8,000,000 shares of Common Stock and 4,000,000 shares of Class B Common Stock. By amendment, authorized Common Stock was increased to 50,000,000 shares and Class B Common Stock was eliminated.  Prior to the amendment, the holders of the Class B Common Stock voluntarily converted the 860,000 outstanding shares to 860,000 Common Stock shares.

From March to May 2011, the Company completed the sale of 1,090,683 shares of Common Stock at $2.75 per share to raise $2,999,374.  In conjunction with this sale, the placement agent, MDB Capital Group LLC (MDB), earned a fee of $300,000 which they elected to receive in the form of 109,091 Common Stock shares valued at $2.75 per share.  MDB also earned warrants to purchase 109,091 Common Stock shares at $2.75 per share with a weighted average grant-date fair value of these warrants of approximately $64,174.   The Company’s legal counsel and others were also paid with 101,818 Common Stock shares at $2.75 per share.  The Company incurred a total $807,210 of issuance costs which is recorded against Additional Paid-In Capital at June 30, 2011, of which $644,173 was paid with Common Stock.  In addition, MDB provided consulting services to the Company in 2011 where it earned a fee of $1,000,000 which they elected to receive in the form of 363,636 Common Stock shares valued at $2.75 per share.  This fee is included in General and Administrative Expense.

Preferred Stock

The Company is authorized to issue 2,000,000 shares of Preferred Stock. Preferences, limitations, voting powers and relative rights of any Preferred Stock to be issued may be determined by the Company’s Board of Directors. The Company has not issued any shares of Preferred Stock.

Warrants

In conjunction with the issuance of Common Stock from March 2011 to May 2011, MDB earned warrants to purchase 109,091 Common Stock shares at $2.75 per share.  These warrants are exercisable through May 2016 and contain weighted average, price-based anti-dilution provisions, demand and piggyback registration rights, and cashless exercise provisions.  The Company has set aside a reserve of 109,091 shares for the issuance of these warrants.  The weighted average grant-date fair value of these warrants approximates $64,174.   The fair value of these warrants was estimated on the date of the grant using the Black-Scholes option-pricing model with weighted-average assumptions of 0.81% risk free rate of return, 33% volatility, 0% dividend yield, and an expected term of 2.5 years.  The rate of volatility was determined through the average of a peer group of public companies.

In 2009, the Company granted warrants to purchase a total of 64,000 shares of Common Stock of the Company to certain technical advisors. The warrants, which were issued in 2011, are exercisable at $2.25 per share, vest immediately, and expire in 2021. The weighted average grant-date fair value of these warrants was $47,802.   The fair value of these warrants was estimated on the date of the grant using the Black-Scholes option-pricing model with weighted-average assumptions of 2.01% risk free rate of return, 34% volatility, 0% dividend yield, and an expected term of 5 years. The rate of volatility was determined through the average of a peer group of public companies.

Note 5 - Equity Incentive Plan

The Company has adopted an Equity Incentive Plan providing for the granting of options to purchase shares of common stock, stock awards to purchase shares at no less than 85% of the value of the shares, and stock bonuses to officers, employees, board members, consultants, and advisors.  The Company has reserved 500,000 shares of common stock for issuance under the plan.  The plan provides for periodic increases in the number of authorized shares available for issuance under the plan on the first day of each of the Company’s fiscal quarters beginning October 1, 2011.  The quarterly increases are equal to the lesser of 10% of any new shares subsequently issued by the Company or such lesser amount as the Board of Directors shall determine.  A committee comprised of two or more members of the Board of Directors is authorized to administer the plan and establish the grant terms, including the grant price, vesting period and exercise date.

Note 6 – Commitments

The Company has two full service operating lease agreements for office and industrial space which expire in August 2011. Subsequent to June 30, 2011, the Company entered into a lease for office and lab space for the period November 2011 to February 2017.  The Company continued to lease its previous space on a month to month basis until it occupied this new space in November 2011.  Under the terms of the new lease, the Company will pay no rent for the period November 2011 to February 2012.  Rent payments will commence in March 2012 and will escalate annually by 3%.  In accordance with US GAAP, the Company will record monthly rent expense equal to the total of the payments over the lease term divided by the number of months of the lease term.  Therefore, rent expense of approximately $35,000 will be accrued during the period of November 2011 to February 2012.  Under the terms of the lease, the Company will also pay monthly operating costs which are initially $1,946 per month. Minimum future payments under these leases at June 30, 2011 are as follows:

2011	$9,112
2012	96,582
2013	108,447
2014	111,699
2015	115,047
2016	117,612
2017	9,801
$568,300

For the six months ended June 30, 2011 and 2010, rent expense under the office and industrial space operating leases amounted to $18,016 and $23,726, respectively.

Note 7 – Subsequent Events

The Company has retained an investment bank, MDB Capital Group LLC, as its placement agent to raise funds from the sale of Common Stock.  If successful, the fee for the placement agent is expected to be 10% of the value of shares sold, all expenses associated with the offering, and warrants to purchase Common Stock shares at the issuance price equal to 10% of the shares sold.  At the agent’s election, the fee is payable in cash or common stock priced at the issuance price. The warrants would be exercisable for 5 years, and would contain weighted average, price-based anti-dilution provisions, demand and piggyback registration rights, and cashless exercise provisions.  If earned, the Company intends to set aside a reserve of the shares necessary for the issuance of these warrants.

Subsequent to June 30, 2011, the Company issued to key employees under the Equity Incentive Plan 100,000 Common Stock shares as a stock bonus valued at $2.75 per share and options to purchase 290,000 Common Stock shares at a price of $2.75 per share which expire in 2021.  These grants vest over four years.

Overview

- electrical power generation
- hydrocarbon and chemical processing
- petroleum refining
- industrial steam generation process heat

Technology Advantage

Intellectual Property

Our background research reveals what we believe to be a 'greenfield' opportunity. To date, ClearSign has documented more than 100 inventions, which we believe represent proprietary, patentable subject matter. Thus far, we have filed eleven patent applications and plan to develop many more.

Team

With significant expertise in the successful management of early stage publicly-traded technology companies, ClearSign's management team also includes the former head of research and development of John Zink Company, a division of Koch Industries and one of the world's largest combustion companies. Our Technical Advisors include senior faculty from the University of Washington in disciplines including physics, aeronautics and combustion engineering, and the former chief scientist at TRW, Inc.

Flame Shape and Control

Viewed from the top of the stack, video still frames demonstrate dramatically increased flame turbulence with the system activated (right). Fuel input is unchanged. This is achieved without excess air - a unique feature of Electrodynamic Combustion Control™.

Particulate Abatement

Combustion of biomass pellets co-fired with propane shows a 95% reduction in stack gas opacity when ECC™ is engaged (right). Similar results have been obtained using coal and tire-derived fuel.

www.ClearSignCombustion.com

[_________] Shares of Common Stock

ClearSign Combustion Corporation

PROSPECTUS

MDB Capital Group LLC

Until                                      , 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Alternate Page for Selling Security Holder Prospectus]

The information in this prospectus is not complete and may be changed. The selling security holders named herein may not sell these securities until after the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED __________, 2011

CLEARSIGN COMBUSTION CORPORATION

1,530,630 Shares

This prospectus relates to the offer for sale of 1,530,630 shares of common stock, par value $0.0001 per share, by certain existing holders of the securities named in this prospectus, referred to as selling security holders throughout this prospectus.

The distribution of securities offered hereby may be effected in one or more transactions that may take place in the Nasdaq Capital Market, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders. No sales of the shares covered by this prospectus shall occur until the shares of common stock sold in our initial public offering begin trading on the Nasdaq Capital Market.

The selling security holders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

On            , 2011, a registration statement under the Securities Act with respect to our initial public offering underwritten by MDB Capital Group LLC, of $            of shares of common stock was declared effective by the Securities and Exchange Commission. We received approximately $       million in net proceeds from the offering after payment of underwriting discounts and commissions and estimated expenses of the offering.

Investing in our common stock involves a high degree of risk. You should carefully consider the matters discussed under the section entitled “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2011.

[Alternate Page for Selling Security Holder Prospectus]

CLEARSIGN COMBUSTION CORPORATION

TABLE OF CONTENTS

Page
PROSPECTUS SUMMARY
SUMMARY SELECTED FINANCIAL INFORMATION
RISK FACTORS
BUSINESS
PROPERTIES
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
DESCRIPTION OF CAPITAL STOCK
DIVIDEND POLICY AND OTHER SHAREHOLDER MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
USE OF PROCEEDS
CAPITALIZATION
DILUTION
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
INDEX TO FINANCIAL STATEMENTS

Unless otherwise stated or the context otherwise requires, the terms “ClearSign,” “we,” “us,” “our” and the “Company” refer to ClearSign Combustion Corporation.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with additional or different information.  The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

No dealer, salesperson or any other person is authorized in connection with this offering to give any information or make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any circumstance in which the offer or solicitation is not authorized or is unlawful.

[Alternate Page for Selling Security Holder Prospectus]

SHARES REGISTERED FOR RESALE

As part of this prospectus, we are registering 1,530,630 shares of common stock for resale.  The shares described in the following table consist of shares of common stock that were issued in the 2011 Private Placement.  A discussion of the material terms of this offering is included in the subsection of this prospectus titled “The 2011 Private Placement” under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”   The foregoing subscription agreement included the right, by the security holder, to have the holder’s common stock registered in the event that the Company filed an initial registration statement for the sale of its securities to the public.

On November __, 2011, we filed a registration statement for an initial public offering of our common stock.  As a result, we became obligated to register the selling security holders’ shares for resale under the same registration statement.

The following table sets forth the names of the selling security holders who may sell their shares under this prospectus from time to time.  No selling security holder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities.

The following table also provides certain information with respect to the selling security holders’ ownership of our securities as of November __, 2011, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities.  The selling security holders may offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering.  Therefore, we have prepared the table below on the assumption that the selling security holders will sell all shares covered by this prospectus.

Some of the selling security holders may distribute their shares from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus.  Each selling security holder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling security holder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein, however, if a selling security holder transfers his or her interest in the common stock purchase warrants prior to the effective date of the registration statement of which this prospectus is a part, we will be required to file a post-effective amendment to the registration statement to provide the information concerning the transferee. Alternatively, if a selling security holder transfers his or her interest in the common stock purchase warrants after the effective date of the registration statement of which this prospectus is a part, we may use a supplement to update this prospectus.  See our discussion titled “Plan of Distribution” for further information regarding the selling security holders’ method of distribution of these shares.

Selling Security Holder Table

Name (A)	Securities Beneficially Owned Prior to Offering (1) (B)	Securities Being Offered (C)	Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (E)
Aaron A. Grunfeld (3)	11,000	11,000	0	0%
Benjamin L. Padnos (4)	18,182	18,182	0	0%
Michael Bennett Trustee, Bennett Living Trust, U/A 3/12/1992 (5) (6)	10,000	10,000	0	0%
Blue Earth Fund, L.P. (7) (8)	37,000	37,000	0	0%
Bristol Investment Fund, Ltd. (9) (10)	14,545	14,545	0	0%
Bull Hunter LLC (11) (12)	54,545	54,545	0	0%
Christopher Edward Gay (13)	3,636	3,636	0	0%
Christopher and Karen Jennings (14) (38)	15,000	15,000	0	0%
Edgar D. Park (15)	14,545	18,182	0	0%
Del Rey Management LP (16) (17)	40,000	40,000	0	0%
George Hugh Brandon (18)	16,737	16,737	0	0%
Gregory Howard Suess (19)	7,272	7,272	0	0%
GRQ Consultants Inc., 401K (20) (21)	54,546	54,546	0	0%
Law Offices of Aaron A. Grunfeld Defined Benefit Pension Plan (22) (23)	4,000	4,000	0	0%
Mark Strome Living Trust (24) (25)	20,000	20,000	0	0%
Michael Joseph Cavalier, Jr. (26) (38)	18,181	18,181	0	0%
MPP Holdings LLC (27) (28)	17,273	17,273	0	0%
Nicholas Lewin (29)	36,636	36,636	0	0%
Nicholas A. Foley (30)	72,727	72,727	0	0%
NTC & CO. FBO John P. Francis PRI (31) (32)	18,182	18,182	0	0%
Peter Hogan (33)	1,818	1,818	0	0%
NFS/FMTC Rollover IRA FBO Robert Campbell Clifford (34) (35)	10,000	10,000	0	0%
Thomas L. Wallace, Sr. (36)	36,363	36,363	0	0%
Gary Alan Schuman (37) (38)	3,849	3,849	0	0%
James Edward Clark & Ricki Clarke (39)	1,819	1,819	0	0%
Richardson & Patel, LLP (40) (41)	18,181	18,181	0	0%
Integrated Surgical Systems, Inc. (42) (43)	363,636	363,636	0	0%
William J. McCluskey (44) (38)	18,181	18,181	0	0%
John V. Winfield (45)	55,000	55,000	0	0%
Robert M. Levande & Andrea Brown, JTWROS (46)	73,585	73,585	0	0%
Kevin M. Cotter (47) (38)	13,101	13,101	0	0%
Amy En-mei Wang (48)	73,585	73,585	0	0%
Robert Campbell Clifford (49)	13,101	13,101	0	0%
Christopher A. Marlett and Terri Marlett (50) (51) (38)	73,585	73,585	0	0%
MDB Capital Group LLC (52) (53)	290,819	290,819	0	0%
Total:	1,530,630	1,530,630	0	0%

(1)
Unless otherwise indicated, the selling security holders listed in the table above acquired the securities being offered in the March to May 2011 closings of the Company’s $3.0 million 2011 Private Placement described above, in which the Company issued its common stock at $2.75 per share.  Percentages stated in the above table are based on a total of 4,118,114 shares of common stock outstanding as of September 30, 2011.

(2)	Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.

(3)	Includes 11,000 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(4)	Includes 18,182 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(5)	Includes 10,000 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(6)

The address of this security holder is 2036 Grand Ave. Ojai, CA 93023. Michael Bennett, as Trustee of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(7)	Includes 37,000 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(8)

The address of this security holder is 1312 Cedar St. Santa Monica, CA 90405. Brett Conrad, as Managing Member and General Partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(9)	Includes 14,545 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(10)

The address of this security holder is c/o Bristol Capital Advisors, LLC, Attn: Amy Wang, Esq., 6353 W. Sunset Blvd., Suite 4006, Hollywood, CA 90028. Bristol Capital Advisors, LLC (“BCA”) is the investment advisor to Bristol Investment Funds, Ltd. Paul Kessler, as Manager and Director of BCA, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(11)	Includes 54,545 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(12)

The address of this security holder is 420 Lincoln Road #320, Miami Beach, FL 33139. Mark Groussman, as Managing Member of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(13)	Includes 3,636 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.

(14)	Includes 15,000 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(15)	Includes 14,545 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(16)	Includes 40,000 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(17)

The address of this security holder is 877 W. Main Street #600, Boise, ID 83702. Gregory Bied, as Managing Partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(18)

Includes 10,796 shares of common stock, 3,636 shares of common stock issued to this selling security holder in the 2011 Private Placement, and 2,305 shares of common stock underlying a warrant all of which we are registering pursuant to the Securities Purchase Agreement.

(19)	Includes 7,272 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(20)	Includes 54,546 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(21)
The address of this security holder is 440 Biscayne Blvd. #850, Miami, FL 33137. Barry Honig, as Trustee of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(22)	Includes 4,000 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(23)

The address of this security holder is 10900 Wilshire Blvd., Suite 500, Los Angeles, CA 90024. Aaron A. Grunfeld, as Trustee of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(24)	Includes 20,000 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(25)

The address of this security holder is 100 Wilshire Blvd., Suite 1750, Santa Monica, CA 90401. Mark Strome, as Trustee of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(26)	Includes 18,181 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(27)	Includes 17,273 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(28)	The address of this security holder is 11355 W. Olympic Blvd., Los Angeles, CA 90064.
(29)	Includes 36,636 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(30)	Includes 72,727 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(31)	Includes 18,182 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(32)

The address of this security holder is 1453 3rd Street, Suite 470, Santa Monica, CA 90401. John Francis, as Account Owner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(33)	Includes 1,818 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.

(34)	Includes 10,000 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(35)

The address of this security holder is 1057 Corsica Drive, Pacific Palisades, CA 90272. Robert Campbell Clifford, as Account Owner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(36)	Includes 36,363 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(37)	Includes 3,600 shares of common stock and 249 shares of common stock underlying a warrant, all of which we are registering pursuant to the Securities Purchase Agreement.
(38)
This security holder is an affiliate of a broker-dealer.  The broker-dealer affiliate has represented to the Company that such person (a) acquired the securities in the ordinary course of business, and (b) had no agreements or understandings, directly or indirectly, with any person to distribute the securities at the time of their acquisition.  In addition, the broker-dealer affiliate received these securities as compensation for services rendered prior to their assignment to such broker-dealer affiliate.

(39)	Includes 1,819 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(40)	Includes 18,181 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(41)

The address of this security holder is 10900 Wilshire Blvd., Suite 500, Los Angeles, CA, 90024.  Erick Richardson, as Managing Partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(42)	Includes 363,636 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.
(43)
The address of this security holder is 401 Wilshire Blvd., Suite 1020, Santa Monica, CA, 90401. Christopher Marlett is the Chief Executive Officer of this security holder, and as such is deemed to be affiliated with MDB Capital Group LLC.  Christopher A. Marlett is a CEO/director and Robert M. Levande is a Secretary/director of Integrated Surgical Systems, Inc.

(44)	Includes 18,181 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.

(45)	Includes 55,000 shares of common stock issued to this selling security holder in the 2011 Private Placement, all of which we are registering pursuant to the Securities Purchase Agreement.

(46)	Includes 59,658 shares of common stock and 13,927 shares of common stock underlying a warrant, all of which we are registering pursuant to the Securities Purchase Agreement.

(47)	Includes 13,101 shares of common stock and 2,305 shares of common stock underlying a warrant, all of which we are registering pursuant to the Securities Purchase Agreement.

(48)	Includes 59,658 shares of common stock and 13,927 shares of common stock underlying a warrant, all of which we are registering pursuant to the Securities Purchase Agreement.

(49)	Includes 10,796 shares of common stock and 2,305 shares of common stock underlying a warrant, all of which we are registering pursuant to the Securities Purchase Agreement.

(50)	Includes 59,658 shares of common stock and 13,927 shares of common stock underlying a warrant, all of which we are registering pursuant to the Securities Purchase Agreement.

(51)	Christopher A. Marlett is the CEO of MDB Capital Group LLC, which is acting as lead underwriter and investment banker for the Company.

(52)	Includes 231,365 shares of common stock and 59,454 shares of common stock underlying a warrant, all of which we are registering pursuant to the Securities Purchase Agreement.

(53)	The address of this security holder is 401 Wilshire Blvd., Suite 1020, Santa Monica, CA, 90401. MDB Capital Group LLC is acting as the lead underwriter and investment banker for the Company.

[Alternate Page for Selling Security Holder Prospectus]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling security holders named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling security holders.

[Alternate Page for Selling Security Holder Prospectus]

PLAN OF DISTRIBUTION BY SELLING SECURITY HOLDERS

Each selling security holder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

Since selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or single coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

We agreed to keep this prospectus and the registration statement which this prospectus forms a part effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person.  We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

[Alternate Page for Selling Security Holder Prospectus]

LEGAL MATTERS

Richardson & Patel, LLP, with an office at 750 Third Avenue, 9th Floor, New York, New York 10017, will pass upon the validity of the securities offered in this prospectus.

EXPERTS

The financial statements of ClearSign Combustion Corporation at December 31, 2009 and 2010, and for each of the two years in the period ended December 31, 2010, included in this prospectus and elsewhere in the registration statement have been audited by Gumbiner Savett Inc., independent registered public accounting firm (which contain an explanatory paragraph related to our ability to continue as a going concern as described in Note 2 to our financial statements) as set forth in their report.  We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance upon the report of Gumbiner Savett Inc., given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC.  Our SEC filings are and will become available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our website at www.clearsigncombustion.com. Information on our web site is not part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

[Alternate Page for Selling Security Holder Prospectus]

Until            , 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CLEARSIGN COMBUSTION CORPORATION

1,530,630 Shares

Common Stock

_______________, 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of our common stock being registered hereby, all of which will be borne by us (except any underwriting discounts and commissions and expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the shares).  All amounts shown are estimates except the SEC registration fee.

SEC Filing Fee	$$3,365
FINRA Fee*	$3,000
NASDAQ Fee*	$40,000
Printing Expenses*	$15,000
Accounting Fees and Expenses*	$30,000
Legal Fees and Expenses*	$275,000
Transfer Agent and Registrar Expenses*	$5,000
Miscellaneous*	$15,000
Total	$386,365

*	Estimated.

ITEM 14.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the amended Articles of Incorporation of ClearSign Combustion Corporation, a Washington corporation.

The Company’s Articles of Incorporation provide that, to the fullest extent permitted by Washington law, the Company’s directors will not be liable to the Company or its shareholders for monetary damages.  This provision, however, does not eliminate or limit liability for acts or omissions that involve intentional misconduct or a knowing violation of law by a director, for conduct violating Revised Code of Washington section 23B.08.310 (approval of an unlawful distribution) or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.  Pursuant to section 23B.08.52 of the Revised Code of Washington, because the Company’s Articles of Incorporation do not limit the obligation, the Company must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director against reasonable expenses incurred by the director in connection with the proceeding.

The Company’s Bylaws further provide that each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he or she is or was a director or officer of the Company or was serving at the Company’s request as a director, officer, partner, trustee, employee or agent of another entity, shall be indemnified and held harmless against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with the proceeding.  This indemnification right continues even after the individual has ceased to be a director or officer or to serve at the Company’s request as a director, officer, partner, trustee, employee or agent of another entity.  However, if the person indemnified initiates the proceeding, he or she shall be entitled to indemnification only if the proceeding was authorized or ratified by the Company’s board of directors.  No indemnification will be provided for acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, for conduct finally adjudged to be in violation of Revised Code of Washington section 23B.08.310, for any transaction with respect to which it was finally adjudged that the indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the Company is otherwise prohibited by applicable law from paying indemnification.  The Company must advance expenses to an indemnitee for an indemnification obligation so long as the Company receives an undertaking by or on behalf of the indemnitee to repay all amounts so advanced if it is determined by a final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified.

Under our Director and Officer Insurance Policy, our directors and officers are provided liability coverage of $5 million subject to retention. The policy has a one year term with annual renewal possible.  The policy can be terminated by the insured if there is a merger or acquisition which includes a change in ownership of 50% of the voting shares.  Upon such an occurrence the insurer may elect to cancel the policy. We may elect to then obtain “run off” insurance for a period of between one and six years at a cost of between 125% and 225% of the initial policy premium. The policy is a claim made policy. It covers only those claims made during the policy term. If an act giving rise to a claim occurs during the policy term, but the claim is not reported within 60 days of – of the termination or expiration policy, the claim will not be covered.

We have entered into, and will enter into in the future, indemnification agreements with the individuals who serve as our officers and directors.  Pursuant to these agreements, we will indemnify officers and directors who are made parties to, or threatened to be made parties to, any proceeding by reason of the fact that they are or were officers or directors, or are or were serving at our request as a director, officer, employee, or agent of another entity.  The agreements require us to indemnify our officers and directors against all expenses, judgments, fines and penalties actually and reasonably incurred by them in connection with the defense or settlement of any such proceeding, subject to the terms and conditions of the agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.                      RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we issued the following securities without registration under the Securities Act of 1933, as amended (the “Securities Act”).

Beginning in April 2008 and continuing until August 2010, the Company raised a total of $841,151 from an offering of shares of common stock to 25 accredited investors.  The price per share was $2.25 and the Company issued a total of 373,845 shares of common stock.  The Company relied on Rule 506 of Regulation D to make the offering.  In the offering there were no more than 35 purchasers of the common stock, appropriate financial and business information was provided to the purchasers in accordance with Rule 502(b), there was no form of general solicitation or general advertising relating to the offer and the Company exercised reasonable care to assure that the purchasers of the common stock were not underwriters within the meaning of section 2(a)(11) of the Securities Act.

In December 2010, Geoffrey Osler, Richard Rutkowski, Trinity West Trust I and Trinity West Trust II converted their shares of Class B common stock into shares of common stock at a ratio of 1:1.  The Company subsequently amended its Articles of Incorporation to eliminate the Class B common stock.  The Company relied on section 3(a)(9) of the Securities Act to issue the securities.  The securities were exchanged by the Company with its existing security holders exclusively and there were no commissions or other remuneration paid or given directly or indirectly for soliciting the exchange.

On February 16, 2011 the Company issued five warrants for the purchase of up to a total of 64,000 shares of common stock to five consultants.  Each warrant has a term of 10 years and an exercise price of $2.25 per share.  The warrants were issued in reliance on Rule 701 promulgated under the Securities Act.  The consultants rendered valuable services to the Company relating to the development of its product and the Company is not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934 and is not an investment company registered or required to be registered under the Investment Company Act of 1940.  Each of the consultants is a natural person and none of the services provided by the consultants were made in connection with the offer or sale of the Company’s securities.  The aggregate sales price of the securities offered in reliance on Rule 701 did not exceed the parameters set forth in Rule 701(d).

Beginning in March 2011 and continuing until May 10, 2011, the Company raised approximately $3 million from an offering of shares of common stock to investors.  The price per share was $2.75 and the Company issued a total of 1,090,683 shares of common stock.  The Company relied on an exemption under Rule 506 of Regulation D to make the offering.  There were no more than 35 purchasers of the common stock, appropriate financial and business information was provided to the purchasers in accordance with Rule 502(b), there was no form of general solicitation or general advertising relating to the offer and the Company exercised reasonable care to assure that the purchasers of the common stock were not underwriters within the meaning of section 2(a)(11) of the Securities Act.  In conjunction with the offering, the Company issued to MDB Capital Group LLC a warrant for the purchase of 109,091 shares of common stock.  The warrant has a term of 5 years and an exercise price of $2.75 per share.  The Company relied on an exemption under section 4(2) of the Securities Act to issue the warrant.  The warrant was offered and sold without any form of general solicitation or general advertising, MDB Capital Group LLC represented that it was an accredited investor and, as our placement agent, it was provided with access to the information that registration would otherwise provide.

In April 2011 the Company issued 363,636 shares of common stock to MDB Capital Group LLC in exchange for consulting services that had been rendered in 2011 until May 10, 2011.  The Company relied on an exemption under section 4(2) of the Securities Act to issue the common stock.  The common stock was offered and sold without any form of general solicitation or general advertising, MDB Capital Group LLC represented that it was an accredited investor and, as our placement agent, it was provided with access to the information that registration would otherwise provide.

ITEM 16.                      EXHIBITS

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement**
3.1	Articles of Incorporation of ClearSign Combustion Corporation, amended on February 2, 2011*
3.2	Bylaws of ClearSign Combustion Corporation*
4.1	Form of Common Stock Purchase Warrant to be issued to MDB Capital Group LLC**
4.2	Form of Common Stock Purchase Warrant issued on February 16, 2011 to various consultants*
5.1	Opinion of Richardson & Patel LLP regarding the validity of the common stock being registered**
10.1	Consulting Agreement dated February 14, 2011 between the registrant and MDB Capital Group LLC*
10.2	Engagement Agreement*
10.3	Lock-Up Agreement**
10.4	Subscription Agreement between the registrant and various investors for an offering completed on April 20, 2011*
10.5	Office Lease Agreement*
10.6	Form of Employee Intellectual Property Assignment and Nondisclosure Agreement*
10.7	ClearSign Combustion Corporation 2011 Equity Incentive Plan*
10.8	Advisory Board Agreement **
10.9	Assignment dated October 18, 2010 between the registrant and Thomas S. Hartwick, David Goodson, Richard Rutkowski, Geoffrey Osler and Christopher A. Wiklof*
10.10
Founders Agreement dated April 14, 2008 between the registrant and David Goodson, B.D. and D.G. Goodson Trust, The Alternative Energy Resource Alliance, Geoff Osler, Richard Rutkowski, Trinity West Trust I and Trinity West Trust II*

10.11	Subscription and Contribution Agreement dated March 4, 2008 between the registrant and David Goodson and The Alternative Energy Resource Alliance*
10.12	Subscription and Contribution Agreement dated March 4, 2008 between the registrant and Geoff Osler*
10.13	Subscription and Contribution Agreement dated March 4, 2008 between the registrant and David Goodson and the B. D. and D. G. Goodson Trust*
10.14	Subscription and Contribution Agreement dated April 14, 2008 between the registrant and Richard Rutkowski, Trinity West Trust I and Trinity West Trust II*
10.15	Restricted Stock Purchase Agreement dated April 14, 2008 between the registrant and Dr. Thomas Hartwick*
10.16	Restricted Stock Purchase Agreement dated April 14, 2008 between the registrant and Chris Wiklof*
10.17	Form of Subscription Agreement between the registrant and various investors in an offering completed in October 2009*
10.18	Form of Director and Officer Indemnification Agreement**
23.1	Consent of Gumbiner Savett Inc., Independent Registered Public Accounting Firm*
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5.1 filed herewith)**

*  Filed herewith.

** To be filed by subsequent amendment.

ITEM 17.                      UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;  (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)        To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(6)        For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus as filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)       For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 14th day of November, 2011.

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Richard Rutkowski
Richard Rutkowski
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Richard Rutkowski as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: November 14, 2011	/s/ Richard F. Rutkowski
Richard F. Rutkowski
Chief Executive Officer and Director (Principal Executive Officer)

Dated: November 14, 2011	/s/ James N. Harmon
James N. Harmon
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: November 14, 2011	/s/ David B. Goodson
David B. Goodson
Chief Science Officer and Director

Dated: November 14, 2011	/s/ Stephen E. Pirnat
Stephen E. Pirnat, Director

Dated: November 14, 2011	/s/ Scott P. Isaacson
Scott P. Isaacson, Director

Dated: November 14, 2011	/s/ Lon E. Bell
Lon E. Bell, Ph.D., Director